SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FONU2 INC.

(Exact name of registrant as specified in its charter)

Nevada	7812	65-0773383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

135 Goshen Road Ext. Suite 205

Rincon, GA 31326

Telephone: 912-655-5321

(Address and telephone number of registrant's

principal executive offices)

Roger Miguel

135 Goshen Road Ext. Suite 205

Rincon, GA 31326

Telephone: 912-655-5321

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting registrant	☒

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	10,000,000	$0.02	$200,000	$20.14
Total	10,000,000	$0.02	$200,000	$20.14

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Dated November 13, 2015

FONU2 INC.

10,000,000 Common Shares on behalf of Selling Shareholders

This prospectus relates to the offer and sale of up to 10,000,000 common shares by the selling shareholders, who are deemed to be statutory underwriters.

We will not receive any of the proceeds from the sale of these common shares.

The common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security shareholders must sell at a fixed price of $.02 for the duration of the offering. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available. We will bear the costs relating to the registration of these common shares, but we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is currently quoted on the OTCQB under the symbol “FONU”. Only a limited public market currently exists for our common stock. The closing price of our common stock on November 13, 2015 was $0.0002 per common share.

No other underwriter or person has been engaged to facilitate the sale of common shares in this offering. The Securities and Exchange Commission may take the view that, under certain circumstances, any broker-dealer or agent that participates with the selling shareholder in the distribution of the shares may be deemed to be an “underwriter” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

We are an “emerging growth registrant” under applicable federal securities laws and will be subject to reduced registrant reporting requirements.

Investing in our common stock involves a high degree of risk. Consider carefully the risk factors beginning on page 3 in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 3 and the financial statements.

General	The registrant was originally incorporated in the State of Florida on August 11, 1997 under the name of Zaldiva Cigarz & Newz. In October 2001, the registrant amended its articles of incorporation to change its name to Zaldiva, Inc. On December 2, 2011, the registrant changed its domicile to Nevada. On April 11, 2012, the registrant filed a certificate of amendment with the State of Nevada to change its name to FONU2 Inc.

Operations

The registrant is a film studio, production and social commerce company actively developing a film studio complex in Effingham County, Georgia. Pre-construction and engineering have begun on the site with the initial warehouses and sound stages to follow.  In addition to building the film studio, the registrant has purchased equipment suitable for film, television and commercial production.  Both the facility space and the equipment will be used by the registrant for its own productions and be made available for rental to third parties. In addition, the registrant acquired certain intellectual property rights, including the name “Moon River Studios.”

The registrant has acquired the worldwide distribution rights to Nick Cassavetes’ film, Yellow.

The registrant’s social media division has previously invested in the development of a precision sales and marketing platform that integrates into the social media networks.

The social commerce platform is currently on hold. Given the registrant’s current emphasis on development of the studios, rental equipment activities and other activities relating to the movie industry, the social commerce activities of the registrant are not considered a priority at this time.

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The registrant would need $250,000 to prepare the platform for a launch, plus $50,000 per month for ongoing operations. An approximately $2,000,000 is required for advertising and marketing.   The registrant would require three to four months from date of funding to launch the platform.

Alternatively the registrant can seek to acquire and/or merge with an existing social commerce company. This would reduce risk, shorten timeframes and reduce advertising and marketing expenses.  The registrant believes that it would require at least $600,000 in addition to equity for the acquisition.

Having acquired Studioplex City, LLC, the worldwide distribution rights to Yellow, and the lease to the property predominantly in Effingham County, Georgia, the registrant has established a film division to build and operate a full service movie studio and produce motion pictures.

Over the next twelve months, the registrant anticipates needing to raise at least $500,000 to continue in business, exclusive of capital investments and movie development, production, acquisition and exploitation costs.

We have an accumulated deficit of $(40,401,033) and $(39,045,527) as of September 30, 2014 and 2013, respectively. In their opinion on our financial statements as of September 30, 2014 and 2013, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception through September 30, 2014, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

Securities Outstanding	664,394,496 common
prior to the Offering	6,250 Series B preferred

Sales by Selling

Shareholders	We are registering common shares on behalf of the selling shareholders in this prospectus, who are deemed to be statutory underwriters. The selling shareholders must sell at a fixed price of $.02 for the duration of the offering. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

Use of Proceeds	We will not receive any of the proceeds from sale of the common shares covered by this prospectus.

Termination of the Offering	The offering will commence on the effective date of this prospectus and will terminate on or before November 30, 2016.

OTCQB Trading Symbol	Our common shares are traded on the OTCQB under the symbol “FONU”.

Risk Factors	The common shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

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RISK FACTORS

Our business is subject to numerous risk factors, including the following:

1.            Our auditors have raised substantial doubt about our ability to continue as a going concern.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the future if we do not generate revenue and profits in the near future. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholders’ and creditors' confidence may be low in evaluating our registrant. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and allow us to continue as a going concern.  During the nine months ended June 30, 2015, the registrant realized a net loss of $5,153,309. The registrant used $819,919 in cash from operating activities and had a working capital deficit of $3,807,273 for the nine months ended June 30, 2015.  Our ability to continue as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

In order to continue as a going concern, we will need, among other things, additional capital resources. Management's plan is to obtain such resources for the registrant by obtaining capital from high net worth and institutional investors sufficient to meet our minimal operating expenses and seeking equity and/or debt financing for specific project financing. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans.

2.            Our success depends on certain key employees.

Our success depends to a significant extent on the performance of Roger Miguel, chief executive officer, Jake Shapiro, chairman of the board and Graham Bradstreet, chief financial officer.

We do not have “key person” insurance on the lives of any of our officers or directors. We have entered into employment agreements with our top executive officers. These agreements entitle us to possible injunctive relief for breach of the agreements. These agreements cannot assure us of the continued services of such employees. In addition, competition for the limited number of business, production and creative personnel necessary to create and distribute our entertainment content is intense and may grow in the future. Our inability to retain or successfully replace where necessary members of our senior management and other key employees could have a material adverse effect on our business, results of operations and financial condition.

3.            Our business requires substantial investments of capital.

The design, engineering, and construction of sound stages, offices, and infrastructure require substantial capital. The production, acquisition and distribution of motion pictures require a significant amount of capital. A significant amount of time may elapse between our expenditure of funds and the receipt of commercial revenues or tax credits derived from the production of our motion pictures. This time lapse requires us to fund a significant portion of our capital requirements from various financing sources. We cannot be certain that we can successfully implement these financing arrangements or that we will not be subject to substantial financial risks relating to the production, acquisition, completion and release of future motion pictures. We intend to employ a variety of structuring techniques, including debt or equity financing, in efforts to achieve our investment objectives. We cannot be certain that we will be able to negotiate structures that accomplish our objectives. We intend to create (through internal growth, additional financing or acquisition) our production slate and/or our production budgets, and, if we do, we will be required to increase overhead and/or make larger up-front payments, including those to talent and, consequently, bear greater financial risks. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

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4.            The costs of producing and marketing feature films have steadily increased and may further increase in the future, making it more difficult for a film to generate a profit.

The costs of producing and marketing feature films have generally increased in recent years. These costs may continue to increase in the future, which may make it more difficult for our films to generate a profit or compete against other films. Historically, production costs and marketing costs have risen at a higher rate than increases in either the number of domestic admissions to movie theaters or admission ticket prices. A continuation of this trend would leave us more dependent on other media, such as home video/DVD (a declining market), television, international markets and new media for revenue, which may not be sufficient to offset an increase in the cost of motion picture production. If we cannot successfully exploit these other media, it could have a material adverse effect on our business, results of operations and financial condition.

5.            Budget overruns may adversely affect our business.

Our business model requires that we be efficient in the production of our motion pictures. Actual motion picture production costs often exceed their budgets, sometimes significantly. The production, completion and distribution of motion pictures are subject to a number of uncertainties, including delays and increased expenditures due to creative differences among key cast members and other key creative personnel or other disruptions or events beyond our control. Risks such as death or disability of star performers, technical complications with special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a motion picture incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production, which may not be available on suitable terms. We cannot assure you that such financing on terms acceptable to us will be available, and the lack of such financing could have a material adverse effect on our business, results of operations and financial condition.

In addition, if a motion picture production incurs substantial budget overruns, we cannot assure you that we will recoup these costs, which could have a material adverse effect on our business, results of operations and financial condition. Increased costs incurred with respect to a particular film may result in any such film not being ready for release at the intended time and the postponement to a potentially less favorable time, all of which could cause a decline in box office performance, and, thus, the overall financial success of such film. Budget overruns could also prevent a picture from being completed or released. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

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6.            Our future motion pictures may not generate enough revenue to satisfy obligations entered into to finance their production.

We intend to obtain financing for our motion pictures and secure those financings with the assets from those and other motion pictures. If we are unable to generate sufficient revenues to repay those obligations under the terms of the financings, we may lose those motion picture assets and any future revenues that we could derive from those assets.

We cannot give assurances that a failure to repay those obligations will not make the terms of future financings more onerous or prohibitive. We also cannot give assurances that our estimates of future revenues from motion pictures securing any other current or future financings will be accurate, and that we will be able to satisfy those financings with the revenues from the motion pictures securing those financings. The loss of motion picture or other assets as a result of any such default would adversely affect our business.

7.            Revenues and results of operations will be difficult to predict and depend on a variety of factors.

Our revenues and results of operations will depend significantly upon the performance of the motion pictures that we license for distribution, which we cannot predict with certainty. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods. Furthermore, largely as a result of these predictive difficulties, we may not be able to achieve the earnings projected by any analysts that follow our stock. Revisions to projected earnings could cause investors to lose confidence in us, which in turn could materially and adversely affect our business, our financial condition and the market value of our securities.

8.            Accounting practices used in our industry may accentuate fluctuations in operating results.

In addition to the cyclical nature of the entertainment industry, industry accounting practices may accentuate fluctuations in our operating results. As operations commence, we may in the future experience such fluctuations due to industry-wide accounting practices. In accordance with U.S. generally accepted accounting principles and industry practice, we will amortize film and television programming costs using the “individual-film-forecast” method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films. The majority of a film’s costs (80% or more) will be amortized within three years of the picture’s initial release.

Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release. Film costs are stated at the lower of amortized cost or the film’s estimated fair value. Individual film costs are reviewed on a title-by-title basis, when an event or change in circumstances indicates that the fair value of a film is less than its unamortized cost. The fair value of the film is determined using management’s future revenue and cost estimates and a discounted cash flow approach. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films may be required as a consequence of changes in management’s future revenue estimates.

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9.            We depend on a limited number of projects, and the loss or failure of a major project could have a material adverse effect on our business.

Our revenue will be generated from a limited number of films. Films that we develop, finance, or license for distribution vary due to the opportunities available to us and to targeted audience response, both of which are unpredictable and subject to change. The loss or failure of a major project could have a material adverse effect on our results of operations and financial condition as well as on the market price of our securities. We cannot give assurances that any project we undertake or participate in will be successful.

10.          We incorporated and now operate during challenging general economic conditions.

The entertainment industry has suffered difficult times over the past several years. Sales of film DVDs and console games have dropped dramatically, therefore making it more difficult for film productions to obtain necessary financing and exploitation revenues.

11.          There is no assurance that we will generate profits or that the market price of our common stock will be increased thereby.

We may have a shortage of working capital in the future due to delays in realizing revenues and/or increased capital requirements for construction of the studio or film production which could jeopardize our ability to carry out our business plan.

The costs of producing and marketing feature films have steadily increased and may further increase in the future, making it more difficult for a film to generate a profit or compete against other films. Budget overruns may adversely affect our business.

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12.          We intend to rely upon pre-sales, advances and guarantees for film finance.

Market conditions can fluctuate dramatically which could result in an inability to finance our film productions.

13.          We intend to rely on tax preference and tax credit transactions and similar programs for a substantial portion of our revenues and recovery of film costs.

We cannot be certain that such revenues and cost recoveries will be available to us in future periods. These benefits will accrue pursuant principally by means of statutes in various states in the U.S., the United Kingdom and other countries, which could be repealed or amended based on general income tax considerations or political changes.

14.          We do not currently have a credit facility.

We may require a secure credit facility with respect to financing development, production and exploitation of our motion pictures. The lender would have certain lien rights on the registrant’s accounts receivables and intellectual property. Our business plan depends upon financing arrangements tied to specific motion pictures for the funding of our film productions. We cannot assure investors that we can secure a credit facility or that, if we secure a credit facility, the terms will be favorable to us. Without a credit facility, we may not have the same flexibility with our financing arrangements as some of our competitors and will need to continue to rely upon financing arrangements tied to specific motion pictures for the funding of our productions and the exploitation thereof.

15.          Our success depends on the performance of our films.

It is widely acknowledged that the entertainment industry is inherently volatile and therefore unpredictable. Our future revenues and results of operations may fluctuate significantly.  Revenues and results of operations are difficult to predict and depend on a variety of factors. Our revenues and results of operations will depend significantly upon the performance of the motion pictures that we will license for distribution, which we cannot predict with certainty. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods. Furthermore, largely as a result of these predictive difficulties, we may not be able to achieve the earnings projected by any analysts that follow our securities.

16.          We intend to license exploitation rights to our films to distributors worldwide.

Because we do not control the timing and manner in which the distributors promote and release our product that may have an adverse impact on our revenues.

17.          Adverse actions by the unions could adversely affect operations.

The film industry is heavily unionized and we could be adversely affected by strikes, potential strikes or other union job actions.

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18.          Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as other independent producers and/or the major studios. We are not a member of the Motion Picture Association of America as are the major studios and as a result we cannot rely on MPAA resources to prevent piracy and copyright infringements. We will attempt to protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries.

We intend to distribute our products in other countries in which there may be no copyright or trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure investors that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

19.          Others may assert intellectual property infringement claims against us.

One of the risks of the film production business is the possibility that others may claim that our productions and production techniques misappropriate or infringe the intellectual property rights of third parties with respect to their previously developed films, stories, characters, other entertainment or intellectual property. We may receive in the future claims of infringement or misappropriation of other parties’ proprietary rights. Any such assertions or claims may materially adversely affect our business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, we could incur significant costs and diversion of resources in defending against them, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to settle such claim by obtaining a license from the plaintiff covering the disputed intellectual property rights. We cannot assure, however, that under such circumstances a license, or any other form of settlement, would be available on reasonable terms or at all.

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20.          Piracy of motion pictures, including digital and Internet piracy may reduce the gross receipts from the exploitation of our films.

Motion picture piracy is extensive in many parts of the world and is made easier by technological advances and the conversion of motion pictures into digital formats.

21.          There is a potential for disputes and litigation in the motion picture business.

There are risks of disputes and litigation with financiers, competitors, unions, producers and other talent, and with distributors. We cannot assure investors that we will prevail in the event of any disputes or litigation.

22.          We may default under the terms and conditions of the property lease agreement.

The registrant entered a lease agreement on August 21, 2013, with the Effingham County Industrial Development Authority (the “IDA”). On October 30, 2015, the registrant signed a new Memorandum of Understanding with the IDA. Some of the key terms of the new MOU are as follows:

●	The initial leased area will consist of Phase One on the Master Plan, which allows for the construction of ten stages, four warehouses, support buildings, and offices.

●	The annual lease payments by the registrant will be reduced from $555,000 per year to $51,000 per year.

●	The required capital investments by the Company have been reduced from Ninety Million Dollars ($90,000,000) to Ten Million Dollars ($10,000,000) over a five year period.

●	The required job creation by the Company have been reduced from 527 to 250 over a five year period.

●	Unless otherwise in use, the Company will have full access to the balance of the property for shooting, construction of back lots, etc.

●	The IDA will be responsible for all of the construction costs of the roads and waterlines on the initial leased area.

●	The IDA has authorized the transfer of the current contract with Preferred Site Construction to be transferred to their name as the client, and upon final review, for construction of the roads and infrastructure to begin as soon as possible.

Under the original lease, approximately 1,560 acres of land located predominantly within Effingham County, Georgia was leased. The original lease was effective from August 21, 2013 through July 1, 2033. No interest was payable and no payments were due for the first two years, with the total rent of $10 million being paid in 18 equal annual installments, commencing February 28, 2016. The registrant was obligated to pay additional rent if it does not achieve the specified goals of $90 million in investment and 527 jobs on or before the end of year 5 (five). During the five year period, there was also a number of mutually agreed milestones to be met. If not met ,the registrant would have been subject to various default provisions that could have a material adverse effect on our business, results of operations and financial condition.

23.          Capital requirements may not be met.

Under the terms of the amended capital lease with the IDA, various milestones are required to be met in respect of the approved development plan. These include capital expenditures of $10,000,000. The registrant may not meet the $2,000,000, December 2016 capital expenditure requirement and is currently revising the development plan with the IDA. In addition, the rental payment under the terms of the capital lease with the IDA is due on closing of new lease agreement. If we cannot successfully raise the capital required under the terms of the lease, the lease could be put into default and/or canceled. This could have a material adverse effect on our business, results of operations and financial condition.

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24.          Any delay in the construction of the studio could have a material adverse effect on our profitability.

Key to the registrant’s business plan is the construction of the film studio. This may be delayed or not achieved for numerous reasons including, but not limited to, (i) our inability to raise the capital required, (ii) default under the terms of the lease with the IDA, (iii) our inability to obtain the necessary permissions, approvals, permits and the like, (iv) failure of contractors and/or subcontractors to deliver as contracted, v) labor disputes (vi) weather, (vii) change orders, or (viii) delays by contractors and (ix) other reasons. Any of these and other factors could have a material adverse effect on our business, results of operations and financial condition.

25.         Any delayed operation of the studio could have a material adverse effect on our profitability.

The operation of the studio may be delayed or not achieved for numerous reasons including, but not limited to (i) our inability to raise the working capital required, (ii) default under the terms of the lease with the IDA, (iii) our inability to obtain the necessary permissions, approvals, permits and the like, (iv) our inability to secure or train qualified labor, (v) labor disputes and (vii) other reasons. Any of these and other factors could have a material adverse effect on our business, results of operations and financial condition.

26.          We may in the future issue more shares that could cause a loss of control by our present management and current shareholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized, but unissued, common stock that would, upon issuance, represent a majority of the voting power and equity of the registrant. The result of such an issuance would be those new shareholders and management would control the registrant, and persons unknown could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of the registrant by our current shareholders, which could present significant risks to investors.

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27.          The elimination of personal liability of our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

We have agreed to indemnification of officers and directors as is provided by Nevada Statute.  Nevada Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities the registrant’s behalf. The registrant will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

28.          We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time we cease being an “emerging growth company,” we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

29.          The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a "penny stock" company. Our common stock trades on the OTCQB Market and we are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

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In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

30.          We lack sufficient internal controls and implementing acceptable internal controls will be difficult with only four officers and directors thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

We lack internal controls over our financials and it may be difficult to implement such controls with only four officers and directors. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

●	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the registrant.

●	the staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

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●	the control environment of the registrant is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

●	Failure in the operating effectiveness over controls related to recording revenue.

31.          We are an “emerging growth registrant” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth registrant,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth registrant” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth registrant” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

32.          We have not paid dividends to date and do not intend to pay any dividends in the near future.

We have never paid dividends on our shares of common stock and presently intend to retain any future earnings to finance the operations of our business. Shareholders may never receive any dividends on our shares.

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33.          The exercise of stock options and warrants, the conversion of convertible notes or the later sales of our shares of common stock may further dilute your shares of common shares.

As of November 13, 2015, we have outstanding options for the purchase of our common stock and warrants for the purchase of 81,750,000 common shares.

As of November 13, 2015, we had outstanding convertible notes with a face value of $2,434,258.61, which convert at different rates into shares of our common stock. These notes generally have conversion features with discounts ranging from 35% to 45% of lowest closing bid price on previous 5 to 20 trading days on the exchange. The conversion of these notes could lead to significant dilution of the stock and a decline in share price. The aggregate dollar amount of stock into which our outstanding convertible instruments may be converted as of November 13, 2015 is $2,296,026.03. Potentially we may be required to increase the authorized common shares or require a reverse stock split. We may, in the future, issue additional shares of common stock to finance our operations.

Our board of directors is authorized to sell additional shares of common stock or securities convertible into shares of common stock, if in their discretion they determine that such action would be beneficial to us. Any such issuance below the offering price of the common shares in this prospectus would dilute the interest of persons acquiring common shares in this offering.

35.          If large amounts of our common shares held by existing shareholders are sold in the future, the market price of our common shares could decline.

The market price of our common shares could fall substantially if our existing shareholders or existing creditors who levy on or convert into one common share sell large amounts of our common shares in the public market following this offering. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell equity or equity-related securities if we need to do so in the future to address then-existing financing needs. U.S. federal securities laws requiring the registration or exemption from registration in connection with the sale of securities limit the number of common shares available for sale in the public market.

36.          There is only a limited trading market for our common stock and quoting our stock price on the OTCQB increases the volatility of our stock and makes it harder to sell our stock.

Currently, our stock prices are quoted on the OTCQB. The OTCQB tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTCQB as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

a.	The lack of readily available price quotations;
b.	The absence of consistent administrative supervision of "bid" and "ask" quotations;
c.	Lower trading volume; and
d.	Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

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37.          Investors may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 2,000,000,000 common shares with 664,394,496 common shares outstanding. If we desire to raise additional capital in the future we will experience possible losses, and the registrant has little assets in current operations, or we need to expand our operations, then we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new common shares would cause the buyers in this offering to suffer dilution of their ownership percentage. The dilution may be substantial if the maximum of 2,000,000,000 would be issued, the dilution would be approximately seven times, or the current shareholder's ownership would be reduced to about 1/8th. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

38.          We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on outside financing to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

a)	fund our operations;
b)	respond to competitive pressures;
c)	take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and
d)	develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing shareholders could suffer significant dilution in their percentage ownership of the registrant, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

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39.          We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our shareholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses. In connection with one or more of those transactions, we may:

a)	issue additional equity securities that would dilute our shareholders;
b)	use cash that we may need in the future to operate our business;
c)	incur debt on terms unfavorable to us or that we are unable to repay;
d)	incur large charges or substantial liabilities;
e)	encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;
f)	become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and
g)	encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

40.          Our board of directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to existing common shareholders and with the ability to affect adversely shareholder voting power and perpetuate their control over us.

Our certificate of incorporation allows us to issue shares of preferred stock without any vote or further action by our shareholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further shareholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders thereof the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred shareholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred stock, if any.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred stock may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

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FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

We will not receive any proceeds from the resale of securities by selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price of the securities offered will be determined by the prevailing market price for the common shares at the time of sale or in negotiated transactions.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the sale of 10,000,000 common shares being registered by selling shareholders.

There is a limited public trading market for the common stock. Our common stock is quoted on the OTC Bulletin Board under the symbol "FONU", with quotations that commenced in April 2003; however, the market for shares of our common stock is extremely limited.  No assurance can be given that the present limited market for our common stock will continue or will be maintained.

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This prospectus relates to the resale of 10,000,000 common shares by the selling shareholders who are deemed to be statutory underwriters. The selling shareholders must sell at a fixed price of $.02 for the duration of the offering.   We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not affected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders will have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

The common shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents.

The distribution of the common shares may be effected in one or more of the following methods:

(a)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b)	privately negotiated transactions;
(c)	market sales (both long and short to the extent permitted under the federal securities laws);
(d)	at the market to or through market makers or into an existing market for the shares;
(e)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(f)	a combination of any of the aforementioned methods of sale.

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In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such common shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder(s) if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

Any broker-dealers or agents that participate with the security holders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Selling shareholders

The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

Pursuant to this prospectus, the registrant shall register 10,000,000 common shares currently outstanding for the account of two entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	# of Shares Being Registered	Total Shares Before Offering	Total Shares After Offering	% After Offering

Moon River Studios, Inc. (1)(2)	10,000,000	10,000,000	0	0%

(1)	All officers and directors of Moon River Studios, Inc., formerly a public entity, have resigned, however Mr. Shapiro, our chairman of the board, currently retains ownership of 40,000,000 preferred shares in Moon River Studios Inc.. As a result, Mr. Shapiro has investment and voting control over the registrant’s common shares owned by Moon River Studios, Inc.
(2)	The 10,000,000 common shares being registered in this offering shall be distributed to approximately 3,015 shareholders of Moon River Studios, Inc. as of the record date of February 10, 2015.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock on the OTC Bulletin Board is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

Make a suitability determination prior to selling penny stock to the purchaser;

   -  Receive the purchaser’s written consent to the transaction; and

   -  Provide certain written disclosures to the purchaser.

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DESCRIPTION OF BUSINESS

General

The registrant was originally incorporated in the State of Florida on August 11, 1997 under the name of Zaldiva Cigarz & Newz. In October 2001, the registrant amended its articles of incorporation to change its name to Zaldiva, Inc. On December 2, 2011, the registrant changed its domicile to Nevada. On April 11, 2012, the registrant filed a certificate of amendment with the State of Nevada to change its name to FONU2 Inc.

The registrant is a film studio, production and social commerce company actively developing a 1,560 acre film studio complex predominantly in Effingham County, Georgia. Pre-construction and engineering have begun on the site with the initial warehouses and sound stages to follow.  In addition to building the film studio, the registrant has purchased equipment suitable for film, television and commercial production.  Both the facility space and the equipment will be used by the registrant for its own productions and be made available for rental to third parties. In addition, the registrant acquired certain intellectual property rights, including the name “Moon River Studios.”

The registrant has also acquired the worldwide distribution rights to Nick Cassavetes’ film, Yellow. On October 28, 2015, the registrant announced that in association with, and as procured by Magna Entertainment, the registrant signed agreements for the distribution of Yellow by Screen Media Ventures, LLC. Under terms of the distribution agreement:

●	The registrant issued a convertible promissory note to Magna Entertainment dated September 30, 2015 for $696,128.73, in replacement of a note in the same amount from Medient. The principal accrues interest at a rate of eight percent per annum and is due in full on August 11, 2016. The registrant can prepay the Note on or before the maturity date. Optionally, the Note may be converted by Magna Entertainment at a rate of 65% of the lowest bid price of the registrant’s common stock during the ten (10) consecutive trading days prior to the date of the conversion notice.

●	Gross receipts from the distribution of Yellow will be allocated as follows:

●	30% of all gross receipts to Screen Media as a distribution fee.

●	70% will be distributed as follows:

●	Once all domestic and foreign distributors have recouped their marketing fees, out of pocket expenses, notes, and costs, the balance of the film’s proceeds will be sent to an independent collection agent.

●	The collection agent will determine the waterfall of payments as per the signed agreements.

●	The registrant will receive ten percent of remaining receipts, and the balance will be paid to Moon River Studios (as per the written agreements.

The registrant’s social media division has previously invested in the development of a precision sales and marketing platform that integrates into the social media networks. The social commerce platform is currently on hold. Given the registrant’s current emphasis on development of the studios, rental equipment activities and other activities relating to the movie industry, the social commerce activities of the registrant are not considered a priority at this time.

Having acquired Studioplex City, LLC, the worldwide distribution rights to Yellow, and the lease to the property predominantly in Effingham County, Georgia, the registrant has established a film division to build and operate a large scale full service movie studio and produce motion pictures.

On November 4, 2015, the registrant received the form of Mutual Release Agreement that the registrant had previously provided to Ms. Marshall signed by Nutmeg Productions, Inc. and Parkway Productions, Inc.  Studioplex City, LLC signed the agreement on November 4, 2015. As part of the release, all parties have agreed to cancel the two picture contract with Ms. Marshall, and that Ms. Marshall shall retain the 7,083,333 common shares that were issued to her as consideration.  Furthermore, the registrant agreed to transfer ownership of the screenplay option on Effa to Nutmeg Productions and/or its assignees. This cancelation will reduce liabilities on the registrant’s balance sheet by approximately $425,000.

Separately, the registrant has entered into new discussions with her representatives regarding Ms. Marshall directing and/or producing Effa and/or other projects to be filmed with the registrant in Coastal Georgia.

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Acquisition of Moon River Rentals, LLC.

On April 17, 2015, the registrant acquired 100% of the outstanding shares of Moon River Rentals, LLC (“MRR”). Moon River Rentals, LLC was formerly known as Studioplex City Rentals, LLC until its name change effective July 22, 2015. The shares were purchased from Jake Shapiro, chairman of the registrant’s board, for a purchase price of $100. The rental division was created to provide equipment rental services to our own film productions, potential future clients renting soundstages, and other film productions in Coastal Georgia. As at the date of the acquisition of the shares, and through June 30, 2015, MRR had not generated revenues.

On March 26, 2015, MRR had entered a Purchase and Sale Agreement with Applebox Productions, Inc. (“ABP”) under which it agreed to purchase various film equipment, intended for rental. We believe this opportunity presented strategic and business value and will facilitate the generation of revenues through film equipment rentals. ABP was North Florida’s largest provider for film and video production services. The purchased inventory of rental equipment included, grip and electrics, jibs, cranes, Kino Flo lighting, grip vans and grip trucks, Fisher dollies. The acquisition was completed on July 2, 2015, and since that date, MRR has generated $19,419 in revenue.

For the purchase of Applebox, we paid total consideration of $1,000,000 consisting of (1) $400,000 in cash, and (2) $600,000 in a subordinated note (“Applebox Note”). The Applebox Note bears interest at eight percent (8%) per annum and is payable in a lump sum or $94,000 on or before the sixtieth day following the closing date, and thereafter in monthly payments of not less than $25,000, with a final payment of all unpaid principal and accrued interest on the first anniversary of the closing date. The Applebox Note is secured by the collateral assignment of all purchased assets pursuant to a security agreement between MRR and the seller. The repayment of the Applebox Note is subordinated to the payment of the indebtedness of the registrant to Loeb Term Solutions LLC (“Loeb”). The registrant and Jake Shapiro, the registrant’s chairman of the board, have both unconditionally guaranteed the repayment of the Applebox Note.

In order to finance a portion of the cash portion of the purchase price and to pay closing costs, the registrant borrowed $350,000 from Loeb pursuant to a Term Promissory Note (“Loeb Note”) which is secured by the collateral assignment of all purchased assets pursuant to a Security Agreement between the MRR and Loeb. The Loeb Note bears interest at the prime rate plus ten percent (10%) per annual and is paid in 206 consecutive weekly payments of $2,164.39, with a final payment of all outstanding principal and accrued but unpaid interest due on June 19, 2019. The repayment of the Loeb Note is senior to the payment of the indebtedness of the MRR to the AppleBox Note described above. The registrant and Jake Shapiro have both unconditionally guaranteed the repayment of the Loeb Note.

In addition, MRR entered into a lease agreement with ABP to lease warehousing space until arrangements are made to move the equipment to Georgia. The lease is for a period of two months rent free, with the option to renew monthly at a cost of $3,500 per month.

We have failed to make the required payments on the Applebox Note. We have been in regular communication with ABP and are in the process of renegotiating the terms of the Applebox Note and are hopeful that we will reach a mutually acceptable resolution shortly. On November 6th and 12th, 2015. the registrant made required payment under the forbearance agreement with ABP, and on November 13, 2015, the registrant was issued a Notice of Cure by ABP.

Film Production

On February 10, 2015, the registrant entered into a lease purchase and assignment agreement with Moon River Studios, Inc. (“Moon River”).  Moon River was formerly known as Medient Studios, Inc. until its name change effective September 30, 2014. Under this agreement, the registrant purchased the lease agreement of approximately 1,560 acres (subsequently reduced to 51 acres) of land located predominately in Effingham County, GA and all assets, rights and liabilities associated with the lease.

The assets purchased include all intellectual property, designs, permits, and drawings associated with the lease, all rights, trademarks, and logos associated with the name “Moon River Studios” as they relate to the lease or the property, all tangible property owned and used by Moon River in connection with the lease or the property, all rights of Moon River under non-disclosure or confidentiality agreements, all of Moon River’s goodwill and other intangible assets, and all goodwill and other intangible assets associated with the lease.  The agreement excluded the intellectual property to the film Yellow.

As consideration for the assets, the registrant issued Moon River 10,000,000 common shares and assumed a $10,000,000 promissory note to the Effingham County Industrial Development Authority.

Terminated Rights Acquisition and Investment Agreement

On February 27, 2015, the registrant entered into a Rights Acquisition and Investment Agreement with Eagle Productions, LLC with a view toward the registrant investing in, co-producing and exploiting the motion picture currently titled Effa to be produced by Eagle Productions, LLC.  Under this agreement, the registrant would acquire the worldwide distribution rights and would invest in the movie.  The registrant would have been the sole and exclusive beneficiary of the worldwide exploitation rights of the picture for all purposes, in perpetuity.  The registrant intended to advance a portion of the budget of the picture, consisting of $10,000,000 in restricted common shares at a value of $0.06 per share. On February 27, 2015, the registrant issued 166,666,667 common shares at $0.06 per common share to Eagle Productions, LLC to acquire the worldwide distribution rights for the film Effa, as described above.

On November 9, 2015, the registrant signed a mutual release agreement with Eagle Productions LLC, whereby the Agreement between the registrant and Eagle Productions LLC with respect to the production of the film Effa was canceled and terminated as of the date hereof, and that neither the registrant nor Eagle Productions LLC shall have any further rights, liabilities or obligations under the Agreement.  As part of the release agreement, 166,666,667 common shares of the registrant previously issued to Eagle Productions LLC were canceled and returned to the registrant’s treasury.

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Strategy

The registrant’s management team has identified the following strategies to drive the growth and potential success of the registrant. Subject to financing, due diligence, and approval by the board of directors, the registrant intends to:

1) Vertically integrate the film production process to eliminate waste, reduce inefficiencies and maximize profitability by building a permanent full service film production facility. Through the utilization of owned facilities and equipment, recycling of sets and props, and full-time salaried labor, the registrant believes that significant financial efficiencies will be realized.

2) Build a full service film studio in Effingham County, Georgia to maximize efficiencies and reduce cost.

3) Maximize all available state tax credits, new market tax credits, employment creation tax credits, and green energy tax credits etc. to further minimize the effective cost of production. The Georgia Entertainment Industry Investment Act provides a tax credit of up to 30 percent to qualified productions.

●	Tax credits can be resold to reduce cost and enhance profitability.

●	Tax credits may be awarded to feature films, television series, commercials, music videos and post production services.

●	Georgia has no ceiling and no sunset clause on the film tax credits.

In addition, the registrant intends to install solar panel farms to reduce energy costs and take advantage of solar tax credits.

Yellow

Yellow is a movie drama that was written and directed by Nick Cassavetes, and stars Heather Wahlquist, Ray Liotta, Melanie Griffith, Sienna Miller, and others.

The rights to Yellow were acquired by Moon River on October 18, 2012. On February 10, 2015, the registrant entered into a Lease Purchase and Assignment Agreement with Moon River, whereby the registrant purchased a land lease relating to property predominantly in Effingham County, GA, along with various other assets of Moon River, excluding the intellectual property, including the rights to Yellow. On February 12, 2015, the registrant acquired the worldwide distribution rights for the movie Yellow. Under terms of the agreement, the registrant will receive from the exploitation receipts from Yellow (if any) a profit share, a 10% distribution fee, and a 20% return on all funds expended by the registrant associated with the distribution rights, print and advertising, marketing, and other expenses associated with the release of the movie.

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The movie has been screened at several prestigious festivals around the world including the Toronto International Film Festival, Tokyo International Film Festival, South by Southwest Film Conference & Festival and the Catalina Film Festival, where it won “Best Film”.

Competition

The movie industry is intensely competitive and fragmented. The registrant competes both domestically and internationally for the exploitation and commercialization of theatrical films, home video/DVD and on-demand sales, cable and television rights, and other forms of intellectual property.  Our competitors range from small independent film producers to well financed established film studios, such as Lionsgate, Sony, and Disney.

Markets

The registrant’s target market is domestic and international film distributors, accessing domestic and international film theater patrons and other forms of media.

Current Operational Status

Our auditors have issued a going concern opinion on our financial statements. We have a negative operating cash flow and have a working capital deficit. These conditions raise substantial doubt about our ability to continue as a going concern.

The registrant's major film distribution rights purchase was Yellow. The registrant is currently reviewing dates for the film’s domestic and international releases.

The registrant is actively engaged in the development and/or acquisition of a number of multiple intellectual properties for production.

The registrant has commenced preconstruction activities on the Effingham property. Multiple statutory and mandatory engineering surveys are underway.

The milestones and dates completed include:

Survey for Water Line	April 2, 2015
Updated Master Plan (submission)	April 13, 2015
Survey for Spine Road	April 15, 2015
Engineering Design for Water Line (submission)	April 16, 2015
Topo Survey for Studio Site (57 + acres)	May 13, 2015
Septic System Drain Field Survey (3+ acres)	June 1, 2015
Septic System Soil Investigation	June 14, 2015
Engineering Design for Spine Road (submission)	June 15, 2015
Revised Master Plan (submission)	July 8, 2015
Further Revised Master Plan (submission)	July 14, 2015
County Commission Approval of Master Plan	July 21, 2015
Grading Permit Approved	August 18, 2015
Infrastructure Contract Awarded	August 18, 2015

The pre-construction activities have been detailed above.

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The next phase is the construction of roads, water lines and general infrastructure. This will take an estimated five months and approximately $1.5 million to complete. The Effingham County Industrial Development Authority is currently committed to providing full funding for the building of physical infrastructure, specifically roads and water lines from the water tower to the studio site. Our civil engineers established the bidding process for the contracts, of which a construction contract was awarded (but not yet signed) to the low bidder, Preferred Site Construction, for $1,544,555. Construction of the first sound stage is expected to be completed by March 31, 2016 at a cost of up to $2.0 million per stage. We will seek to fund the difference with capital to be raised from potential investors. Currently, there are no commitments in place to obtain the required funding.

The current plan is to build one soundstage by March 31, 2016. The construction of the soundstage will overlap with the infrastructure construction. Meeting this timeline is dependent upon a number of variables, including but not limited to financing, weather, additional required permits, etc.

Social Commerce

The social commerce platform is currently on hold. Given the registrant’s current emphasis on development of the studio, rental equipment activities and other activities relating to the movie industry, the social commerce activities of the registrant are not considered a priority at this time.

The registrant would need $250,000 to prepare the platform for a launch, plus $50,000 per month for ongoing operations. An approximately $2,000,000 is required for advertising and marketing. The registrant would require three to four months from the date of funding to launch the platform.

Alternatively, the registrant can seek to acquire and/or merge with an existing social commerce company. This would reduce risk, shorten timeframes and reduce advertising and marketing expenses. The registrant believes that it would require at least $600,000 in addition equity for the acquisition.

The project is currently on hold until additional funding is attained, or a strategic acquisition can be completed.

Discontinued Operations

On March 1, 2015, the registrant entered into a sale agreement with Nicole Leigh, a former director. Under this agreement, the registrant has sold Zaldiva Inc., consisting of Zaldiva.com, Zaldiva.com Comics & Collectibles, Zaldiva Comics & Collectibles, and all of Zaldiva’s inventory and intellectual property, for the purchase price of $10,100. The assets sold consist of Zaldiva.com, Zaldiva.com Comics & Collectibles, Zaldiva Comics & Collectibles, and all of Zaldiva’s inventory and intellectual property.  The business was not profitable and was deemed by our management to no longer be a strategic fit for the registrant.

Employees

As of November 13, 2015, the registrant had seven full-time employees.

Properties

Effective as of October 1, 2014, our executive offices consist of approximately 4,000 square feet and are located at 135 Goshen Road Ext., Suite 205, Rincon, GA 31326.  The lease is on a 24-month basis, with monthly rent in the amount of $2,730.

On March 6, 2015 the Company entered a twelve-month lease agreement for a property in Savannah, GA at a monthly rental of $3,250. The property is to provide accommodation for officers and directors of the registrant, film producers, film directors, screenwriters, movie production artists and crew, and other executives when visiting the registrant in Georgia.

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DILUTION

The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The registrant is a film studio, production and social commerce company actively developing a 1,560 acre film studio complex predominantly in Effingham County, Georgia. Pre-construction and engineering have begun on the site with the initial warehouses and sound stages to follow.  In addition to building the film studio, the registrant has purchased equipment suitable for film, television and commercial production.  Both the facility space and the equipment will be used by the registrant for its own productions and be made available for rental to third parties. In addition, the registrant acquired certain intellectual property rights, including the name “Moon River Studios.”

The registrant has acquired the worldwide distribution rights to Nick Cassavetes’ film, Yellow.

The registrant’s social media division has previously invested in the development of a precision sales and marketing platform that integrates into the social media networks.

The social commerce platform is currently on hold. Given the registrant’s current emphasis on development of the studios, rental equipment activities and other activities relating to the movie industry, the social commerce activities of the registrant are not considered a priority at this time.

Having acquired Studioplex City, LLC, the worldwide distribution rights to Yellow, and the lease to the property predominantly in Effingham County, Georgia, the registrant has established a film division to build and operate a large scale full service movie studio and produce motion pictures. The registrant has entered into discussions with Penny Marshall’s representatives regarding Ms. Marshall directing and/or producing Effa and/or other projects to be filmed with the registrant in Coastal Georgia.

The registrant will need to raise a minimum of $500,000 in order to continue operations for the next 12 months, exclusive of capital investments and movie development, production, acquisition and exploitation costs. We are currently working on a variety of proposed strategies from lenders and/or investors that will fund the building of the first soundstage and complete infrastructure construction for the first phase. The Effingham IDA is aware of that we are behind schedule, lacks committed funding, and may not be able pay the lease payment. On October 30, 2015, the registrant signed a new Memorandum of Understanding with the IDA. Some of the key terms of the new MOU are as follows:

●	The initial leased area will consist of Phase One on the Master Plan, which allows for the construction of ten stages, four warehouses, support buildings, and offices.

●	The annual lease payments by the registrant will be reduced from $555,000 per year to $51,000 per year.

●	The required capital investments by the Company have been reduced from Ninety Million Dollars ($90,000,000) to Ten Million Dollars ($10,000,000) over a five year period.

●	The required job creation by the Company have been reduced from 527 to 250 over a five year period.

●	Unless otherwise in use, the Company will have full access to the balance of the property for shooting, construction of back lots, etc.

●	The IDA will be responsible for all of the construction costs of the roads and waterlines on the initial leased area.

●	The IDA has authorized the transfer of the current contract with Preferred Site Construction to be transferred to their name as the client, and upon final review, for construction of the roads and infrastructure to begin as soon as possible.

Recent Developments.

On April 17, 2015, the registrant acquired 100% of the share capital of MRR. The shares were purchased from Mr. Jake Shapiro, chairman of the registrant’s board, for a purchase price of $100. As at the date of the acquisition of the shares, and through June 30, 2015, MRR had not generated revenues. On March 26, 2015, MRR had entered a Purchase and Sale Agreement with Applebox Productions, Inc. under which it agreed to purchase various film equipment, intended for rental. The acquisition was completed on July 2, 2015, and since that date, MRR has generated $19,419 in revenue.

The registrant has and continues to raise capital through the issuance of convertible notes. The holders of the convertible notes are able to exercise conversion rights at a discount to the market on various terms and conditions. Such exercise of conversion rights can lead to substantial share issuances and potential dilution. Such share issuances may have a negative impact on share liquidity and/or share price. These notes generally have conversion features with discounts ranging from 35% to 45% of lowest closing bid price on previous 5 to 20 trading days on the exchange. The aggregate dollar amount of stock into which our convertible instruments may be converted as of November 13, 2015 is $ $2,296,026.03.

On October 28, 2015, the registrant announced that in association with, and as procured by Magna Entertainment, the registrant signed agreements for the distribution of Yellow by Screen Media Ventures, LLC. Under terms of the distribution agreement:

●	The registrant issued a convertible promissory note to Magna Entertainment dated September 30, 2015 for $696,128.73, in replacement of a note in the same amount from Medient. The principal accrues interest at a rate of eight percent per annum and is due in full on August 11, 2016. The registrant can prepay the Note on or before the maturity date. Optionally, the Note may be converted by Magna Entertainment at a rate of 65% of the lowest bid price of the registrant’s common stock during the ten (10) consecutive trading days prior to the date of the conversion notice.

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●	Gross receipts from the distribution of Yellow will be allocated as follows:

●	30% of all gross receipts to Screen Media as a distribution fee.

●	70% will be distributed as follows:

●	Once all domestic and foreign distributors have recouped their marketing fees, out of pocket expenses, notes, and costs, the balance of the film’s proceeds will be sent to an independent collection agent.

●	The collection agent will determine the waterfall of payments as per the signed agreements.

●	The registrant will receive ten percent of remaining receipts, and the balance will be paid to Moon River Studios (as per the written agreements.

On November 4, 2015, the registrant received the form of Mutual Release Agreement that the registrant had previously provided to Ms. Marshall signed by Nutmeg Productions, Inc. and Parkway Productions, Inc.  Studioplex City, LLC signed the agreement on November 4, 2015. As part of the release, all parties have agreed to cancel the two picture contract with Ms. Marshall, and that Ms. Marshall shall retain the 7,083,333 common shares that were issued to her as consideration.  Furthermore, the registrant agreed to transfer ownership of the screenplay option on Effa to Nutmeg Productions and/or its assignees. This cancelation will reduce liabilities on the registrant’s balance sheet by approximately $425,000.

On November 9, 2015, the registrant signed a mutual release agreement with Eagle Productions LLC, whereby the Agreement between the registrant and Eagle Productions LLC with respect to the production of the film Effa was canceled and terminated as of the date hereof, and that neither the registrant nor Eagle Productions LLC shall have any further rights, liabilities or obligations under the Agreement.  As part of the release agreement, 166,666,667 common shares of the registrant previously issued to Eagle Productions LLC were canceled and returned to the registrant’s treasury.

Results of Operations

Three months ended June 30, 2015 compared to the three months ended June 30, 2014

For the three months ended June 30, 2015, we did not earn any revenues. We paid depreciation expenses of $1,352 and product development expenses of $0 and compensation of $17,644. We paid professional fees of $149,641 and general and administrative expenses of $292,554. We paid interest expenses of $543,657, and had a loss on derivative liability of $809,409. We made a loss on make whole provision of $83,333. As a result we had a net loss of $1,897,590 for the three months ended June 30, 2015.

Comparatively, for the three months ended June 30, 2014, we did not earn any revenues. We paid professional fees of $612,157, and general and administrative expenses of $72,068. We had interest expense of $209,042, and a loss on derivative liability of $342,979. As a result, we had a net loss from continuing operations of $1,236,246 for the three months ended June 30, 2014. We had a loss from discontinued operations of $51,566. As a result we incurred a net loss of $1,287,812. The increase in net loss between the three months ended June 30, 2015 and 2014 is primarily due to increased interest expense, the increased loss on derivative liability and increased make whole provision.

Nine months ended June 30, 2015 compared to the nine months ended June 30, 2014

For the nine months ended June 30, 2015, we did not earn any revenues. We paid depreciation expenses of $2,080, product development expenses of $34,124, compensation of $27,343, professional fees of $486,952, and general and administrative expenses of $472,944. We paid interest expenses of $1,190,648, had and a gain on the settlement of debt of $13,524, had a loss on extinguishment of debt of $21,300, and a loss on derivative liability of $2,561,542. We made a loss on make whole provision of $333,333. As a result, we had net loss from continuing operations of $5,116,742. We incurred a loss from discontinued operations of $36,567. As a result we incurred a net loss of $5,153,309 for the nine months ended June 30, 2015.

Comparatively, for the nine months ended June 30, 2014, we did not earn any revenues. We recorded professional fees expense of $829,794 and $576,711 on administrative expenses. We incurred interest of $336,306, a gain on the settlement of debt of $5,719 and a gain on derivative liability of $321,206. As a result, we had a net loss from continuing operations of $1,415,886 for the nine months ended June 30, 2014. We had a profit from discontinued operations of $35,949. As a result we made a net loss of $1,379,937. The increase in net loss between the nine months ended June 30 2015 and 2014 is primarily due to increased interest expense, increased loss on derivative liability and increased make whole provision, partially offset by a decrease in professional fees and general and administrative expenses.

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Year ended September 30, 2014 compared to September 30, 2013

For the year ended September 30, 2014, we earned no revenue from continuing operations. We spent $0 on cost of sales, earning a gross margin of $0. We had depreciation expense of $0, general and product development expenses of $431,993. We incurred $26,800 in compensation and $982,594 on professional fees, investment banking fees and the other professional services. We incurred general and administrative expenses of $85,210. We incurred an interest expense of $462,959, a gain on settlement of debt of $12,602 and a gain on derivative liability of $583,615. We had a loss of $1,393,339 from continuing operations and a profit from discontinued operations of $37,833. As a result, we had a net loss of $1,355,506 for the year ended September 30, 2014.

Comparatively, for the year ended September 30, 2013, we earned no revenue from continuing operations.  We spent $0 on cost of sales, earning a gross margin of $0. We recorded depreciation expense of $0 and product development expenses of $278,050. We incurred $457,739 on compensation and $494,318 on professional fees. We incurred general and administrative expenses of $123,175. We incurred interest expense of $191,853, a gain on settlement of debt of $118,551 and a loss on derivative liability of $303,973. We had a loss of $1,730,557 from continuing operations and a profit from discontinued operations of $27,617. As a result, we had a net loss of $1,702,940 for the year ended September 30, 2013.  The decrease in net loss between the year ended September 30, 2014 and 2013 is primarily due to reduced compensation and the gain on derivative liability.

Capital Resources and Liquidity

The registrant currently finances its operations through investment capital from a number of accredited investors through the issuance of convertible notes. Such exercise of conversion rights can lead to substantial share issuances and potential dilution. Such share issuances may have a negative impact on share liquidity and/or share price. The primary use of the funds is funding the registrant’s operations and studio site development. Over the next twelve months, the registrant’s cash requirement for capital expenditure and operations is expected to be in excess of $25,000,000. This requirement is expected to be funded by institutional investor and other capital. There can be no assurance that we will be able to raise capital, if at all, upon terms acceptable to the registrant. The registrant currently has written agreements, including but not limited to Lexden Capital, with respect to obtaining the necessary capital, however there can be no assurances that the registrant will be able to raise the required funds. In addition, our auditors have raised substantial doubt as to our ability to continue as a going concern.

The registrant’s current and future sources of capital are from investors, along with the distribution fees earned from the film Yellow. If the registrant was unsuccessful at raising additional capital this could lead to the registrant’s reduction or termination of operations.

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We currently have no firm commitments for capital expenditures within the next year. However, under the terms of the capital lease with the IDA, various milestones are required to be met in respect of the approved development plan. These include capital expenditures for the years respectively ended December 31 of $2,000,000 (2016), $4,000,000 (2017), $6,000,000 (2018) and $8,000,000 (2019) and $10,000,000 (2020 – 2033). In addition the rental payment of $51,000 under the terms of the capital lease with the IDA is due on closing of the new lease agreement. If we fail to meet critical milestones or pay the annual lease payment due on closing of the new lease agreement, the IDA may renegotiate, reduce or potentially cancel the lease.

For the nine months ended June 30, 2015, we had a net loss of $5,153,309. We had the following adjustments to reconcile loss from cash flows from operating activities: an increase of $2,080 due to depreciation, an increase of $928,027 due to the amortization of debt discount, and an increase of $2,561,542 due to loss on derivative liability. We had an increase due to the make whole provision of $333,333 and a gain on settlement of debt and interest of $13,524. We had stock based compensation of $109,424, a loss on settlement of debt of $21,300, amortization of debt issuance costs of $17,748 and an original discount of $3,000. We had capital lease accretion of $159,455.

We had the following changes in operating assets and liabilities: an increase of $9,007 due to inventory, an increase of $72,227 in accrued expenses, an increase of $15,016 due to prepaid expenses, and an increase of $114,755 due to account payable. As a result, we had net cash used in operating activities of $819,919 for the nine months ended June 30, 2015.

For the nine months ended June 30, 2014, we had a net loss of $1,379,937. We had the following adjustments to reconcile loss from cash flows from operating activities: an increase of $3,348 due to depreciation, an increase of $296,396 due to the amortization of debt discount, a decrease of $321,206 due to gain on derivative liability, a decrease of $5,719 due to gain on default note payable, and an increase of $636,542 due to stock based compensation. We had the following changes in operating assets and liabilities: an increase of $143,707 due to prepaid expenses and an increase of $18,435 due to accounts payable and accrued liabilities. As a result, we had net cash used in operating activities of $608,434 for the nine months ended June 30, 2014.

For the nine months ended June 30, 2015, we purchased $217,279 of property and equipment. As a result, we had net cash used in investing activities of $217,279.

For the nine months ended June 30, 2014, we paid $4,919 for the purchase of property and equipment. As a result, we had net cash used in investing activities of $4,919 for the period.

For the nine months ended June 30, 2015, we received $280,000 as proceeds from notes payable. We received $78,000 as proceeds from long term notes payable and $922,000 as net proceeds from convertible notes. We had cash paid for debt issuance costs of $79,557. As a result, we had net cash provided by financing activities of $1,200,443 for the nine months ended June 30, 2015.

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For the nine months ended June 30, 2014, we spent $53,000 on notes payable. We received $416,500 as net proceeds from convertible notes, $90,000 from common stock issued in exercise of options, and $130,000 from common and preferred stock issued for cash. As a result, we had net cash provided by financing activities of $583,500 for the nine months ended June 30, 2014.

For the year ended September 30, 2014, we used cash in operations of $ 660,135, consisting primarily of our net loss partially offset by a gain on derivative liability.  A further $4,919 was spent on fixed assets resulting in our net cash used in investing activities of $4,919.

We received $416,500 on convertible notes, $25,000 on notes payable, $18,000 from related party and $130,000 from common and preferred stock issued for cash and $90,000 from warrants that were exercised. We repaid $53,000 of convertible notes.  As a result we had cash provided by financing activities of $626,500.

For the year ended September 30, 2013, we had cash used in operations of $489,141 and cash used in investing activities from the purchase of fixed assets of $3,000.

We received $105,000 from notes payable, $201,300 from related party, and $250,000 from common and preferred stock issued for cash. We repaid $13,000 to related party. As a result we had cash provided from financing activities of $543,300.

Off - Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of June 30, 2015.

Capital Resources

In 2015, the registrant had no material commitments for capital expenditures within the next year, However, under the terms of the capital lease with the IDA, various milestones are required to be met in respect of the approved development plan. These include capital expenditures of $10,000,000. In addition, the rental payment of $51,000 under the terms of the capital lease with the IDA is due on closing of the new lease agreement. If we fail to meet critical milestones or fail to pay the annual lease payment due on the closing date of the new lease agreement, the IDA may renegotiate, reduce or potentially cancel the lease.

The registrant intends to incur significant expenses and capital expenditures as part of our business plan, which includes motion picture production.

Need for Additional Financing

We require substantial funding of $7,000,000 within the next twelve months for the design and construction of a fully integrated film production facility that will enable efficiencies of scale and eliminate traditional waste. The registrant is focusing on feature film projects that can be filmed on the registrant’s property, or surrounding locations, to minimize costs and maximize efficiencies.

The social commerce business currently has an incomplete web-site that requires between $400,000 to $1,000,000 in financing to complete the application and re-launch services. The site functionality is 95% complete. The majority of funding still required is to resolve technical issues, update platform utilities, marketing, and to staff the operational support team. This requirement is expected to be funded by institutional investor capital.  The registrant has had a number of high level discussions for these financing needs, however, there can be no assurance that we will be able to raise capital, if at all, upon terms acceptable to the registrant.  The registrant currently has no written agreements, arrangements or understandings with respect to obtaining the necessary capital and there can be no assurance that the registrant will be able to raise the required funds.

The social commerce platform is currently on hold. Given the registrant’s current emphasis on development of the studios, rental equipment and other activities relating to the movie industry, the social commerce activities of the registrant are not considered a priority at this time.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names of all current directors and executive officers of the registrant. These persons will serve until the next annual meeting of the shareholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
Roger Miguel	Director President CEO CFO	9/11/2013 10/1/2014 10/1/2014 10/3/2014	* 3/1/2015

Jake Shapiro	Chairman	12/08/2014

Graham Bradstreet	Chief Financial Officer	3/1/2015

Alice Neuhauser	Chief Operating Officer	3/10/2015

Business Experience

Mr. Roger Miguel is 59 years old. Mr. Miguel graduated from The University of Toronto in 1979 with an Honors BA in Commerce and Economics and has over 30 years experience in the information technology industry.  Mr. Miguel has been the chief executive officer of the Company since October 1, 2014, and has been a director of the Company since September 11, 2013. He served as our chief financial officer from October 3, 2014 through March 1, 2015. He currently is serving as chief operating officer at the registrant’s wholly-owned subsidiary, FONU2 CCN, Inc. which includes responsibility for all corporate and administrative functions, sales, marketing, contract negotiations and strategic partnerships.  Previously, Mr. Miguel held senior management positions with some of the worlds largest Computer Services Outsourcing Companies (EDS/HP, Computer Sciences Corp, Xerox Business Services).  He managed application services outsourcing across wide variety of industries and provided large account management with major clients such as General Motors, Sears and the Government of Ontario, Canada. Served as Regional Applications Services Manager for CSC in the U.S. Midwest region, Application Service Center Director (900 FTEs) for South East US, and Services Director of Global Process Management for the Americas and the Zurich Financial Services global account.  Successfully managed all aspects of the business including participating in several successful CMMI Level 3, ISO 9K, ISO 20K certifications, large program and product management, business process re-engineering, and business process outsourcing. There are no family relationships between Mr. Miguel and any other director, executive officer or person nominated or chosen by the registrant to become a director or executive officer.

Mr. Jake Shapiro is 44 years old. Mr. Shapiro has served as a founder or co-founder of several technology and commercial product companies and has helped structure and/or finance companies in Asia, South America, Australia, Western Europe, Eastern Europe, and North America. Shapiro is also a former Principal and Vice President from M.H. Meyerson & Company, where he served as a Senior Equities Trader, servicing clients such as Goldman Sachs, Lehman Brothers, and Deutsche Bank. Mr. Shapiro currently serves as the registrant’s Chairman of the Board, and has held this position since December 8, 2014. In October 2014, Mr. Shapiro formed Eagle Productions, LLC, a film production company for the production of the film “Effa”. In July 2014, Mr. Shapiro founded Studioplex City Rentals, LLC, a film production rental company. There are no family relationships between Mr. Shapiro and any other director, executive officer or person nominated or chosen by the registrant to become a director or executive officer. Mr. Shapiro is a former officer of Moon River and still owns 40,000,00 preferred shares which gives him voting control of Moon River.

Graham Bradstreet, age 63, is the Chief Financial Officer. He has held this position since March 1, 2015.  His position will last for one year, and is renewable at the yearly shareholder meeting.  There is no family relationship between Mr. Bradstreet and any other member of the registrant, nor any material plans, contracts, or arrangements to which Mr. Bradstreet is a party. From 2000 through today, Mr. Bradstreet has worked as a consultant to various entities and was the executive producer for the movies Carmen and 360.  From August 2012 through February 27, 2015, he worked as a financial consultant for Moon River.  From 1997 through 2001, he was the founder and director of ICE Media, which managed insurance-backed film financing. Mr. Bradstreet qualified as a chartered accountant in New Zealand in 1974.

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Alice Neuhauser, age 53, is the registrant’s Chief Operating Officer. She has held this position since March 10, 2015. Ms. Neuhauser has a broad range of operational entertainment experience in financial management, establishment and oversight of corporate, legal and accounting procedures, and business development and strategic planning. Over the course of her career, Ms. Neuhauser has arranged and managed project financing for motion pictures ranging in budget from $2 million to $100 million each, totaling approximately one half a billion dollars. Such financings included some of the largest independently financed pictures including Terminator 2 (starring Arnold Schwarzenegger) and Cliffhanger (starring Sylvester Stallone). Ms. Neuhauser also managed two $100 million revolving film production credit facilities with two separate syndicates of banks, which helped finance such movies as Basic Instinct (starring Michael Douglas and Sharon Stone) and Total Recall (starring Arnold Schwarzenegger and Sharon Stone). Alice developed a $100 million motion picture and television production facility from concept through 100% utilization. This 22-1/2 acre studio lot includes 14 state-of-the-art sound states, eight production buildings, a commissary, a four-story office building, and a parking garage. Alice is an honors graduate of Harvard College and earned her MBA from the Anderson School of Management at UCLA.

Significant Employees

The registrant has no significant employees who are not executive officers.

Family Relationships

None

Directorships

None of the registrant’s directors holds a directorship in any other company with a class of securities registered pursuant to Section12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment registrant Act of 1940.

Involvement in Certain Legal Proceedings

During the past ten years, no director, promoter or control person:

●	has filed a petition under federal bankruptcy laws or any state insolvency laws, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing, exclusive of Mr. Shapiro who served as an officer for 360 Global Wine Company, which declared voluntary bankruptcy on March 7, 2007;

●	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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●	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

was the subject of any order, judgment or decree, not subsequently reverse, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding bullet point, or to be associated with persons engaged in any such activity;

was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

  was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

any Federal or State securities or commodities law or regulation; or

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

any law or regulation prohibiting mail or wire fraud in connection with any business activity; or

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was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and control person

Not applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5, and amendment thereto, filed during the most recently completed fiscal year, and since then, the registrant has determined that the following persons failed to file the following Section 16(a) forms on a timely basis:

Jeffrey M. Pollitt, former officer, Form 4 relating to the disposition of 37,500 shares of common stock on February 27, 2013 and relating to various transactions beginning on July 3, 2013.

Robert B. Lees, former officer and director, Form 5 relating to various transactions during the 2013 fiscal year.

Nicole Leigh, officer and director, Form 5 relating to various transactions during the 2013 fiscal year.

J & S Funding Group, LLC, an affiliate, Form 3 relating to acquisition of a number of shares of common stock triggering the Form 3 filing requirement on November 19, 2013 and relating to various transactions during the 2014 fiscal year.

Code of Ethics

The registrant adopted a Code of Ethics that was filed as Exhibit 14 to our Annual Report on Form 10-KSB-A1 for the year ended September 30, 2012.  The registrant undertakes to provide to any person, without charge, upon request, a copy of such Code of Ethics.

Corporate Governance

Nominating Committee

During the year ended September 30, 2014, there were no changes in the procedures by which security holders may recommend nominees to the registrant’s board of directors. The registrant does not presently have a nominating committee for members of its board of directors.  Nominations are considered by the entire board.

Committees of the Board of Directors

The registrant’s compensation committee and audit committee are managed under the direction of its board of directors.

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ITEM 11. EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to officers and board of directors members during the fiscal years ended September 30, 2014 and 2013. The table sets forth this information for salary, bonus, and certain other compensation to the board of directors members and named executive officers for the past three fiscal years and includes all board of directors members and officers as of September 30, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)	Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Nicole Leigh, Secretary and Chief Marketing Officer	9/30/14 9/30/13 9/30/12 9/30/11		36,400 0	(1)	1,875 0 0 0	188 0	(1)	0 0 0	0 0 0	46,100 0 0 0	(2)	111,400 0	(1)

Roger Miguel COO	9/30/14				5,000					17,000

Robert B. Lees President, CEO and CFO	9/30/14 9/30/13 9/30/12 9/30/11		36,400 0	(1)	5,000 0 0 0	188 0	(1)	0 0 0	0 0 0	11,000 8,000 0 0		111,400 0	(1)

(1)	Under the terms of their executive employment agreements, our former officer, Robert B. Lees, and our secretary and chief marketing officer, Nicole Leigh, each was entitled to receive a salary of $36,400 per year and 31 common shares per month. Due to unavailability of funds, the registrant was unable to pay any cash compensation to Mr. Lees or Ms. Leigh during our 2013 fiscal year. On July 3, 2013, the board of directors resolved to compensate Mr. Lees and Ms. Leigh in the amount of 5,000 common shares each for services rendered, valued at $5.20 per common share. The parties agreed to terminate both of the executive employment agreements on August 27, 2013, and in consideration of the issuance of 1,250 common shares each, Mr. Lees and Ms. Leigh released all claims against the registrant for accrued but unpaid compensation under their respective executive employment agreements. The registrant paid both Messrs. Lees and Miguel cash compensation of $4,000 per month in the months of August, September and November 2013.

(2)	The $46,100 was cash compensation paid to Nicole Leigh on an irregular basis.

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Except for such compensation and as indicated above, no cash compensation, deferred compensation, pension benefits or long-term incentive plan awards were issued or granted to the registrant's management during the fiscal years indicated above.  Further, no member of management has been granted any option or stock appreciation rights except as indicated above; accordingly, no tables relating to such items have been included within this Item.

Options/SAR grants in the last fiscal year

The registrant does not have a stock option plan as of the date of this filing. There was no grant of stock options to executive officers during the fiscal years ended September 31, 2014 and 2013.

Employment Contracts and Termination of Employment and Change-in-Control arrangements.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the registrant, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the registrant, any change in control of the registrant, or a change in the person's responsibilities following such a change in control.

Compensation of Directors

Mr. Shapiro receives a salary of $7,500 per month.

Limitation on Liability and Indemnification

The registrant is a Nevada corporation. The Nevada Revised Statutes provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The registrant’s articles of incorporation contain a provision eliminating the personal liability of directors to the registrant or the registrant’s shareholders for monetary damages to the fullest extent provided by the NRS.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The registrant’s articles of incorporation do not contain any such limitation.

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The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The registrant's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

The NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The registrant’s articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of the registrant to the full extent permitted by Nevada law.

The registrant’s articles of incorporation also provide that the registrant may purchase and maintain insurance on behalf of any person who is or was a director or officer of the registrant or who is or was serving at the request of the registrant as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not registrant would have the power to indemnify him or her against such liability.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of November 13, 2015, the number and percentage of our outstanding common shares owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Security Ownership of Management

The following table sets forth the common share holdings of the registrant’s directors and executive officers:

Name and Address of Shareholder	Shares Beneficially Owned	Percentage of Class Owned(1)	Voting Percentage
Roger Miguel 135 Goshen Road Ext., Suite 205 Rincon, GA 31326	8,090,796 Common	1.22%	1.21%

Jake Shapiro 135 Goshen Road Ext., Suite 205	0 Common (direct)	0.00%	0.00%
Rincon, GA 31326	10,000,000 Common (indirect) (2)	1.51%	1.50%
	6,250 Series B Preferred(3)	100.00%	.47%

Graham Bradstreet 135 Goshen Road Ext., Suite 205 Rincon, GA 31326	0 Common	0.00%	0.00%

Alice Neuhauser 135 Goshen Road Ext., Suite 205 Rincon, GA 31326	0 Common	0.00%	0.00%

Officers and Directors as a	8,090,796 Common	1.22%	1.21%
Group (4 persons)	10,000,000 Common (indirect) (2)(3)	1.51%	1.50%
	6,250 Series B Preferred	100.00%	.47%

(1)	Based on 664,394,496common shares outstanding as of November 13, 2015. This does not include 35,000,000 common shares to be issued to Robert Duvall, vice president of rentals at a future date when the registrant has sufficient reserve to process the issuance.
(2)	Represents common shares owned by Moon River. Mr. Shapiro, our chairman of the board, currently retains ownership of 40,000,000 preferred shares in Moon River. As a result, Mr. Shapiro has investment and voting control over the registrant’s common shares owned by Moon River.
(3)	Mr. Shapiro has pledged these preferred shares as collateral for the SBI Investment convertible note issued by the registrant on October 28, 2015.

Changes in Control

There are no present arrangements or pledges of our securities that may result in a change in control of the registrant.

Securities Authorized for Issuance under Equity Compensation Plans

Currently there are no securities authorized for issuance under equity compensation plans.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as indicated below, there were no material transactions, or series of similar transactions, during the registrant’s last two fiscal years, or any currently proposed transactions, or series of similar transactions, to which the registrant or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the registrant's total assets at year-end for such fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Related Party Notes Payable

On August 5, 2014, the registrant borrowed $18,000 from Robert Lees, a former related party in the form of a note payable. The note accrues interest at a rate of 12 percent per annum, is unsecured, and is due on demand.

As of June 30, 2015 and September 30, 2014, the registrant had a total of $18,000 and $18,000 in outstanding related party notes payable respectively.

Acquisitions from Related Parties.

Terminated Rights Acquisition and Investment Agreement

On February 27, 2015, the registrant entered into a Rights Acquisition and Investment Agreement with Eagle Productions, LLC with a view toward the registrant investing in, co-producing and exploiting the motion picture currently titled Effa to be produced by Eagle Productions, LLC.  Under this agreement, the registrant would acquire the worldwide distribution rights and would invest in the movie.  The registrant would have been the sole and exclusive beneficiary of the worldwide exploitation rights of the picture for all purposes, in perpetuity.  The registrant intended to advance a portion of the budget of the picture, consisting of $10,000,000 in restricted common shares at a value of $0.06 per share. On February 27, 2015, the registrant issued 166,666,667 common shares at $0.06 per common share to Eagle Productions, LLC to acquire the worldwide distribution rights for the film Effa, as described above.

On November 9, 2015, the registrant signed a mutual release agreement with Eagle Productions LLC, whereby the Agreement between the registrant and Eagle Productions LLC with respect to the production of the film Effa was canceled and terminated as of the date hereof, and that neither the registrant nor Eagle Productions LLC shall have any further rights, liabilities or obligations under the Agreement.  As part of the release agreement, 166,666,667 common shares of the registrant previously issued to Eagle Productions LLC were canceled and returned to the registrant’s treasury.

On April 17, 2015, the registrant acquired 100% of the share capital of MRR. The shares were purchased from Mr. Jake Shapiro, chairman of the registrant’s board, for a purchase price of $100. As at the date of the acquisition of the shares, and through June 30, 2015, MRR had not generated revenues. On March 26, 2015, MRR had entered a Purchase and Sale Agreement with Applebox Productions, Inc. under which it agreed to purchase various film equipment, intended for rental. The acquisition was completed on July 2, 2015, and since that date, MRR has generated $19,419 in revenue.

Promoters and Certain Control Persons

Except as indicated under the heading “Transactions with Related Persons” above, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction in which the registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last three completed fiscal years.

Director Independence

The registrant does not have any independent directors serving on its board of directors.

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DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The total number shares that the registrant has the authority to issue is two billion (2,000,000,000) common shares, par value $0.001, and 20 million (20,000,000) preferred shares, par value $0.001.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions:

1. The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

2. After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

3. In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Preferred Stock

The registrant, by resolution of its board of directors, may, from time to time, divide and issue the preferred stock in series. Each series, when issued, shall be designated to distinguish them from the shares of all other series. When designating a series of preferred stock, the board of directors will fix and determine the relative rights and preferences of the shares to the full extent permitted by the Articles of Incorporation.

Series B Convertible Preferred Stock

The Series B preferred stock of the registrant has the following powers, rights, qualifications, limitations and restrictions:

1. The holders of the Series B preferred stock shall be entitled to 500 votes for each share of Series B preferred stock held by them of record at the time for determining the holders thereof entitled to vote. The conversion price of the Series B preferred stock is $40.00 per share.

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2. After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of preferred stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

3. In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the Series B preferred stock shall be entitled to receive an amount in cash for each share of the then outstanding Series B preferred stock held by the holder equal to the greater of (a) the stated value per share and including the date full payment is tendered to the holder with respect to such liquidation and (b) the amount the holder would have received if the holder had converted all outstanding Series B preferred shares into common shares as of the business day immediately preceding the date of such liquidation, before any distribution shall be made to the holders of any junior securities. In cash the assets of the registrant available for payment to holders are insufficient to pay the full liquidation preference on all outstanding shares of Series B preferred stock, then the entire assets of the registrant available for payment shall be distributed ratably among holders of Series B preferred stock, based on the aggregate amount due on such shares upon liquidation.

Transfer Agent

The registrant has retained the services of ClearTrust, LLC, 16540 Pointe Village Dr., Suite 206, Lutz, FL 33558 to act as its transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

As of November 13, 2015, there were 664,394,496 common shares outstanding, 47,061,952 of which may be freely traded without registration or an applicable exemption. Additionally, the registrant has 6,250 preferred shares outstanding. The 10,000,000 common shares being registered pursuant to this registration statement shall be freely tradable upon the effective date of the registration statement until the termination of the offering, unless sold.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

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Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 12, 2014, the registrant discontinued audit services with MaloneBailey, LLP, its independent registered public accounting firm, and appointed The Hall Group CPAs as its independent registered public accounting firm.

During the term of engagement of MaloneBailey there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreement(s) in connection with any report.

On March 6, 2015, the registrant dismissed The Hall Group, CPAs as their registered independent public accountant.  On March 6, 2015, the registrant engaged MaloneBailey, LLP as its new registered independent public accountant.  MaloneBailey has previously served as the registrant’s independent public accountants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is a limited public trading market for the common stock. Our common stock is quoted on the OTCQB under the symbol "FONU", with quotations that commenced in April 2003; however, the market for shares of our common stock is extremely limited.  No assurance can be given that the present limited market for our common stock will continue or will be maintained.

For any market that is maintained for our common stock, the resale of “restricted securities” pursuant to Rule 144 of the Commission by members of management or other persons may have a substantial adverse impact on any such public market. Present members of management have already satisfied the six month holding period of Rule 144 for public sales of a large portion of their holdings in the registrant thereunder.

A minimum holding period of six months is required for resales under Rule 144. In addition, affiliates of the registrant must comply with certain other requirements, including publicly available information concerning the registrant; limitations on the volume of “restricted securities” which can be sold in any 90-day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

The following table sets forth the range of high and low sales prices for the registrant's common stock for each of the fiscal quarters for the past year as reported on the OTC Markets' OTCQB and the OTC Bulletin Board. These prices represent inter-dealer prices without adjustments for mark-up, markdown, or commission and do not necessarily reflect actual transactions.

	High ($)	Low ($)
September 30, 2013	152.0000	30.0000
December 31, 2013	48.0000	$19.0800
March 31, 2014	28.0000	16.0000
June 30, 2014	28.0000	2.2000
September 30, 2014	2.2000	.7200
December 31, 2014	.7200	.0800
March 31, 2015	.0800	.0252
June 30, 2015	.0580	.008

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Holders

As of November 13, 2015, we have approximately 1,023 shareholders of record of our common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

Dividend Policy

As of the date of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Recent Sales of Unregistered Securities

Period from July 1, 2012 to December 31, 2012

On July 5, 2012, the registrant issued 625 common shares to Feisty Peach, LLC in consideration of certain business planning, marketing and product design consulting services.

On August 7, 2012 and December 6, 2012, the registrant issued a total of 438 and 875 common shares as follows to Jeffrey A. Olweean, Robert B. Lees and Nicole Leigh under the terms of their respective independent contractor agreement and executive employments agreements.

	August 7, 2012	December 6, 2012
Robert Lees	31	62
Nicole Leigh	31	62
Jeffrey Olweean	376	751

The common shares issued during the period from July 1, 2012 to December 31, 2012 were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

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Year Ended September 30, 2013

During the year ended September 30, 2013, the registrant issued 26,454 common shares as follows for services valued at $474,301.

Name	Shares (post stock split)
Robert Lees	5,375
Nicole Leigh	5,375
Jeffrey Olweean	4,500
Branden T. Burningham	2,120
April Burningham	236
Leonard Burningham	1,178
Robert Nickolas Jones	1,420
Roger Miguel	1,250
Jeffrey Pollitt	5,000

During the year ended September 30, 2013, the registrant issued 25,008 common shares for the conversion of notes payable and other debts in the amount of $214,259.

Name	Shares (post stock split)
Asher Enterprises Inc.	18,900
Mikhail Kliot	608
Robert Lees	1,250
Nicole Leigh	1,250
Jeffrey Olweean	3,000

During the year ended September 30, 2013, the registrant issued 15,625 common shares to J and S Funding, an affiliate, for cash proceeds of $250,000. 15,625 warrants were issued with the common shares, which can be exercised at a price of $16.00 per common share.

During the year ended September 30, 2013, the registrant issued 3,750 common shares to EquityGrops LLC, a non-affiliate, for prepaid services valued at fair market value of $255,000. The consulting services were provided for one year commencing August 1, 2013.

The common shares issued during the year ended September 30, 2013 were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Year Ended September 30, 2014

During the year ended September 30, 2014, the registrant issued Gary Ostrow, a non-affiliate, 1,875 common shares and Robert and Charlotte Lees 6,250 common shares for cash proceeds of $130,000.

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On November 19, 2013, the registrant issued an additional 5,625 common shares to J and S Funding Group upon the exercise of warrants at $16.00 per share, resulting in cash proceeds in the amount of $90,000.

During the year ended September 30, 2014, the registrant issued an aggregate of 89,733 common shares for the conversion of $225,965 notes payable and 6,000 common shares for the conversion of other debts totaling $ 276,000. The conversion rates ranged from $0.52 to $27.08. The registrant recorded a gain on the conversion of other debts of $5,719. The above shares were issued as follows:

Name	Shares (post stock split)
Asher Enterprises Inc.	41,295
Magna Equities II LLC	24,188
Justin Keener D/B/A JMJ Financial	24,250
Jeffrey Pollitt	6,000

On January 30, 2014, the registrant entered into an agreement with Maximum Performance Advisors, LLC, an unrelated public relations firm.  Pursuant to the agreement, the firm provided public relations services for the registrant for a term of six months.  As payment for these services, the registrant issued 1,250 common shares valued at fair market value of $24,600 on the agreement date, and issued an additional 1,750 common shares on May 2, 2014 at fair market value of $41,930 at the beginning of month four of the agreement term.

On April 4, 2014, the registrant issued 16,563 common shares to the following individuals as consideration for services rendered. These common shares had a fair market value of $463,750.  In addition, the registrant agreed to issue an aggregate of 963 common shares per quarter to various individuals as compensation for services to be rendered.

Name	Shares (Post Stock Split)
Robert Lees	5,000
Roger Miguel	5,000
Adam Kruger	2,500
Nicole Leigh	1,875
John Nittolo	1,250
Eric Gill	625
Jeff Brown	250
Melissa Miguel	63

On April 15, 2014, the registrant executed an engagement letter with Wellington Shields, a non-related third party entity to provide certain services in relation to a public offering of the registrant’s common stock.  Pursuant to the agreement, the firm will provide services for the registrant for a term of one year.  As payment for these services, the registrant issued 1,028.5 common shares to Wellington Shields and 1,028.5 common shares to Eduardo Cabrera valued at fair market value of $50,000 on the agreement date.

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On April 22, 2014, the registrant issued 565 common shares to Branden and Leonard Burningham to settle accounts payable from legal and professional services rendered.  The fair value of the shares issued was $14,338, no gain or loss was recorded on the settlement of accounts payable.

On April 22, 2014, the registrant issued 1,831 common shares with a fair value of $51,262 to Jorge Caragol of ULT Consulting for consulting services rendered.

On April 25, 2014, the registrant issued 189 common shares with a fair value of  $5,000 to Robert Nickolas Jones of One Blue Mountain for professional fees rendered.

On August 25, 2014, the registrant issued 10,000 common shares to Maximum Performance Advisors LLC, a third party consulting entity as payment for a one-year consulting services contract.  The common shares were valued at $1.32 per common share, being the market value of the common shares on the date of issuance for an aggregate of $13,200.

On September 30, 2014, the registrant issued an aggregate of 964 common shares with a fair market value of $500, to the following parties as payment for consulting and administrative services rendered.

Name	Shares (post stock split)
Robert Lees	250
Roger Miguel	250
Adam Kruger	125
Nicole Leigh	88
Eric Gill	125
Jeff Brown	63
Melissa Miguel	63

The common shares issued during the year ended September 30, 2014 were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Current Fiscal Year

During the nine months ended June 30, 2015, the registrant issued an aggregate of 45,240,647 common shares upon the conversion and partial conversion of $915,219 in convertible debts and notes payable.

Name	Issuance date range	Shares (post stock split)
Asher Enterprises Inc.	11/25/14-2/2/15	1,349,564
Justin Keener D/B/A JMJ Financial	10/7/14-4/15/15	4,790,168
Magna Equities II LLC	10/22/14-2/13/15	1,909,020
Coventry Enterprises LLC	2/12/15-4/29/15	28,900,000
Union Capital LLC	2/9/15-4/9/15	3,991,895
Dr. Yusuf Hameed	2/17/15	4,300,000

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On February 12, 2015, the registrant issued Roger Miguel, CEO 300,000 common shares and Jeffrey Olweean, a non-affiliate, 73,500 common shares for $18,675 in services rendered, an aggregate of 10,000,000 common shares for $500,000 for part consideration of the acquisition of the economic interest in the lease of 1,560 acres of property predominantly in Effingham, GA, and various intellectual property rights.

On February 12, 2015, the registrant issued Moon River Studios Inc. 10,000,000 common shares. These shares were issued as part consideration for the acquisition of the economic interest in the lease of 1560 acres of property in Effingham, GA and various intellectual property rights.

On February 27, 2015, the registrant issued 166,666,667 common shares at $0.06 per common share to Eagle Productions, LLC in consideration of part financing of the film “Effa” and 99% of the worldwide distribution rights for Eagle Productions, LLC.

On February 18, 2015, the registrant issued 8,333,333 common shares for $500,000 in part consideration for the directing services of Penny Marshall re: the motion picture Effa and a second motion picture to be determined. The registrant issued a further 166,666,667 of common stock in consideration of part financing the motion picture Effa.

On December 7, 2014, the registrant issued 6,250 Series B preferred shares in order to complete the acquisition of Studioplex City, LLC. The Series B preferred shares were valued at $400.00 per Series B preferred share. The Series B preferred shares are convertible into common shares at the option of the shareholder at the rate of ten common shares for every Series B preferred share.

On April 9, 2015, the registrant issued 1,250,000 common shares to Alex Warner in exchange for acquiring entertainment and potential consulting services valued at $50,000.

On May 11, 2015, the registrant issued 1,000,000 shares of common stock to NFC Corp. in exchange for financial consulting services. As at the date of issue the stock so issued had a value of $21,500.

On June 1, 2015, the registrant issued 458,716 shares of common stock to Steve Bahlmann in exchange for services rendered as former CFO of the registrant. As at the date of issue, the stock so issued had a value of $6,500.

On June 15, 2015, the registrant issued to Benchmark Advisory Partners LLC, a total of 2,000,000 post-split common shares in partial consideration for financial consulting and marketing advisory services valued at $28,000.

On June 16, 2015, the registrant issued to FMW Media Works Corp., a total of 2,500,000 post-split common shares in partial consideration for financial consulting services valued at $34,750.

On July 9, 2015, the registrant issued 500,000 common shares to Levelogic, Inc. in exchange for consulting services valued at $15,000.

48

On July 13, 2015, the registrant issued 1,000,000 common shares to Emerging Markets Consulting, LLC in exchange for consulting services. As at the date of issue, the stock so issued had a value of $30,000.

On July 13, 2015, the registrant issued 325,000 common shares to Meyers Associates LP in exchange for consulting services. As at the date of issue the stock so issued had a value of $9,750.

On July 13, 2015, the registrant issued 325,000 common shares to Gregory R Traina in exchange for consulting services. As at the date of issue, the stock so issued had a value of $9,750.

On August 8, 2015, the registrant issued 420,246 shares of common stock to Union Capital on a partial conversion of a convertible note in the value of $5,201.

On August 19, 2015, the registrant issued 842,618 common shares to Union Capital on a partial conversion of a convertible note in the value of $10,427.

On August 19, 2015, the registrant issued 3,991,666 common shares to Coventry on a partial conversion of a convertible note in the value of $47,900.

On August 24, 2015, the registrant issued 6,250,000 common shares to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $42,500 ($0.0068 / share).

On August 25, 2015, the registrant issued 1,001,534 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,331.23 ($0.00732 / share).

On August 27, 2015, the registrant issued 2,068,966 common shares to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $12,000 ($0.0058 / share).

On September 1, 2015, the registrant issued 2,790,698 common shares to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $12,000 ($0.0043 / share).

On September 3, 2015, the registrant issued 3,011,178 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,347.27 ($0.00244 / share).

On September 3, 2015, the registrant issued 1,901,869 common shares to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,230.14 ($0.00275 / share).

On September 3, 2015, the registrant issued 5,172,414 common shares to Vis Vires Group, Inc. on a partial conversion of a convertible note in the value of $15,000.00 ($0.0029 / share).

On September 8, 2015, the registrant issued 2,486,957 common shares to Vis Vires Group, Inc. on a partial conversion of a convertible note in the value of $5720.00 ($0.0023 / share).

On September 8, 2015, the registrant issued 4,019,288 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,110.12 ($0.00177 / share).

On September 9, 2015, the registrant issued 3,662,035 common shares to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,236.71 ($0.00143 / share).

On September 10, 2015, the registrant issued 10,714,285 common shares to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $15,000.00 ($0.0014 / share).

49

On September 14, 2015, the registrant issued 3,366,666 common shares to JDF Capital, LLC on a partial conversion of a convertible note in the value of $10,100.00 ($0.00300 / share).

On September 17, 2015, the registrant issued 1,344,500 common shares to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $2,689.00 ($0.00200 / share).

On September 18, 2015, the registrant issued 8,250,618 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,046.03 ($0.00085 / share).

On September 18, 2015, the registrant issued 4,875,819 common shares to LG Capital, LLC on a partial conversion of a convertible note in the value of $4,163.95 ($0.00085 / share).

On September 18, 2015, the registrant issued 13,084,843 common shares to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $10,075.33 ($0.00077/ share).

On September 22, 2015, the registrant issued 7,440,476 common shares to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $5,000.00 ($0.00067 / share).

On September 28, 2015, the registrant issued 10,000,000 common shares to JDF Capital, LLC on a partial conversion of a convertible note in the value of $5,400.00 ($0.00054 / share).

On September 29, 2015, the registrant issued 10,448,148 common shares to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $5,642.00 ($0.00054 / share).

On September 29, 2015, the registrant issued 10,506,162 common shares to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,200.55 ($0.00049 / share).

On September 29, 2015, the registrant issued 13,000,000 common shares to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $6,435.00 ($0.00050 / share).

On October 6, 2015, the registrant issued 9,791,666 common shares to JDF Capital, LLC on a partial conversion of a convertible note in the value of $4,700.00 ($0.00048 / share).

On October 7, 2015, the registrant issued 8,000,000 common shares to CareBourn, LP on a partial conversion of a convertible note in the value of $3,168.00 ($0.00040 / share).

On October 12, 2015, the registrant issued 12,935,423 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $3,945.00 ($0.00030 / share).

On October 14, 2015, the registrant issued 15,871,844 common shares to LG Capital, LLC on a partial conversion of a convertible note in the value of $3,872.73 ($0.00024 / share).

On October 14, 2015, the registrant issued 19,754,153 common shares to CareBourn, LP on a partial conversion of a convertible note in the value of $4,266.89 ($0.00022 / share).

On October 21, 2015, the registrant issued 21,500,000 common shares to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $2,365.00 ($0.00011 / share).

On October 21, 2015, the registrant issued 38,958,333 common shares to Vis Vires Group Inc. on a partial conversion of a convertible note in the value of $4,675.00 ($0.00012 / share).

On October 22, 2015, the registrant issued 21,499,809 common shares to Carebourn Capital, LP on a partial conversion of a convertible note in the value of $3,869.06 ($0.00018 / share).

On October 24, 2015, the registrant issued 43,791,667 common shares to Vis Vires Group Inc. on a partial conversion of a convertible note in the value of $5,255.00 ($0.00012 / share).

On October 27, 2015, the registrant issued 25,981,818 common shares to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $2,858.00 ($0.00011 / share).

On October 27, 2015, the registrant issued 52,000,000 common shares to Vis Vires Group Inc. on a partial conversion of a convertible note in the value of $6,240.00 ($0.00012 / share).

50

On October 28, 2015, the registrant issued 25,810,824 common shares to Service Trading Company LLC on a partial conversion of a convertible note in the value of $3,148.92 ($0.00012 / share).

On October 30, 2015, the registrant issued 52,000,000 common shares to Vis Vires Group Inc on a partial conversion of a convertible note in the value of $6,240.00 ($0.00012 / share).

On November 9, 2015, the registrant cancelled the 166,666,667 common shares that were previously issued on February 27, 2015 and being held for the benefit of Eagle Productions, LLC.

On November 11, 2015 the registrant issued 35,295,389 common shares to Carebourn Capital, LP on a partial conversion of a convertible note in the value of $2,117.72 ($0.00006 / share).

On November 12, 2015 the registrant issued 55,000,000 common shares to Magna Equities II, LLC on a partial conversion of a convertible note in the value of $3,300.00 ($0.00006 / share).

On November 12, 2015 the registrant issued 20,451,695 common shares to Service Trading Company LLC on a partial conversion of a convertible note in the value of $1,147.55 ($0.00006 / share).

The common shares issued during the current fiscal year were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Issuer Purchases of Equity Securities

The registrant did not repurchase any shares of its common stock during the years ended September 30, 2014 or 2013.

EXPERTS

The financial statements of the registrant as of September 30, 2014 and 2013 appearing in this prospectus and in the registration statement have been audited by MaloneBailey, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

The registrant anticipates that it (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and the registrant cannot assure that their ultimate disposition will not have a materially adverse effect on the registrant's business, financial condition, cash flows or results of operations. As of the filing of this document, except as indicated below, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

On or about October 18, 2013, which is subsequent to the end of the period covered by this Report, Summit Trading, a Bahamian company filed a Demand for Arbitration with the American Arbitration Association in the State of Florida.  The Demand relates to a Consulting Agreement entered into by Summit and Cygnus Internet, Inc. effective as of February 1, 2011, prior to the date of the Agreement and Plan of Reorganization by which the registrant acquired the material assets of Cygnus.  In the Demand, Summit demanded the value of 10 percent of the issued and outstanding shares of the registrant, as well as punitive damages, interest and any other appropriate relief.  On September 26, 2014, all claims by Summit were denied under binding arbitration in favor of the registrant.

On August 28, 2015, Mammoth Corporation filed a complaint against Moon River Studios, Inc., Jake Shapiro and the registrant. The complaint claims that Moon River owes Mammoth $136,953 and seeks additional punitive damages and legal expense recovery from the registrant. In addition, the complaint seeks to void the transfer of assets from Moon River to the registrant, prevent the distribution of the registrant’s common shares to Moon River shareholders and seeks the granting of temporary injunctive relief against Moon River, Jake Shapiro and the registrant.

On August 26, 2015, Robert Lees, a former CEO of the registrant, filed a complaint against the registrant demanding payment of a demand note for $18,000 plus interest. The registrant paid Mr. Lees $20,200 and Mr. Lees withdrew the complaint on September 21, 2015.

On or about September 7, 2015, Stan Guillaume and the Summitt Group of Companies filed a complaint against the registrant and Mr. Jeffrey Olweean demanding the immediate return of a $310,044.94 investment plus accrued interest. The investment was made with Zaldiva Comicbooks and Collectibles in and about August 2010. The registrant believes the claim has no merit and the statute of limitations on the claim has expired.

51

On October 23, 2015, the registrant signed a settlement agreement with Mammoth Corporation to settle an August 28, 2015 complaint against Moon River Studios, Inc., Jake Shapiro and the registrant. The complaint claims that Moon River, Jake Shapiro and the registrant owes Mammoth $136,953 and seeks additional punitive damages and legal expense recovery from the registrant. Under the terms of the settlement agreement, the registrant signed a convertible promissory note in the amount of $140,000. The note bears no interest unless it goes into default. The agreement calls for monthly cash payments of the principal as follows:

In full and complete settlement and satisfaction of the lawsuit and any and all actual and/or potential claims relating thereto, the registrant agreed to:

●	Enter into a production agreement which shall be disclosed by it in a Form 8-K filed with the SEC or in a press release, by October 30, 2015;

●	Pay $15,000 to Mammoth within 10 days of the registrant entering into pre production, but in no event later than December 1, 2015;

●	Pay $25,000 to Mammoth one month after the payment described in (b) above, which shall be in no event later than January 1, 2016. In the event the payment is not made by January 1, 2016, a l0 day grace period shall apply before action is taken to enforce the settlement agreement;

●	Pay $25,000 to Mammoth one month after the payment described in Section 2(c) above, which shall be in no event later than February 1, 2016. In the event the payment is not made by February 1, 2016, a 10 day grace period shall apply before action is taken to enforce the settlement agreement;

●	Pay $25,000 to Mammoth one month after the payment described in Section (d) above, which shall be in no event later than March 1, 2016. In the event the payment is not made by March 1, 2016, a 10 day grace period shall apply before action is taken to enforce the settlement agreement;

●	Pay $25,000 to Mammoth one month after the payment described in Section (e) above, which shall be in no event later than April 1, 2016. In the event the payment is not made by April 1, 2016, a 10 day grace period shall apply before action is taken to enforce the settlement agreement; and

●	Pay the balance of the registrant’s Mammoth Note Number 001 one month after the payment described in Section (h) of the settlement agreement, which shall be in no event later than May 1, 2016. In the event the payment is not made by May l, 2016, a 10 day grace period shall apply before action is taken to enforce the settlement agreement.

The parties also agreed to have the Court retain jurisdiction for the sole purpose of enforcing the terms of the settlement agreement by entering a judgment against the defendants in the amount of $140,000, less any payments received, plus interest and the costs of enforcing the settlement agreement, including reasonable attorney fees in the event the terms of the settlement agreement are not followed.

On October 26, 2015, the registrant received a notice from ROCWAL Capital LLC stating that the registrant was in default on a promissory note dated February 12, 2015, for an original amount of $23,689. The current outstanding balance is $10,516.60. The notice states that the registrant is unable to deliver common shares to ROCWAL in partial conversion of the Note, because it lacks authorized reserved shares. Negotiations to purchase the Note are ongoing.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

52

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Our fiscal year ends on September 30.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

53

FONU2 INC.

Financial Statements

Index to

Financial Statements

Page
Consolidated Balance Sheets (Unaudited) as of June 30, 2015 and September 30, 2014	F-2
Consolidated Statements of Operations (Unaudited) for the Three Months Ended June 30, 2015 and 2014 and for the Nine Months Ended June 30, 2015 and 2014	F-3
Consolidated Statements of Cash Flows (Unaudited) for the Nine Months Ended June 30, 2015 and 2014	F-4
Notes to the Consolidated Financial Statements	F-6 - F-35

Report of Independent Registered Public Accounting Firm	F-36
Balance Sheets as of September 30, 2014 and 2013	F-37
Statements of Operations for the Years Ended September 30, 2014 and 2013	F-38
Statement of Changes in Stockholders' Equity (Deficit) for the Period from September 30, 2012 through September 30, 2014	F-39
Statements of Cash Flows for the Years Ended September 30, 2014 and 2013	F-40
Notes to Financial Statements	F-42 - F- 60

F-1

FONU2, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	30-Jun	30-Sep
	2015	2014
	(Unaudited)
	$	$
ASSETS
CURRENT ASSETS
Cash and Bank	178,888	5,143
Prepaid Expenses	12,285	31,516
Assets from Discontinued Operations	-	35,949
Total Current Assets	191,173	72,608

FIXED ASSETS
Site Development	210,865	-
Land Lease	4,996,787	-
Computer Equipment & Software (Net)	8,713	-
Furniture & Fittings (Net)	9,778	-
Total Fixed Assets	5,226,143	-

OTHER ASSETS
Film Assets	1,558,137	-
Security Deposits	6,500	-
Debt Issuance Costs	61,809	-
Total Other Assets	1,626,446	-
TOTAL ASSETS	7,043,762	72,608

LIABILITIES and STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts Payable & Accrued Expenses	205,138	7,866
Accrued Interest Payable	40,722	32,208
Payroll & Payroll Tax Liabilities	15,002	10,002
Capital Lease Obligation	507,777	-
Derivative Liability	2,190,156	247,880
Notes Payable (Net)	354,711	19,000
Convertible Notes Payable (Net)	411,607	195,320
Notes Payable - Related Party	18,000	18,000
Make Whole Provision Liability	333,333	-
Total Current Liabilities	4,076,446	530,276

NON - CURRENT LIABILITIES
Notes Payable	25,000	25,000
Capital Lease Obligation	4,648,465	-
Total Non-Current Liabilities	4,673,465	25,000
TOTAL LIABILITIES	8,749,911	555,276

STOCKHOLDERS' EQUITY
Preferred Stock Series A: 20,000,000 Shares Authorized; at $0.001 Par Value, -0- and -0- Shares Issued and Outstanding, respectively	-	-
Preferred Stock Series B: 20,000,000 Shares Authorized; at $0.001 Par Value, 6,250 and -0- Shares Issued and Outstanding, respectively	6	-
Common Stock: 2,000,000,000 Shares Authorized; at $0.001 Par Value, 239,683,331 and 312,284 Shares Issued and Outstanding, respectively	239,683	312
Additional Paid-In Capital	43,608,504	39,918,053
Profit (Deficit) Accumulated	(45,554,342)	(40,401,033)
TOTAL STOCKHOLDERS' EQUITY	(1,706,149)	(482,668)
TOTAL LIABILITIES and STOCKHOLDERS' EQUITY	7,043,762	72,608

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

FONU2, INC. AND SUBSIDIARY

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	$	$	$	$
REVENUES	-	-	-	-
COST OF SALES	-	-	-	-
	-	-	-	-
GROSS PROFIT

OPERATING EXPENSES
Depreciation	1,352	-	2,080	-
Product Development	-	-	34,124	-
Compensation	17,644	-	27,343	-
Professional Fees	149,641	612,157	486,952	829,794
General & Administrative	292,554	72,068	472,944	576,711
Total Operating Expenses	461,191	684,225	1,023,443	1,406,505

LOSS FROM OPERATIONS	(461,191)	(684,225)	(1,023,443)	(1,406,505)

OTHER INCOME (EXPENSES)
Interest Expense	(543,657)	(209,042)	(1,190,648)	(336,306)
Gain on Settlement of Debt	-	-	13,524	5,719
Loss on Extinguishment of Debt	-	-	(21,300)	-
Gain (Loss) on Derivative Liability	(809,409)	(342,979)	(2,561,542)	321,206
Loss on Make Whole Provision	(83,333)	-	(333,333)	-
Total Other Income (Expenses)	(1,436,399)	(552,021)	(4,093,299)	(9,381)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,897,590)	(1,236,246)	(5,116,742)	(1,415,886)
Net (Loss) Profit from Discontinued Operations	-	(51,566)	(36,567)	35,949

INCOME (LOSS) BEFORE TAXATION	(1,897,590)	(1,287,812)	(5,153,309)	(1,379,937)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	(1,897,590)	(1,287,812)	(5,153,309)	(1,379,937)

BASIC and DILUTED INCOME (LOSS PER SHARE)
Continuing Operations	(0.01)	(5.72)	(0.05)	(7.01)
Discontinued Operations	-	-	-	-
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	203,882,389	225,174	103,018,832	196,933

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

FONU2, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	June 30,	June 30,
	2015	2014
	$	$
OPERATING ACTIVITIES
Net Loss	(5,153,309)	(1,379,937)
Adjustments to Reconcile Loss from Cash Flows Used in Operating Activities
Depreciation	2,080	3,348
Amortization of Debt Discount	928,027	296,396
Loss (Gain) on Derivative Liability	2,561,542	(321,206)
Make Whole Provision	333,333	-
Gain due to Forgiveness of Debt	(13,524)	-
Stock Based Compensation	109,424	636,542
Loss on Settlement of Debt	21,300	-
Loss (Gain) on Default Note Payable	-	(5,719)
Amortization of Debt Issuance Costs	17,748
Original Issuance Discount	3,000
Capital Lease Accretion	159,455
Changes in Operating Assets and Liabilities
Inventory	9,007	-
Accrued Expenses	72,227	-
Prepaid Expenses and Other Current Assets	15,016	143,707
Accounts Payable	114,755	18,435
Net Cash Used in Operating Activities	(819,919)	(608,434)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(217,279)	(4,919)
Net Cash Used in Investing Activities	(217,279)	(4,919)

FINANCING ACTIVITIES
Proceeds from Notes Payable	280,000	416,500
Repayments of Notes Payable	-	(53,000)
Proceeds from Notes Payable - Long Term	78,000	-
Net Proceeds from Convertible Notes	922,000	-
Cash Paid for Debt Issuance Costs	(79,557)	-
Common and Preferred Stock Issued for Cash	-	130,000
Common Stock Issued in Exercise of Options	-	90,000
Net Cash Provided by Financing Activities	1,200,443	583,500

NET INCREASE (DECREASE) IN CASH	163,245	(29,853)

CASH AT BEGINNING OF PERIOD	15,643	54,197

CASH AT END OF PERIOD	178,888	24,344

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

FONU2, INC. AND SUBSIDIARY.

Consolidated Statements of Cash Flows

(Unaudited)

(Continued)

	For the Nine Months Ended
	30-Jun	30-Jun
	2015	2014
	$	$
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	-	-
Cash paid for income taxes	-	-

NON - CASH INVESTING AND FINANCING ACTIVITY
Net Present Value of Capital Lease	4,996,787	-
Write Off of Derivative Liability and Additional Paid - In Capital	2,051,908	543,857
Debt Discount from Derivative Liability	1,399,558	410,489
Conversion of Notes and Accrued Interest	915,219	181,220
Convertible Notes Assumed - Moon River Studios, Inc.	710,558	-
Stock Issued for Purchase of Film Assets	500,000	-
Preferred Stock Issued for Studioplex City, LLC	259,062	-
Shares Issued for Eagle Productions, LLC	166,667	-
Common Stock Issued to Settle Debt	100,000	-
Liabilities Assumed - Moon River Studios, Inc.	77,017	-
Reclassification of Convertible Note to Derivative	27,085	-
Note Payable Assumed by Third Party	19,000	-
Deemed Distribution - Shares Issued for Capital Lease	10,000	-
Debt Discount - Warrant Derivative	5,999	-
Common Stock Issued for Related Party Debts	-	195,719
Common Stock Issued for Settlement of Payroll Liability	-	86,000
Conversion of Accounts Payable to Notes Payable	-	12,500
Common Stock Issued in Settlement of Accounts Payable	-	14,338
Original Issuance Discount	25,000	-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

FONU2, INC. and Subsidiary

Notes to the Consolidated Financial Statements

June 30, 2015

(unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2015 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 2014 audited financial statements.  The results of operations for the period ended June 30, 2015 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  During the nine months ended June 30, 2015 the Company realized a net loss of $5,153,309. It used $819,919 in cash from operating activities and had a working capital deficit of $3,807,273 for the nine months ended June 30, 2015. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from high net worth and institutional investors sufficient to meet its operating expenses and seeking equity and/or debt financing for specific project financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

NOTE 3 – CONVERTIBLE NOTES PAYABLE

As of June 30, 2015 and September 30, 2014, the Company had total of $1,018,578 and $328,050 in outstanding Convertible Notes Payable respectively. As of June 30, 2015 and September 30, 2014, the Company had a total of $606,971 and $132,730 of Unamortized Debt Discount.

			June 30, 2015				September 31, 2014
			$	$	$	$	$	$	$
Note Payable Current	Note Date	Maturity Date	Face Value or O/S Amount	Principal Converted	Forgiveness of Debt	Net	Face Value or O/S Amount	Principal Converted	Ending Face Value Balance
Loan #1	11/6/2103	8/8/2014	51,560	(51,560)	-	-	128,500	(76,940)	51,560
Loan #2	11/13/2013	11/12/2015	94,990	(94,990)	-	-	94,990	-	94,990
Loan #3	1/24/2014	10/28/2014	78,500	(67,066)	(11,434)	-	78,500	-	78,500
Loan #4	4/11/2014	4/11/2015	103,000	(103,000)	-	-	103,000	-	103,000
Loan #5	12/19/2014	12/19/2015	26,000	-	-	26,000	-	-	-
Loan #6	12/31/2014	12/31/2015	20,000	(20,000)	-	-	-	-	-
Loan #7	2/5/2015	2/5/2016	100,000	-	-	100,000	-	-	-
Loan #8	2/5/2015	2/5/2016	450,000	(402,100)	-	47,900	-	-	-
Loan #9	2/6/2015	2/6/2016	25,000	(25,000)	-	-	-	-	-
Loan #10	2/17/2015	2/17/2016	35,000	-	-	35,000	-	-	-
Loan #11	3/9/2015	3/9/2016	53,880	(53,880)	-	-	-	-	-
Loan #12	3/9/2015	3/9/2016	50,000	-	-	50,000	-	-	-
Loan #13	2/19/2015	11/23/2015	43,000	-	-	43,000	-	-	-
Loan #14	3/10/2015	3/10/2016	75,000	-	-	75,000	-	-	-
Loan #15	3/12/2015	3/12/2016	75,000	-	-	75,000	-	-	-
Loan #16	3/24/2015	3/24/2016	116,678	(1,000)	-	115,678	-	-	-
Loan #17	3/24/2015	3/24/2016	50,000	-	-	50,000	-	-	-
Loan #18	3/27/2015	12/27/2015	53,000	-	-	53,000	-	-	-
Loan #19	4/9/2015	1/14/2016	38,000	-	-	38,000	-	-	-
Loan #20	4/13/2015	4/13/2016	75,000		-	75,000	-	-	-
Loan #21	4/27/2015	4/27/2016	50,000	-	-	50,000	-	-	-
Loan #22	5/7/2015	5/7/2016	55,000	-	-	55,000	-	-	-
Loan #23	5/11/2015	11/11/2015	50,000	-	-	50,000	-	-	-
Loan #24	5/20/2015	5/20/2016	50,000	-	-	50,000	-	-	-
Loan #25	6/24/2015	12/24/2015	30,000	-	-	30,000	-	-	-
TOTAL			1,848,608	(818,596)	(11,434)	1,018,578	404,990	(76,940)	328,050

Loan #1 Asher Enterprises, Inc.

On November 6, 2013, the Company entered into a Securities Purchase Agreement with an unrelated third-party entity in connection with a convertible note whereby the Company borrowed $128,500.  The note principal bears interest at a rate of eight percent per annum and will accrue interest at a rate of 22 percent per annum should the Company default.  The note principal and any unpaid accrued interest is due in full on or before August 8, 2014.  The note is convertible at the option of the holder at any point at least 180 days from the note date at a 42 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion. During the year September 30, 2014, the holder converted $76,940 of the principal into common stock. The ending balance at September 30, 2014 was $51,560. During the six months ended March 31, 2015, the lender converted $51,560 in note principal into common stock. As of June 30, 2015, the remaining principal balance of the note was $0.

F-7

Loan #2 JMJ Financial

On November 13, 2013, the Company entered into a promissory note with an unrelated third party whereby the Company agreed to borrow a maximum of $300,000.  Each borrowing under the terms of the note, along with specific accrued interest is due two years from the date the specific funds are received by the Company. All borrowings under the terms of this note are subject to a 10% original issue discount such that the consideration due back to the lender is equal to cash proceeds actually received plus ten percent of the amount borrowed. Through September 30, 2014, the Company had borrowed $137,500, with initial debt discount of $12,500 pursuant to this promissory note. The note is exempt from interest for the 90 days after the note date; after 90 days the unpaid principal balance shall accrue interest at a rate of 12 percent per annum.  The note became convertible into shares of the Company’s common stock on May 12, 2014 at 60 percent of the lowest trade price in the 25 trading days previous to the conversion. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the year ended September 30, 2014 the lender converted $42,510 of the note principal into 24,250 shares of the Company’s common stock.  As of September 30, 2014, the remaining principal balance on this note was $94,990. During the three months ended December 31, 2014, the lender converted $45,042 of note principal into 464,250 shares of the Company’s common stock. As of December 31, 2014, the remaining principal balance of the note was $49,948, with $10,661 in accrued interest. During the three months ended March 31, 2015, the lender converted $49,948 in note principal into 3,428,000 of the Company’s common stock.

Subsequent to the filing of the Company’s Form 10-Q for the period ended March 31, 2015, Management noted that some $33,937.54 had not been converted and thus the Company reclassified the amount back from equity to liability. During the three months ended June 30, 2015, the lender converted $33,937.54 in note principal into 1,529,169 of the Company’s common stock. As of June 30, 2015, the remaining principal balance of the note was $0.

Loan #3 Asher Enterprises, Inc.

On January 24, 2014, the Company entered into a Securities Purchase Agreement with an unrelated third-party entity in connection with a convertible note whereby the Company borrowed $78,500.  The note principal bears interest at a rate of eight percent per annum and will accrue interest at a rate of 22 percent per annum should the Company default.  The note principal and any unpaid accrued interest is due in full on or before October 28, 2014.  The note is convertible at the option of the holder at any point at least 180 days from the note date at a 42 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion.  As of September 30, 2014, the full principal balance $78,500, along with accrued interest of $4,284, remained outstanding. During the three months ended December 31, 2014, the lender converted $62,235 in note principal into 854,563 shares of common stock. As of December 31, 2014, the remaining principal balance of the note was $16,265, with $5,240 in accrued interest. During the three months ended March 31, 2015, the lender converted $4,831 in note principal into common stock. The remaining balance of $11,434 was written off by the lender, along with interest of $2,090. The Company accounted for this as gain on forgiveness of debt. As of June 30, 2015, the remaining principal balance of the note was $0.

F-8

Loan #4 Hanover Holdings, LLC

On April 11, 2014, the Company entered into a convertible promissory note with an unrelated third party, wherein the Company borrowed $103,000. The principal accrues interest at a rate of eight percent per annum and is due in full on April 11, 2015.  The note is convertible at the option of the holder at any point after the note date at a 40 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability when the conversion option became effective after the note date due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  As of September 30, 2014 the principal balance on this note remained at $103,000. During the three months ended December 31, 2014, the lender converted $83,000 in note principal into 816,778 shares of common stock. As of December 31, 2014 the remaining principal balance on the note was $20,000, with $1,336 in accrued interest. During the three months ended March 31, 2015, the lender converted $20,000 in note principal into 1,092,242 of the Company’s common stock. During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance of the note was $0.

Loan #5 Union Capital, LLC

On December 19, 2014, the Company entered into a convertible note with an unrelated third party. Pursuant to the terms of the note, the Company borrowed $26,000 from the lender. The principal accrues interest at a rate of eight percent per annum and is due in full on December 19, 2015.  The Company did not assume the debt until February 5, 2015 and as such the note was not convertible until this date.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 10 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The note was drawn in the three months ended March 31, 2015. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $26,000.

F-9

Loan #6 Dr. Yusuf Hameed

On December 31, 2014, the Company entered into a Convertible Redeemable Note Agreement with an unrelated third party. Pursuant to the terms of the note, the Company borrowed $20,000 from the lender, which accrues interest at a rate of eight percent per annum, and is due on December 31, 2015. The note is convertible 6 months from the date of the agreement at a conversion price of $0.0001 - The note shall immediately convert upon the earlier of (a) a reverse split being effective or (b) an increase in authorized shares. Prior to six months from the date of the agreement, the Company had a reverse split which caused the note to become convertible. On the February 8, 2015, the Company recognized $27,085 as derivative liability and reclassified the convertible note to derivative as this note is tainted due to the other derivative convertible instruments. During the period ended March 31, 2015, the lender converted $20,000 of the note principal into the Company’s 500,000 shares of common stock. The Company and lender negotiated an early settlement on February 14, 2015 on the conversion terms. The Company evaluated the note for debt extinguishment and concluded that this note does not qualify as it is considered to be a derivative under ASC 815-15. As of June 30, 2015, the remaining principal balance on this note was $0.

Loan #7 Coventry Enterprises, LLC

On February 5, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $100,000. The principal accrues interest at a rate of eight percent per annum and is due in full on February 5, 2016.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 20 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $100,000.

Loan #8 Coventry Enterprises, LLC

On February 5, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company assumed $450,000 of debt of Moon River Studios, Inc. (“Moon River”) in respect of the distribution agreement for the movie Yellow entered on February 12, 2015. The principal accrues interest at a rate of eight percent per annum and is due in full on February 5, 2016.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 20 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended March 31, 2015 the lender converted $221,300 of the note principal into 12,900,000 of the Company’s common stock. During the period ended June 30, 2015, the lender converted $180,800 of the note principal into 16,000,000 of the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $47,900.

F-10

Loan #9 Union Capital, LLC

On February 6, 2015 the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $25,000 that was used to settle the Olweean demand note (see below). The principal accrues interest at a rate of eight percent per annum and is due in full on February 6, 2016.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 10 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $25,000 of the note principal into 1,618,559 shares of the Company’s common stock. As of June 30, 2015, the remaining principal balance on this note was $0.

Loan #10 Magna Securities, LLC

On February 17, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $35,000. The principal accrues interest at a rate of eight percent per annum and is due in full on February 17, 2016.  The note is immediately convertible at a 40 percent discount to the lowest trading price in the five trading days prior to conversion notice.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $35,000.

Loan #11 Union Capital, LLC

On March 9, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company assumed $53,880 of debt of Moon River in respect of the distribution agreement for the movie Yellow entered on February 12, 2015. The principal accrues interest at a rate of eight percent per annum and is due in full on March 9, 2016.  The note is immediately convertible at a 39 percent discount to the lowest trading price in the 5 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $53,880 of the note principal into 3,283,903 of the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $0.

F-11

Loan #12 Union Capital, LLC

On March 9, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $50,000. The principal accrues interest at a rate of eight percent per annum and is due in full on March 9, 2016.  The note is immediately convertible at a 39 percent discount to the lowest trading price in the 5 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $50,000.

Loan #13 Vis Vires Group, Inc.

On February 19, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $43,000. The principal accrues interest at a rate of eight percent per annum and is due in full on November 23, 2015.  The note is convertible after 180 days at a 50 percent discount to the average of the three lowest trading prices in the 30 trading days prior to conversion notice.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $43,000.

Loan #14 Coventry Enterprises, LLC

On March 10, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $75,000. The principal accrues interest at a rate of eight percent per annum and is due in full on March 10, 2016.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 20 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $75,000.

F-12

Loan #15 LG Capital Funding, LLC

On March 12, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $75,000. The principal accrues interest at a rate of eight percent per annum and is due in full on March 12, 2016.  The note is immediately convertible at a 39 percent discount to the lowest trading price in the 15 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $75,000.

Loan #16 Union Capital, LLC

On March 24, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company assumed $116,678 of debt of Moon River in respect of the distribution agreement for the movie Yellow entered on February 12, 2015. The principal accrues interest at a rate of eight percent per annum and is due in full on March 24, 2016.  The note is immediately convertible at a 39 percent discount to the lowest trading price in the five trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $1,000 of the note principal into 65,775 of the Company’s common stock. As of June 30, 2015, the remaining principal balance on this note was $115,678.

Loan #17 Union Capital, LLC

On March 24, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $50,000. The principal accrues interest at a rate of eight percent per annum and is due in full on March 24, 2016.  The note is immediately convertible at a 39 percent discount to the lowest trading price in the five trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock. As of June 30, 2015, the remaining principal balance on this note was $50,000.

F-13

Loan #18 Carebourn Capital, LP

On March 27, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $53,000, with original issuance discount of $3,000 recorded as expense. The principal accrues interest at a rate of 12 percent per annum and is due in full on December 27, 2015.  The note is convertible after 90 days at a 40 percent discount to the average of the lowest three days trading price in the 10 trading days prior to conversion date.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $53,000.

Loan #19 Vis Vires Group, Inc.

On April 9, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $38,000. The principal accrues interest at a rate of eight percent per annum and is due in full on January 14, 2016.  The note is convertible after 180 days at a 40 percent discount to the average of the three lowest trading prices in the 30 trading days prior to conversion notice.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $38,000.

Loan #20 Coventry Enterprises, LLC

On April 13, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $75,000. The principal accrues interest at a rate of eight percent per annum and is due in full on April 13, 2016.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 20 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $59,016, net of debt discount of $15,984.

F-14

Loan #21 Coventry Enterprises, LLC

On April 27, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $50,000. The principal accrues interest at a rate of eight percent per annum and is due in full on April 27, 2016.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 20 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $41,257, net of debt discount of $8,743.

Loan #22 JDF Capital, LLC

On May 7, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $55,000. The principal accrues interest at a rate of eight percent per annum and is due in full on May 7, 2016.  The note is convertible at any time after the required 144 holding period at a 40 percent discount to the lowest closing bid price in the 5 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015 the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015 the remaining principal balance on this note was $55,000.

Loan #23 HGT Capital, LLC

On May 11, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $50,000. The principal accrues interest at a rate of ten percent per annum and is due in full on November 11, 2015. The note is convertible after maturity at a 38 percent discount to the average lowest 3 closing bid price in the 20 trading days prior to conversion. The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $50,000.

F-15

Loan #24 Coventry Enterprises, LLC

On May 20, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $50,000. The principal accrues interest at a rate of eight percent per annum and is due in full on May 20, 2016.  The note is immediately convertible at a 45 percent discount to the lowest closing bid price in the 20 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $50,000.

Loan #25 JMJ Financial

On June 24, 2015, the Company drew down upon an existing promissory note with an unrelated third party whereby the Company agreed to borrow $30,000. The note is due in full on December 24, 2015. The note is exempt from interest for the 90 days after the note date; after 90 days the unpaid principal balance shall accrue interest at a rate of 12 percent per annum.  The note will become convertible into shares of the Company’s common stock on December 21, 2015 at a conversion price of 60 percent of the lowest trade price in the 25 trading days previous to the conversion. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $30,000.

During the period ended June 30, 2015, the Company recorded $1,399,558 new debt discounts and amortized a total $925,317 to interest expense, leaving total unamortized debt discounts of $606,971 as of June 30, 2015.

F-16

NOTE 4 – NOTES PAYABLE

As of June 30, 2015 and September 30, 2014, the Company had total of $383,000 and $19,000 in outstanding Notes Payable respectively. The unamortized debt discount as of June 30, 2015 and September 30, 2014 are $28,289 and $0, respectively.

Note Payable	Note	Maturity	$ Face Value or O/S	June 30,	September 30,
Current	Date	Date	Amount	2015	2014
				$	$

Loan #1	5/1/2012	Demand	-	-	19,000
Loan #2	12/22/2014	12/22/2015	-	-	-
Loan #3	2/10/2015	9/5/2015	-	-	-
Loan #4	1/19/2015	9/23/2015	30,000	30,000	-
Loan #5	4/29/2015	4/29/2016	78,000	78,000	-
Loan #6	6/4/2015	5/29/2016	275,000	275,000	-
TOTAL			383,000	383,000	19,000

Loan #1 Jeffrey Olweean

On May 1, 2012, the Company entered into a loan agreement with an unrelated third party. The note principal bears interest at a rate of 10 percent per annum and due on demand. At September 30, 2014, the entire $19,000 principal balance remained outstanding, along with $3,800 in accrued interest. As of December 31, 2014, accrued interest on the note totaled $4,758. On February 5, 2015, this note was settled for $25,000 with another note. See Loan #9 in Note 3. As of June 30, 2015 the remaining principal balance on this note was $0.

Loan #2 Dr. Yusuf Hameed

On December 22, 2014, the Company entered into a Convertible Redeemable Note Agreement with an unrelated third party. Pursuant to the terms of the note, the Company borrowed $50,000 from the lender, which accrues interest at a rate of eight percent per annum, and is due on December 22, 2015. The note is convertible at the option of the lender at any time after 6 months from the date of the agreement. The note shall immediately convert upon the earlier of (a) a reverse split being effective or (b) an increase in authorized shares, at the lower of 70 percent of the thirty-day volume weighted average trading price of the Company’s common stock, or $0.0003 per share (on a pre-reverse split basis). During the period ended March 31, 2015, the lender converted $50,000 of the note principal into 1,550,000 shares of the Company’s common stock. The Company and lender negotiated an early settlement on February 14, 2015 of the conversion terms. The Company fair valued the shares issued using the market price on date of settlement that was $0.046 or $71,300 and recorded a loss on settlement of debt of $21,300.  As of June 30, 2015, the remaining principal balance on this note was $0.

Loan #3 Dr. Yusuf Hameed

On February 10, 2015, the Company assumed a Convertible Redeemable Note with an unrelated third party. The debt was owed by Moon River Studios, Inc. and was assumed in respect of the capital lease purchase from the IDA on February 10, 2015. Pursuant to the terms of the note, the Company borrowed $90,000 from the lender, which accrues interest at a rate of eight percent per annum, and is due on September 5, 2015. The note is convertible 30 days from the date of the note at price of the lower of (a) 30 day VWAP for 30 days subsequent to reverse stock split or $0.000175. During the period ended March 31, 2015, the lender converted $90,000 of the note principal into 2,250,000 shares of the Company’s common stock. The Company and lender negotiated an early settlement on February 14, 2015 of conversion terms. The Company evaluated the note for debt extinguishment and concluded that this note does not qualify as it is considered to be a derivative under ASC 815-15. As of June 30, 2015 the remaining principal balance on this note was $0.

F-17

Loan #4 Ultimate Impressions, LLC dba ULT Consulting

On January 19, 2015, the Company entered into a promissory note with an unrelated third party whereby the Company issued a Note to a supplier in settlement of outstanding invoices in a reduced amount of borrowed $30,000. The principal accrues interest at a rate of 0 percent per annum and is due in full on September 23, 2015. During the period ended June 30, 2015 the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $30,000.

Loan #5 Robinson Belaustegui Sharp & Low

On February 17, 2015, the Company entered into a $40,517 promissory note with an unrelated third party, which was assumed from Moon River Studios, Inc.  The promissory note bears no interest per annum, due 36 months after date of issuance.

On April 29, 2015, the Company entered into a $78,000 promissory note (assumed from Moon River), with an unrelated third party that replaced the $40,517 promissory note, with additional borrowing of $37,483. The promissory note bears no interest per annum and is due no later than April 29, 2016. As of June 30, 2015, the amount of principal outstanding was $78,000.

The Company analyzed the modification of the term for the $40,517 note under ASC 470-60 “Trouble Debt Restructurings” and ASC 470-50 “Extinguishment of Debt”. The Company determined the modification is substantial and the transaction should be accounted for as an extinguishment with the old debt written off and the new debt initially recorded at fair value with a new effective interest rate. The Company also determined that the fair value of the new debt is the same as the fair value of the old debt. Thus no gain or loss was recognized upon the extinguishment.

Loan #6 SBI Investments, LLC

On June 4, 2015, the Company issued and SBI Investments LLC, 2014-1 (“SBI”) purchased an Original Issue Discount 5% Secured Promissory Note (the “Note”). Additionally, the Company issued Common Stock Purchase Warrants to SBI for 500,000 shares of common stock exercisable at $0.015 per share for a three (3) year period. The Company analyzed the attached warrants for derivative accounting consideration under ASC 815-15 “derivatives and Hedging” and determined that the derivative instrument should be classified as a liability, since the warrants became tainted by the convertible notes. The debt discount originated from the warrants derivative is determined to be $5,999.

F-18

The Note has a face amount of $275,000 and was purchased for $250,000, bears interest at five (5%) percent per annum, and is paid over four quarters beginning August 29, 2015, with a final payment of all remaining principal, accrued interest and any fees then due on May 29, 2016. Any overdue principal bears interest at twenty-two (22%) per annum. The payment of the Note is secured by the pledge by Mr. Jake Shapiro, Chairman of the Company, of 1,875 shares of the Company’s Series B Convertible Preferred Stock owned by Mr. Shapiro. The Note is not convertible.

Upon the occurrence of certain Events of Default in the Note, including but not limited to:  (i) the failure to make a principal or interest payment; (ii) the Company’s breach of any material covenant, representation or warranty with respect to the Note or other agreement with SBI; (iii) the appointment of a receiver or trustee for the Company, or the commencement of a bankruptcy, liquidation or insolvency proceeding; (iv) the default by the Company under other debt instruments; or (v) the change of control of the Company, the Note becomes immediately due and payable and the Company shall pay to SBI 125% of the sum of the then outstanding principal on the Note, together with default interest.

SBI has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission.

During the period ended June 30, 2015, the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the remaining principal balance on this note was $275,000.

During the period ended June 30, 2015, the Company recorded $30,999 new debt discount, and amortized a total of $2,710 to interest expense, leaving total unamortized debt discounts of $28,289 as of June 30, 2015.

NOTE 5 – NOTES PAYABLE - LONG TERM

As of June 30, 2015 and September 30, 2014, the Company had total of $25,000, and $25,000 in outstanding Notes Payable – Long Term respectively.

Note Payable		Maturity	June 30,	September 30,
Current	Note Date	Date	2015	2014
			$	$

Loan #1	8/26/2014	8/27/2017	25,000	25,000
TOTAL			25,000	25,000

Loan #1 Ira Williams- long term convertible note

On August 26, 2014, the Company entered into a $25,000 convertible debenture note agreement with an unrelated third party. The note accrues interest at a rate of 12 percent per annum and is due on August 25, 2017.  Pursuant to the terms of the note, the principal can be converted into shares of the Company’s common stock, at the option of the lender, at any time after six months and up to one year from the note date at a 20 percent discount to the market price of the shares.  The discount will be 25 percent if converted between one and two years, and will be 30 percent if converted after two years.  The maximum conversion price will be $0.50 per share.  During the period ended June 30, 2015 the lender converted $0 of the note principal into the Company’s common stock.  As of June 30, 2015, the entire principal balance remained outstanding and accrued interest on the note totaled $26,027

F-19

NOTE 6 – RELATED PARTY NOTES PAYABLE

Loan #1 Robert Lees

On August 5, 2014, the Company borrowed $18,000 from a former related party in the form of a note payable.  The note accrues interest at a rate of 12 percent per annum, is unsecured, and is due on demand.

As of June 30, 2015 and September 30, 2014, the Company had a total of $18,000 and $18,000 in outstanding Related Party Notes Payable respectively.

NOTE 7 – FAIR VALUE MEASUREMENTS

As defined in FASB ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1   –    Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2   –    Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date.

Level 3   –    Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

F-20

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as June 30, 2015.

September 30, 2014

Recurring Fair Value Measures	Level 1	Level 2	Level 3	Total

LIABILITIES:
Derivative liability	--	--	247,880	247,880

June 30, 2015

Recurring Fair Value Measures	Level 1	Level 2	Level 3	Total

LIABILITIES:
Derivative liability	--	--	2,190,156	2.190,156

NOTE 8 – DERIVATIVE INSTRUMENTS

During the years ended September 30, 2013 and 2014, and the nine months ended June 30, 2015, the Company issued debt instruments that were convertible into common stock at discounts to closing prices during various preceding trading day period priors to conversion. The conversion options embedded in these instruments contain no explicit limit to the number of shares to be issued upon settlement and as a result are classified as liabilities under ASC 815. Additionally, because the number of shares to be issued upon settlement is indeterminate, all other share settleable instruments must also be classified as liabilities, resulting in a liability for conversion options on 500,000 Common Stock Purchase Warrants issued during June, 2015. A debt discount of $1,405,557 was recorded as a result of these derivative liabilities, $928,027 was amortized into interest expense for the nine months ended June 30, 2015.

During the period ended June 30, 2015, certain notes payable were converted resulting in settlement of the related derivative liabilities.  The Company re-measured the embedded conversion options at fair value on the date of settlement and recorded these amounts to additional paid-in capital.

F-21

The following table summarizes the changes in the derivative liabilities during the period ended June 30, 2015:

Ending balance as of September 30, 2014	$247,880
Debt discount	1,405,557
Reclassification of convertible note to derivative	27,085
Reclassification of derivative liabilities to additional paid-in capital due to conversion of debt	(2,051,908)
Loss on change in fair value	2,561,542
Ending balance as of June 30, 2015	$2,190,156

The Company uses the Black Scholes Option Pricing Model to value its derivatives based upon the following assumptions: dividend yield of -0-%, volatility of 174-1271%, risk free rate of 0.02-1.07% and an expected term of 0.08 to 3.04 years.

NOTE 9 – EQUITY ACTIVITY

Common Stock

During the nine months ended June 30, 2015, the Company issued and aggregate of 45,240,647 of common stock upon the conversion and partial conversion of $915,219 in convertible debts and notes payable, including interest. In addition, the Company issued an aggregate of 6,332,216 of common stock for $109,424 in services rendered, an aggregate of 10,000,000 of common stock valued at $0 for part consideration of the acquisition of the economic interest in the lease of 1560 acres of property in Effingham, GA, and various intellectual property rights. The Company issued a further 8,333,333 of common stock for $500,000 in part consideration for the directing services of Penny Marshall re the motion picture Effa and a second motion picture to be determined. The Company issued a further 166,666,667 of common stock valued at $0 in consideration of part financing the motion picture Effa . The Company also cancelled 1,816 of common stock. The Company also issued a total of 2,800,000 shares of common stock for settlement of $100,000 liability. A loss of $21,300 was recognized on the settlement.

During the nine months ended June 30, 2015, on the dates indicated below, the Company issued the following “unregistered” and “restricted” shares as indicated (all share figures are post-split).

Name	No. of Shares		Issuance Date	Consideration
Jake Shapiro	6,250	(Preferred)	12/8/14	(1)
Jeff Olweean	73,500		2/12/15	(2)
Roger Miguel	300,000		2/12/15	(3)
Moon River Studios, Inc.	10,000,000		2/12/15	(4)
Nutmeg Productions, Inc.	7,083,333		2/18/15	(5)
Michael Mann	1,250,000		218/15	(6)
Eagle Productions, LLC	166,666,667		2/27/15	(7)
Alex Warner	1,250,000		4/9/15	(8)
NFC Corp.	1,000,000		5/11/15	(9)
Steven Bahlmann	458,716		6/1/15	(10)
Benchmark Advisors	2,000,000		6/15/15	(11)
FMW Media	2,500,000		6/16/15	(12)

F-22

(1)	These shares were issued as consideration for the Studioplex City LLC acquisition.
(2)	These shares were issued in consideration of services related to the Company’s acquisition of Studioplex City, LLC.
(3)	These shares were issued as consideration for management services.
(4)	These shares were issued as part consideration for the acquisition of the economic interest in the lease of 1560 acres of property in Effingham, GA, and various intellectual property rights
(5)	These shares were issued in part consideration for the directing services of Penny Marshall re the motion picture Effa and a second motion picture yet to be determined.
(6)	These shares were issued in part consideration for management fees re Penny Marshall directing the motion picture Effa .
(7)	These share were issued in consideration of part financing the motion picture Effa .
(8)	These shares were issued in exchange for acquiring entertainment and potential consulting services.
(9)	These shares were issued for consulting services performed.
(10)	These shares were issued in settlement of a $10,000 debt for previously rendered services for Moon River Studios, Inc.
(11)	These shares were issued in exchange for consulting services.
(12)	These shares were issued in exchange for consulting services.

These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Preferred Stock

On December 7, 2014, the Company authorized the creation of Series B preferred stock. The Series B preferred stock has liquidation preference, and each share of Series B preferred stock carries voting rights equivalent to that of five hundred shares of common stock. In addition, the Series B preferred stock is convertible into shares of common stock at the option of the shareholder at a rate of ten common shares for every share of Series B preferred stock.

On December 7, 2014, the Company issued 6,250 shares of Series B preferred stock in order to complete the acquisition of Studioplex City, LLC. The shares were valued at $400.00 per share. The shares were issued to Mr. Jake Shapiro who was subsequently appointed Chairman of the Company. The sole asset of Studioplex City, LLC was a two picture deal with the director Penny Marshall. These preferred shares carried super voting rights of 500 per share i.e. 3,125,000 votes. At the date of the transaction 659,608,217 (pre-split) common stock was issued, trading at $0.0006. Therefore, the Company had a market capitalization of $395,765 and the Preferred Stock Series B had 65% of voting rights in the Company. Accordingly, the value of the film asset has been recorded at $259,062, being 65% of the then market capitalization of the Company. As of the filing date, these shares represent 1.3% of voting rights in the Company.

F-23

Reverse Stock-Split

On December 22, 2014 the Company authorized a reverse-split of its outstanding common stock on a one-share-for-400-shares basis. All references to common stock in these financial statements have been retroactively restated so as to account for the effects of this reverse-split.

Common Stock Rights and Warrants

During June 2015, in conjunction with the issuance of a $275,000 Note Payable, the Company granted 500,000 warrants to purchase common stock at an exercise price of $0.015 per share for three years. The warrants were valued using the Black-Scholes option pricing model at a fair value of $0.01 per share, resulting in $5,999 being recorded as debt discount, which is being amortized to interest expense.

The Company analyzed the Common Stock Purchase Warrants for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that they contain a derivative instrument classified as a liability due to there being no explicit limit to the number of shares to be delivered upon settlement.

The following table summarizes the warrants outstanding and associated activity for the period ended June 30, 2015:

	Number of Options	Weighted Average Price	Weighted Average Remaining Contractual Life
Warrants exercisable at September 30, 2014:	-	$0.0	-
Granted	500,000	0.015	3.00
Exercised	-	-	-
Expired	-	-	-
Warrants exercisable at June 30, 2015	500,000	0.015	2.92

The warrants were valued at using the Black-Scholes option fair value pricing model using the following assumptions:

Stock price on grant date	$0.012
Exercise price	$0.015
Expected time to exercise	3 years
Risk free interest rate	0.98%
Volatility	448%
Expected forfeiture rate	0.00%

The outstanding warrants have an intrinsic value of $2,500 as of June 30, 2015.

F-24

NOTE 10 - CAPITAL LEASE

On February 10, 2015 the Company entered into a Lease Purchase and Assignment Agreement with Moon River whereby the Company purchased a land lease (“Lease”) relating to property predominantly in Effingham County, GA, along with various other assets of Moon River, including the name “Moon River Studios”. Mr. Jake Shapiro, Chairman of the Company was formerly the Chief Executive Officer of Moon River. As consideration for this purchase, the Company agreed to the issuance of ten million shares of the Company’s common stock, payment for registering the shares, plus the Company’s assumption of $10,000,000 of Moon River liabilities under the terms of the Lease.

The Company has accounted for the value of the lease as the net present value of $4,996,787 of the capital lease obligation.

The discount rate used in calculating the net present value of the minimum lease payments was the Company’s weighted average cost of capital of 8.6%.

A discount accretion of $159,455 and $0 has been recorded in the nine months ended June 30, 2015 and 2014 respectively, relative to the present value of the minimum lease payments.

Accordingly, the capital lease obligation as at June 30, 2015 is $5,156,242.

The Lease Agreement was entered on August 21, 2013, with the Effingham County Industrial Development Authority (the “IDA”). Under the Lease, approximately 1,560 acres of land located predominantly within Effingham County, Georgia (“Property”) was leased. The Lease is effective from August 21, 2013 through July 1, 2033. No interest is payable and no payments are due for the first two years, with the total rent of $10 million being paid in 18 equal annual installments, commencing February 28, 2016. The Company is obligated to pay additional rent if it does not achieve the specified goals of $90 million in investment and 527 jobs on or before the end of year 5 (five). During the five year period there are also a number of mutually agreed milestones to be met. If not met the Company will be subject to various default provisions. At the end of the Lease, the Company has the option to purchase the Property for $100. The Lease has been accounted for as a capital lease and the net present value of the minimum lease payments under the Lease is $4,996,787 million as at June 30, 2015.

NOTE 11 – FILM ASSETS

On February 12, 2015, the Company acquired the worldwide distribution rights for the movie Yellow from Moon River. Mr. Jake Shapiro, Chairman of the Company was formerly the Chief Executive Officer of Moon River. Under terms of the agreement, the Company will receive, in addition to a profit share, a 10% (ten percent) distribution fee, and a 20% (twenty percent) return on all funds expended associated with the acquisition of the rights, print and advertising, marketing, and other expenses associated with the release of the movie. As consideration, the Company has committed to provide these costs and fees, along with the assumption of various costs and liabilities costs associated with the movie. Costs assumed to June 30, 2015 totaled $787,575. Included within this amount is an account payable in the amount of $23,689 owing to Ms. Megan Murphy by Moon River. The Company will, from time to time, advance miscellaneous funds on behalf of Moon River’s expenses, and will recoup such funds from the exploitation of the movie.

F-25

Under an option agreement with the writers of the script for the movie Effa the Company has paid $8,000 for an 18-month option to finance, produce and exploit the rights in the movie. The Company has the right to extend the option at the end of the initial 18 months for a further 12 months for a further payment of $8,000. A further $3,500 was expended relating to consultancy services in respect of the movie.

During the quarter ended December 31, 2014 the Company acquired Studioplex City, LLC, the sole asset of which was a two picture deal with director Penny Marshall.

The Company acquired Studioplex City, LLC with the issuance of 6,250 shares of Series B preferred stock. The shares were issued to Mr. Jake Shapiro, who was subsequently appointed Chairman of the Company. The shares were valued at $400.00 per share. At the time of the acquisition the Company had a market valuation of $359,765. Upon closing of the transaction the Series B preferred stock had 65% voting control of the Company. Accordingly the Company has valued the Film Asset as 65% of the value of the Company i.e. $259,062. As of the filing date, these shares represent 1.3% of voting rights in the Company.

NOTE 12 - SITE DEVELOPMENT COSTS

On February 10, 2015, the Company entered into a Lease Purchase and Assignment Agreement with Moon River whereby the Company purchased a land lease relating to property predominantly in Effingham County, GA, along with various other assets of Moon River, including the name “Moon River Studios” As consideration for this purchase, the Company agreed to the issuance of ten million shares of the Company’s common stock, payment for registering the shares, plus the Company’s assumption of $10,000,000 of Moon River’s liabilities under the terms of the Lease.

The Company is developing this property with a view to building a motion picture studio. During the nine months ended June 30, 2015, the Company has expended $210,865 on site development costs, including but not limited to architects, and civil engineers etc.

F-26

The milestones and dates completed include:

Milestone	Completion Date
Survey for Water Line	April 2, 2015
Updated Master Plan (submission)	April 13, 2015
Survey for Spine Road	April 15, 2015
Engineering Design for Water Line (submission)	April 16, 2015
Topo Survey for Studio Site (57 + acres)	May 13, 2015
Septic System Drain Field Survey (3+ acres)	June 1, 2015
Septic System Soil Investigation	June 14, 2015
Engineering Design for Spine Road (submission)	June 15, 2015
Revised Master Plan (submission)	July 8, 2015
Further Revised Master Plan (submission)	July 14, 2015
County Commission Approval of Master Plan	July 21, 2015

NOTE 13 – DISCONTINUED OPERATIONS

On March 1, 2015, the Company sold ownership of Zaldiva Comics and Collectibles (“Zaldiva”) to Ms. Nicole Leigh, a former director of the Company, for $10,100.  The assets sold consist of Zaldiva.com, Zaldiva.com Comics & Collectibles, Zaldiva Comics & Collectibles, and all of Zaldiva’s inventory and intellectual property.

As such, all assets, liabilities, revenues and expenses of the business have been presented as discontinued operations in the consolidated financial statements. A summary of the assets and liabilities as of June 30, 2015 and September 30, 2014 and revenues and expenses for the three and nine months ended June 30, 2015 and June 30, 2014

	June 30, 2015	September 30, 2014

Assets from Discontinued Operations
Bank Account	-	10,500
Deposits	-	2,285
Fixed Assets	-	14,157
Inventory	-	9,007
Total Assets	-	35,949

Liabilities from Discontinued Operations	-	-
Total Liabilities	-	-

F-27

	For the three months		For the nine months
	ended June 30		ended June 30
	2015	2014	2015	2014
	$	$	$	$
Net Revenues	-	90,829	185,806	244,165
Cost of Sales	-	40,966	81,772	106,787
Gross Margin	-	49,863	104,034	137,378
Expenses
Compensation	-	-	53,971	-
Depreciation	-	3,348	1,128	3,348
Professional fees	-	57,686	-	57,686
General & Administrative	-	40,395	54,107	40,395
Total Expenses	-	101,429	109,206	101,429
Net Income (Loss) from
Discontinued Operations	-	(51,566)	(5,172)	35,949
Loss on disposal	-	-	(31,395)	-
Total discontinued operations	-	(51,566)	(36,567)	35,949

The Company was forgiven a $10,000 debt to Ms. Leigh as proceeds from the sale of Zaldiva.

As at December 31, 2014, the Company consolidated $41,395 of net assets of Zaldiva. This was increased to $58,703 from trading profits in the three months to December 31, 2014 of $17,308. Trading losses of $12,136 incurred during the two months ended March 1, 2015 reduce the write off to $46,567. The Company received $10,000 as proceeds from the sale establishing a Loss on Zaldiva of $36,567 for the nine months ended June 30, 2015.

NOTE 14 – MAKE WHOLE PROVISION LIABILITY

Pursuant to the agreement entered between the Company and Nutmeg Productions, Inc. (“Nutmeg”) for the directing services of Penny Marshall, the Company has guaranteed that the value of the number of shares of stock so issued shall at all times be equal to the sum of $425,000. Such Guarantee shall be in place for a period of six (6) months from the date of the issuing of the stock (February 18, 2015) (said date of availability for sale is termed “Sale Date”), whereupon Nutmeg is able thereafter to sell the stock. Should the net proceeds of the stock as at Sale Date be less than US$425,000 (“Shortfall”) the Company shall be liable to pay to Nutmeg any Shortfall by either:

a) Paying Nutmeg the difference, or

b) Issuing further stock (“Further Stock”) to Nutmeg.

F-28

Pursuant to the agreement entered between the Company and Nutmeg Productions, Inc. for the directing services of Penny Marshall, the Company has guaranteed that the value of the number of shares of stock issued to Michal Mann (“Mann”) as Ms. Marshall’s manager, that shall at all times be equal to the sum of $75,000. Such Guarantee shall be in place for a period of six (6) months from the date of the issuing of the stock (February 18, 2015) (said date of availability for sale is termed “Sale Date”), whereupon Mann is able thereafter to sell the stock. Should the net proceeds of the stock as at Sale Date be less than US$75,000 (“Shortfall”) the Company shall be liable to pay to Mann any Shortfall by either:

a) Paying Mann the difference, or

b) Issuing further stock (“Further Stock”) to Mann.

As at June 30, 2015, the amount of the Shortfall was $333,333 that has been accounted for as Make Whole Provision Liability.

NOTE 15 – CONTINGENT LIABILITIES

The Company has guaranteed a loan from AMAG to Moon River Studios, Inc. in relation to the movie Yellow . The loan is intended to be repaid by Moon River Studios, Inc. from the proceeds derived from the exploitation of the movie. As at June 30, 2015, the amount outstanding was $338,633 and accrues interest at 12% per annum.

The Company also guaranteed other costs in relation to the movie Yellow in the amount of $450,000. The Company may guarantee and / or assume further debts of Yellow , in anticipation of the commercial exploitation of the movie. Any further guarantee or assumption of debt will be disclosed by the Company at that time. The Company also guaranteed a further $90,000 in respect of the lease of the property.

NOTE 16– EAGLE PRODUCTIONS

On February 27, 2015, the Company entered into a Rights Acquisition and Investment Agreement with Eagle Productions, LLC (“Eagle”) with a view to the Company investing in, co-producing and exploiting the motion picture currently titled Effa to be produced by Eagle. Under this agreement, the Company will acquire the worldwide distribution rights and will invest in the movie.  The Company will be the sole and exclusive beneficiary of the worldwide exploitation rights of the picture for all purposes, in perpetuity.  The Company will advance a portion of the budget of the picture, consisting of 166,666,667 in restricted common. On July 6, 2015, the Company filed a Form S-1 Registration statement for these shares, together with the additional 10,000,000 shares previously issued in relation to the acquisition of the capital lease for the property.

While Eagle was formed by the Company’s Chairman, Mr. Jake Shapiro, under the terms of the Rights Acquisition Agreement, Mr. Shapiro has assigned 99% of the distribution revenues to the benefit of the Company. Film producer Wendi Laski has been appointed as managing director of Eagle.

F-29

As per the Rights Acquisition Agreement, Eagle Productions has pledged its shares to Jake Shapiro, our Chairman of the Board.

Moon River has approximately 3,000 shareholders of record and, all officers and directors have resigned.

Given that Eagle and the Company share common control, the consideration has been accounted for through Additional Paid In Capital.

NOTE 17 – CORRECTION OF PRIOR QUARTER INFORMATION

During the quarter ended March 31, 2015 the Company identified an error in the December 31, 2014 previous period which included a film asset in the amount of $2,500,000.

The asset was acquired as part of the acquisition by the Company of Studioplex City, LLC on December 7, 2014 where under the Company issued 6,250 shares of Series B preferred stock in order to complete the acquisition. The shares were valued at $400.00 per share. The sole asset of Studioplex City, LLC was a two picture deal with the director Penny Marshall. At the time of the acquisition the Company had a market valuation of $359,765. Upon closing of the transaction the Series B preferred stock had 65% voting control of the Company. Accordingly the Company, during the quarter ended March 31, has recognized a correction of the value of the film assert to 65% of the value of the Company i.e. $259,062. Additional Paid In Capital has similarly been reduced by $2,240,938 being the amount of the write down. As of the filing date, these shares represent 1.3% of voting rights in the Company.

In accordance with the SEC’s Staff Accounting Bulletin Nos. 99 and 108 (SAB 99 and SAB 108), The Company evaluated this error and, based on an analysis of quantitative and qualitative factors, determined that the error was immaterial to the prior reporting period affected. However, if the adjustments to correct the cumulative effect of the above error had been recorded, the Company believes the impact would have been significant and would impact comparisons to prior periods. Therefore, as permitted by SAB 108, the Company corrected, in the current filing, previously reported results for December 31, 2014 financial statements.

A Form 10Q / A was filed on July 1, 2015 amending the previously filed Form 10Q.

F-30

NOTE 18 – DEBT ISSUANCE COSTS

Costs incurred in issuing Convertible Notes and Notes Payable are capitalized as Debt Issuance Costs. The Debt Issuance Costs are amortized over the term of the Convertible Notes and Notes Payable. During the nine months ended June 30, 2015, $17,748 was amortized to interest. Included in these amounts was $3,193 for interest that related to the three months ended March 31, 2015 and $33 for interest that related to the three months ended December 31, 2014. Management does not consider these prior period amounts material, and have not, therefore, restated the Financial Statements for the three months ended March 31, 2015. As at June 30, 2015, the amount of unamortized Debt Issuance Costs was $61,809. As at March 31, 2015 the amount of unamortized Cost of Debt was $30,023 and as at December 31, 2014, the amount of unamortized Cost of Debt was $969.

NOTE 19 – MOON RIVER RENTALS

On April 17, 2015, The Company acquired 100% of the share capital of Moon River Rentals, LLC (formerly Studioplex City Rentals, LLC (“MRR”). The shares were purchased from Mr. Jake Shapiro, Chairman of the Company, for a purchase price of $100. As at the date of the acquisition of the shares, and through June 30, 2015, MRR had not generated revenues. MRR, on March 26, 2015, had entered a Purchase and Sale Agreement with Applebox Productions, Inc. under which it agreed to purchase various film equipment, intended for rental. The acquisition was completed on July 2, 2015, and since that date, MRR has generated $19,419 in revenue.

NOTE 20 – SUBSEQUENT EVENTS

On July 2, 2015, Moon River Rentals, LLC, a Nevada limited liability company (“MRR”) and a wholly-owned subsidiary of FONU2 Inc. (“FONU2”) completed the purchase of all assets of AppleBox Productions, Inc., a film rental production company based in Jacksonville, Florida (“ABP”). The Company paid total consideration of $1,000,000 consisting of (1) $400,000 in cash, and (2) $600,000 in a subordinated note (the “Seller Note”).

The Seller Note bears interest at eight percent (8%) per annum and is payable in a lump sum or $94,000 on or before the sixtieth day following the closing date, and thereafter in monthly payments of not less than $25,000, with a final payment of all unpaid principal and accrued interest on the first anniversary of the closing date. The Seller Note is secured by the collateral assignment of all purchased assets pursuant to a Security Agreement between MRR and the Seller. The repayment of the Seller Note is subordinated to the payment of the indebtedness of FONU2 to Loeb Term Solutions LLC (“Loeb”) described below. FONU2 and Mr. Jake Shapiro, Chairman of FONU2, have both unconditionally guaranteed the repayment of the Seller Note.

In order to finance a portion of the cash portion of the purchase price and to pay closing costs, FONU2 borrowed $350,000 from Loeb pursuant to a Term Promissory Note (the “Loeb Note”) which is secured by the collateral assignment of all purchased assets pursuant to a Security Agreement between the MRR and Loeb. The Loeb Note bears interest at the prime rate plus ten percent (10%) per annual and is paid in 206 consecutive weekly payments of $2,164.39, with a final payment of all outstanding principal and accrued but unpaid interest due on June 19, 2019. The repayment of the Loeb Note is senior to the payment of the indebtedness of the MRR to AppleBox described above. FONU2 and Mr. Jake Shapiro, Chairman of FONU2, have both unconditionally guaranteed the repayment of the Loeb Note.

F-31

In addition, MRR entered into a lease agreement with ABP to lease warehousing space until arrangements are made to move the equipment to Georgia. The lease is for a period of two months rent free, with the option to renew monthly at a cost of $3,500 per month.

Purchase Price	$1,000,000
Closing Costs	34,824
Total	$1,034,824

Financed By:
Moon River Rentals, LLC	$84,824
Loeb Term Solutions, LLC	350,000
Applebox Short Term Subordinated Debt	100,000
Applebox Long Term Subordinated Debt	500,000
Total	$1,034,824

On July 7, 2015 the Company entered into a convertible note with Vis Vires Group, Inc., an unrelated third party whereby the Company borrowed $38,000. The principal accrues interest at a rate of eight percent per annum and is due in full on April 10, 2016.  The note is convertible after 180 days at a 40 percent discount to the average of the three lowest trading prices in the 30 trading days prior to conversion notice.  The note will accrue interest at a rate of 22 percent per annum should the Company default.

On July 9, 2015 the Company issued 500,000 shares of common stock to Levelogic, Inc. in exchange for consulting services. As at the date of issue the stock so issued had a value of $15,000.

On July 13, 2015 the Company issued 1,000,000 shares of common stock to Emerging Markets Consulting, LLC in exchange for consulting services. As at the date of issue the stock so issued had a value of $30,000.

On July 13, 2015 , the Company issued 325,000 shares of common stock to Meyers Associates LP in exchange for consulting services. As at the date of issue the stock so issued had a value of $9,750.

On July 13, 2015 the Company issued 325,000 shares of common stock to Gregory R Traina in exchange for consulting services. As at the date of issue the stock so issued had a value of $9,750.

On August 8, 2015 the Company issued 420,246 shares of common stock to Union Capital on a partial conversion of a convertible note in the value of $5,201.

On August 11, 2015 the company entered into a Convertible Note agreement with Auctus Fund LLC, an unrelated third party whereby the Company borrowed $65,000. The principal accrues interest at a rate of eight percent per annum and is due in full on May 11, 2016.  The note is convertible  at a price equal to the lesser of (i) 60 percent multiplied by the lowest trading price during the previous 15 trading days ending on the latest trading day prior to the date of this note, and (ii) 40 percent discount to the lowest trading prices in the 15 trading days prior to conversion notice .  The note will accrue interest at a rate of 24 percent per annum should the Company default.

On August 13, 2015 the company entered into a Convertible Note agreement with Service Trading Company, LLC, an unrelated third party whereby the Company borrowed $40,517. The principal accrues interest at a rate of eight percent per annum and is due in full on August 13, 2016.  The note is convertible immediately at a 39 percent discount to the lowest trading prices in the 15 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default.

On August 13, 2015 the company entered into a Convertible Note agreement with Service Trading Company, LLC, an unrelated third party whereby the Company borrowed $28,276. The principal accrues interest at a rate of eight percent per annum and is due in full on August 13, 2016.  The note is convertible  at a 39 percent discount to the lowest trading prices in the 15 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default.

On August 19, 2015 the company entered into a Convertible Note (Front-End Note) agreement with LG Capital Funding, LLC, an unrelated third party whereby the Company borrowed $29,000. The principal accrues interest at a rate of eight percent per annum and is due in full on August 19, 2016.  The note is convertible immediately at a 39 percent discount to the lowest trading prices in the 15 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default.

On August 19, 2015 the company entered into a Convertible Note (Back-End Note) agreement with LG Capital Funding, LLC, an unrelated third party whereby the Company borrowed $29,000. The principal accrues interest at a rate of eight percent per annum and is due in full on August 19, 2016.  The note is convertible only after the Front End Note (see above) is completely paid. The Note is convertible at a 39 percent discount to the lowest trading prices in the 15 trading days prior to conversion notice.  The note will accrue interest at a rate of 24 percent per annum should the Company default.

On August 19, 2015 the Company issued 842,618 shares of common stock to Union Capital on a partial conversion of a convertible note in the value of $10,427.

On August 19, 2015 the Company issued 3,991,666 shares of common stock to Coventry on a partial conversion of a convertible note in the value of $47,900.

F-32

On August 24, 2015 the Company issued 6,250,000 shares of common stock to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $42,500 ($0.0068 / share).

On August 25, 2015 the Company issued 1,001,534 shares of common stock to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,331.23 ($0.00732 / share).

On August 27, 2015 the Company issued 2,068,966 shares of common stock to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $12,000 ($0.0058 / share).

On August 27, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $30,000. The principal accrues interest at a rate of eight percent per annum and is due in full on April 27, 2016.  The note is convertible immediately 90 days after issuance date at i) a 50 percent discount to the lowest sale price in the 20 trading days prior to the price at issuance date or ii) a 50 percent discount to the lowest sale price in the 20 trading days prior to conversion notice.

On September 1, 2015, the Company entered into a convertible note with an unrelated third party whereby the Company borrowed $28,000. The principal accrues interest at a rate of eight percent per annum and is due in full on June 4, 2016.  The note is immediately convertible after 180 days from issuance at a 42 percent discount to the average lowest 3 days trading price during the 30 trading days prior to conversion notice.

On September 1, 2015 the Company issued 2,790,698 shares of common stock to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $12,000 ($0.0043 / share).

On September 3, 2015 the Company issued 3,011,178 shares of common stock to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,347.27 ($0.00244 / share).

On September 3, 2015 the Company issued 1,901,869 shares of common stock to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,230.14 ($0.00275 / share).

On September 3, 2015 the Company issued 5,172,414 shares of common stock to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $15,000.00 ($0.0029 / share).

On September 8, 2015 the Company issued 2,486,957 shares of common stock to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $5720.00 ($0.0023 / share).

On September 8, 2015 the Company issued 4,019,288 shares of common stock to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,110.12 ($0.00177 / share).

On September 9, 2015 the Company issued 3,662,035 shares of common stock to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,236.71 ($0.00143 / share).

On September 10, 2015 the Company issued 10,714,285 shares of common stock to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $15,000.00 ($0.0014 / share).

On August 19, 2015, the Company issued a replacement note to JDF Capital LLC in the amount of $20,200.00. The note is convertible at 60% of the lowest closing price of the Common Stock as reported on the National Quotations Bureau OTCQB exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the five prior trading days. This note replaces a promissory note in the amount of $18,000 (plus $2,200 in interest) issued by Robert Lees on August 5, 2014.

On September 2, 2015, the Company issued a replacement Convertible note to Rocwal Capital LLC in the amount of $23,689.00. The note is convertible at 60% of the lowest closing price of the Common Stock as reported on the National Quotations Bureau OTCQB exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (" Exchange "), for the five prior trading days. This note replaces a promissory note in the amount of $23,689 issued to Ms. Megan Murphy on February 12, 2015.

On September 3, 2015, the Company received a default notice in regard to the Company's subordinated note payable to Applebox Box Productions, Inc. in the original principal amount of $600,000. The Company is in communication with Applebox’s counsel, and expects the default to be cured shortly.

On September 14, 2015 the Company issued 3,366,666 shares of common stock to JDF Capital, LLC on a partial conversion of a convertible note in the value of $10,100.00 ($0.00300 / share).

On September 17, 2015 the Company issued 1,344,500 shares of common stock to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $2,689.00 ($0.00200 / share).

F-33

On September 18, 2015 the Company issued 8,250,618 shares of common stock to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,046.03 ($0.00085 / share).

On September 18, 2015 the Company issued 4,875,819 shares of common stock to LG Capital, LLC on a partial conversion of a convertible note in the value of $4,163.95 ($0.00085 / share).

On September 18, 2015 the Company issued 13,084,843 shares of common stock to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $10,075.33 ($0.00077/ share).

On September 22, 2015 the Company issued 7,440,476 shares of common stock to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $5,000.00 ($0.00067 / share).

On September 23, 2015 Mr. Joseph Giamichael tendered his resignation as a member of the Company’s Board of Directors. During the 7 months that Mr. Giamichael served on the Board there were no disagreements or conflicts with the Company or other Board Members.

On September 28, 2015 the Company issued 10,000,000 shares of common stock to JDF Capital, LLC on a partial conversion of a convertible note in the value of $5,400.00 ($0.00054 / share).

On September 29, 2015 the Company issued 10,448,148 shares of common stock to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $5,642.00 ($0.00054 / share).

On September 29, 2015 the Company issued 10,506,162 shares of common stock to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,200.55 ($0.00049 / share).

On September 29, 2015 the Company issued 13,000,000 shares of common stock to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $6,435.00 ($0.00050 / share).

On September 30, 2015, the Company assumed a debt of for $696,128.73 from Medient Studios and entered into a convertible note agreement with Magna Entertainment for the same amount. The principal accrues interest at a rate of eight percent per annum and is due in full on August 11, 2016.  The company can repay the Note on or before the Maturity date. Optionally the Note may be converted at a rate of 65% of the Lowest Bid Price, during the ten (10) consecutive Trading Days prior to the date of the conversion notice.

On October 6, 2015 the Company issued 9,791,666 shares of common stock to JDF Capital, LLC on a partial conversion of a convertible note in the value of $4,700.00 ($0.00048 / share).

On October 7, 2015 the Company issued 8,000,000 shares of common stock to CareBourn, LP on a partial conversion of a convertible note in the value of $3,168.00 ($0.00040 / share).

On October 8, 2015, the Company entered into a Forbearance Agreement with SBI Investments on a Note originally issued May 29, 2015 in the amount of $275,000, which expires on October 30, 2015. Due to an error in the drafting of the contract, the company unknowingly went into default on this Note. Under the terms of the Forbearance Agreement, the Company acknowledges the default and signed an amended Note. The amended Convertible Note in the amount of $275,000 bears interest of 5% per annum payable at the end of each quarter starting August 29, 2015. The Note provides conversion features equal to 65% of the lowest trading price of the Corporation’s Common Stock for the last 20 trading days prior to conversion. Additionally, the Note contains Common Stock Purchase Warrants to SBI for 500,000 shares of common stock exercisable at $0.015 per share for a three (3) year period. The Company plans to cure the default by October 30, 2015.

On October 9, 2015, the Company issued a Convertible note in the amount of $35,100 to LG Capital, which provides conversion features equal to 55% of the lowest trading price of the Corporation’s Common Stock for the last 20 trading days prior to conversion, as well as 8% per annum interest, and become due and payable on October 8, 2016;

On October 9, 2015, the Company issued a Convertible note in the amount of $ $65,000 to Centurian Fund, LLC, which provides conversion features equal to 55% of the lowest daily closing bid price of the Corporation’s Common Stock for the last 20 trading days prior to conversion, as well as 18% per annum interest, and become due and payable on October 1, 2016. This note also includes 81,250,000 warrants with an exercise price of $0.0008 per share and an expiry date of 5 years initial transaction date.

On October 12, 2015 the Company issued 12,935,423 shares of common stock to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $3,945.00 ($0.00030 / share).

On October 14, 2015 the Company issued 15,871,844 shares of common stock to LG Capital, LLC on a partial conversion of a convertible note in the value of $3,872.73 ($0.00024 / share).

F-34

On October 14, 2015 the Company issued 19,754,153 shares of common stock to CareBourn, LP on a partial conversion of a convertible note in the value of $4,266.89 ($0.00022 / share).

On October 21, 2015 the Company issued 21,500,000 shares of common stock to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $2,365.00 ($0.00011 / share).

On October 21, 2015 the Company issued 38,958,333 shares of common stock to Vis Vires Group Inc on a partial conversion of a convertible note in the value of $4,675.00 ($0.00012 / share).

On October 22, 2015 the Company issued 21,499,809 shares of common stock to Carebourn Capital, LP on a partial conversion of a convertible note in the value of $3,869.06 ($0.00018 / share).

On October 24, 2015, the Company issued 43,791,667 shares of common stock to Vis Vires Group Inc. on a partial conversion of a convertible note in the value of $5,255.00 ($0.00012 / share).

On October 27, 2015, the Company issued 25,981,818 shares of common stock to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $2,858.00 ($0.00011 / share).

On October 27, 2015, the Company issued 52,000,000 shares of common stock to Vis Vires Group Inc. on a partial conversion of a convertible note in the value of $6,240.00 ($0.00012 / share).

On October 28, 2015, the Company issued 25,810,824 shares of common stock to Service Trading Company LLC on a partial conversion of a convertible note in the value of $3,148.92 ($0.00012 / share).

On October 30, 2015, the Company issued 52,000,000 shares of common stock to Vis Vires Group Inc on a partial conversion of a convertible note in the value of $6,240.00 ($0.00012 / share).

On October 30, 2015, the Company signed a new Memorandum of Understanding with the IDA. Some of the key terms of the new MOU are as follows:

●	The initial leased area will consist of Phase One on the Master Plan, which allows for the construction of ten stages, four warehouses, support buildings, and offices.

●	The annual lease payments by the registrant will be reduced from $555,000 per year to $51,000 per year.

●	The required capital investments by the Company have been reduced from Ninety Million Dollars ($90,000,000) to Ten Million Dollars ($10,000,000) over a five year period.

●	The required job creation by the Company have been reduced from 527 to 250 over a five year period.

●	Unless otherwise in use, the Company will have full access to the balance of the property for shooting, construction of back lots, etc.

●	The IDA will be responsible for all of the construction costs of the roads and waterlines on the initial leased area.

●	The IDA has authorized the transfer of the current contract with Preferred Site Construction to be transferred to their name as the client, and upon final review, for construction of the roads and infrastructure to begin as soon as possible.

On November 4, 2015, the Company received the form of Mutual Release Agreement that the Company had previously provided to Ms. Marshall signed by Nutmeg Productions, Inc. and Parkway Productions, Inc.  Studioplex City, LLC signed the agreement on November 4, 2015. As part of the release, all parties have agreed to cancel the two picture contract with Ms. Marshall, and that Ms. Marshall shall retain the 7,083,333 common shares that were issued to her as consideration.  Furthermore, the Company agreed to transfer ownership of the screenplay option on Effa to Nutmeg Productions and/or its assignees. This cancelation will reduce liabilities on the Company’s balance sheet by approximately $425,000.

On November 9, 2015, the Company signed a mutual release agreement with Eagle Productions LLC, whereby the Agreement between the Company and Eagle Productions LLC with respect to the production of the film Effa was canceled and terminated as of the date hereof, and that neither the Company nor Eagle Productions LLC shall have any further rights, liabilities or obligations under the Agreement.  As part of the release agreement, 166,666,667 common shares of the Company previously issued to Eagle Productions LLC were canceled and returned to the Company’s treasury.

On November 11, 2015 the Company issued 35,295,389 shares of common stock to Carebourn Capital, LP on a partial conversion of a convertible note in the value of $2,117.72 ($0.00006 / share).

On November 12, 2015 the Company issued 55,000,000 shares of common stock to Magna Equities II, LLC on a partial conversion of a convertible note in the value of $3,300.00 ($0.00006 / share).

On November 12, 2015 the Company issued 20,451,695 shares of common stock to Service Trading Company LLC on a partial conversion of a convertible note in the value of $1,147.55 ($0.00006 / share).

F-35

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders

FonU2, Inc.

Rincon, Georgia

We have audited the accompanying balance sheets of FonU2, Inc. (the “Company”) as of September 30, 2014 and September 30, 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FonU2, Inc. as of September 30, 2014 and September 30, 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for September 30, 2014 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative operating cash flow and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 11, 2015, except with respect to our opinion on the financial statements insofar as it relates to the stock split and discontinued operations described in Note 11 and 12, respectively, as to which the date is July 2, 2015

F-36

FONU2, INC.

Balance Sheets

	September 30,
	2014	2013
ASSETS
CURRENT ASSETS

Cash	$5,143	$34,959
Inventory	0	0
Prepaid expenses	31,516	218,384
Assets from Discontinued Operations	35,949	42,757
Total Current Assets	72,608	296,100

PROPERTY AND EQUIPMENT, net	0	0

OTHER ASSETS
Security deposits	0	0
TOTAL ASSETS	$72,608	$296,100

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$7,866	$29,685
Accrued interest payable	32,208	26,683
Payroll and payroll tax liabilities	10,002	86,000
Derivative liability	247,880	969,675
Notes payable	19,000	72,000
Convertible notes payable, net	195,320	61,439
Related party payable	18,000	188,300
Total Current Liabilities	530,276	1,433,782

NON-CURRENT LIABILITIES

Notes payable	25,000	-
Total Non-Current Liabilities	25,000	-
TOTAL LIABILITIES	555,276	1,433,782

STOCKHOLDERS' DEFICIT
Preferred stock series A; 20,000,000 shares authorized, at $0.01 par value, -0- and -0- shares issued and outstanding, respectively	-	-
Preferred stock series B; 20,000,000 shares authorized, at $0.01 par value, -0- and -0- shares issued and outstanding, respectively	-	-
Common stock; 2,000,000,000 shares authorized, at $0.001 par value, 312,284 and 167,631 shares issued and outstanding, respectively	312	168
Additional paid-in capital	39,918,053	37,907,677
Accumulated Deficit	(40,401,033)	(39,045,527)
Total Stockholders' Deficit	(482,668)	(1,137,682)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$72,608	$296,100

The accompanying notes are an integral part of these financial statements.

F-37

FONU2, INC.

Statements of Operations

	For the Years Ended
	September 30,
	2014	2013

REVENUES	$-	$-
COST OF SALES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES

Depreciation	-	-
Product development	431,993	278,050
Compensation	26,800	457,739
Professional fees	982,594	494,318
General and administrative	85,210	123,175

Total Operating Expenses	1,526,597	1,353,282

LOSS FROM OPERATIONS	(1,526,597)	(1,353,282)

OTHER EXPENSES

Interest expense	(462,959)	(191,853)
Gain on settlement of debt	12,602	118,551
Gain (loss) on derivative liability	583,615	(303,973)

Total Other Expenses	133,258	(377,275)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,393,339)	(1,730,557)
Net Profit from Discontinued Operations	37,833	27,617
NET INCOME (LOSS) BEFORE TAXATION	(1,355,506)	(1,702,940)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(1,355,506)	$(1,702,940)

BASIC AND DILUTED INCOME (LOSS PER SHARE)
Continuing Operations	$(6.19)	$(11.61)
Discontinued Operations	-	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	218,879	146,622

The accompanying notes are an integral part of these financial statements.

F-38

FONU2, INC.

Statements of Stockholders’ Deficit

							Additional		Total
	Preferred Series A		Preferred Series B		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, September 30, 2012	-	$-	-	$-	166,690	$167	$37,210,918	$(37,342,587)	$(131,502)

Cancellation of common stock	-	-	-	-	(69,895)	(70)	70	-	-

Common stock issued for services rendered	-	-	-	-	26,454	26	474,275	-	474,301

Common stock issued for prepaid services	-	-	-	-	3,750	4	254,996	-	255,000

Common stock issued for conversion of notes payable and other debts	-	-	-	-	25,008	25	214,234	-	214,259

Reclassification of derivative liabilities on conversions of debt	-	-	-	-	-	-	221,200	-	221,200

Common stock issued for cash	-	-	-	-	15,624	16	249,984	-	250,000

Derivative recognized on warrants granted	-	-	-	-	-	-	(718,000)	-	(718,000)

Net loss for the year ended September 30, 2013	-	-	-	-	-	-	-	(1,702,940)	(1,702,940)

Balance, September 30, 2013	-	-	-	-	167,631	168	37,907,677	(39,045,527)	(1,137,682)

Common stock issued for cash	-	-	-	-	8,125	8	129,992	-	130,000

Common stock issued for conversion of notes payable and other debts	-	-	-	-	95,734	96	501,869	-	501,965

Common stock issued in exercise of stock options	-	-	-	-	5,625	5	89,995	-	90,000

Common stock issued for services	-	-	-	-	34,604	34	650,208	-	650,242

Common stock issued for the settlement of accounts payable	-	-	-	-	565	1	14,337	-	14,338

Reclassification of derivative liabilities on conversions of debt	-	-	-	-	-	-	623,975	-	623,975

Net loss for the year ended September 30, 2014	-	-	-	-	-	-	-	(1,355,506)	(1,355,506)

Balance, September 30, 2014	-	$-	-	$-	312,284	$312	$39,918,053	$(40,401,033)	$(482,668)

The accompanying notes are an integral part of these financial statements.

F-39

FONU2, INC.

Statements of Cash Flows

	For the Years Ended
	September 30,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(1,355,506)	$(1,702,940)
Adjustments to reconcile loss to cash flows from operating activities:
Depreciation	4,476	2,141
Amortization of debt discount	416, 126	136,841
Gain (Loss) on derivative liability	(583,615)	303,973
Stock-based compensation	650,242	474,301
Gain on settlement of debt	(5,719)	(130,704)
Default provision on convertible note payable	-	29,000
Changes in operating assets and liabilities
Inventory	(1,487)	(244)
Prepaid expenses	186,868	257,164
Accounts payable & accrued liabilities	28,480	141,327

Net Cash Used in Operating Activities	(660,135)	(489,141)

INVESTING ACTIVITIES
Purchase of fixed assets	(4,919)	(3,000)

Net Cash Used in Investing Activities	(4,919)	(3,000)

FINANCING ACTIVITIES
Cash received on convertible notes payable	416,500	-
Repayments on convertible notes payable	(53,000)	-
Cash received on notes payable	25,000	105,000
Repayment of notes payable	-	-
Proceeds from related party payables	18,000	201,300
Repayments of related party payables	-	(13,000)
Common stock issued for the exercise of warrants	90,000
Common stock issued for cash	130 ,000	250,000
Net Cash Provided by Financing Activities	626,500	543,300

NET INCREASE (DECREASE) IN CASH	(38,554)	51,159

CASH AT BEGINNING OF YEAR	54,197	3,038

CASH AT END OF YEAR	$15,643	$54,197

F-40

FONU2, INC.

Statements of Cash Flows

	For the Years Ended
	September 30,
	2014	2013

SUPPLEMENTAL CASH FLOW INFORMATION:
CASH PAID FOR:

Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING ACTIVITIES:
Common stock for related party payables	$195,719	$-
Common stock issued for settlement of accounts payable	$14,338	$-
Conversion of accounts payable to notes payable	$12,500	$23,500
Common stock issued for settlement of payroll liability	$86,000	$-
Common stock issued for convertible notes payable and other debts	$225,965	$214,259
Cancellation of common stock	$-	$27,959
Debt discount from derivative liability	$485,795	$189,500
Write off of derivative liability into additional paid in capital	$623,975	$221,200
Common stock issued for prepaid expenses	$-	$255,000
Derivative liability on warrants granted	$-	$718,000

The accompanying notes are an integral part of these financial statements.

F-41

FONU2, INC.

Notes to the Financial Statements

For the Years Ended September 30, 2014 and 2013

1. BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

FONU2, Inc. (“the Company”) was organized on August 26, 2009, under the laws of the State of Florida, as Cygnus Internet, Inc. The Company operates two business units; a comic book and collectibles retail business and a social commerce business currently under development.

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting. Management believes that all adjustments necessary for a fair presentation of the results of the years ended September 30, 2014 and 2013 have been made. The Company currently does not have any subsidiaries.

Significant Accounting Policies

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles.  The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management that is responsible for their integrity and objectivity.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded  transactions are valid;  2) valid  transactions  are recorded;  and  3) transactions  are recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company for the  respective  periods  being presented.

Reverse-Merger Transaction

On December 2, 2011, the stockholders of Zaldiva, Inc., a Florida corporation (“Zaldiva”) approved Zaldiva’s change of domicile from the state of Florida to the state of Nevada.  The change of domicile was effectuated by merging Zaldiva into its newly-formed wholly-owned subsidiary, FONU2 Inc., a Nevada corporation formerly known as Zaldiva, Inc. (“FONU2”), with every share of Zaldiva’s common and preferred stock automatically being converted into one-half of one corresponding share of FONU2, and with all fractional shares that would otherwise result from such conversion being rounded up to the nearest whole share.  Zaldiva and FONU2 filed Articles of Merger in the States of Florida and Nevada on December 2, 2011.  The change of domicile and de facto reverse-split were effectuated on January 9, 2012.

F-42

On March 6, 2012, the Company executed an Agreement and Plan of Reorganization (the “Agreement”) with FONU2, and Jeffrey M. Pollitt, who is the Company’s Chief Executive Officer and the holder of approximately 37% of the Company’s outstanding shares of common stock.  Under the Agreement, FONU2 acquired all of the material assets of the Company in exchange for 133,528 “unregistered” and “restricted” shares of FONU2’s common stock, which represented approximately 85% of FONU2’s issued and outstanding common stock upon issuance, with such shares to be issued pro rata to the Company’s common stockholders.

The Agreement was accounted for as a reverse-merger recapitalization transaction, with FONU2 as the accounting acquirer, and Zaldiva as the legal acquirer.  The historical financial statements presented herein for the period prior to the merger date are those of FONU2.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260 which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  There are no such common stock equivalents outstanding as of September 30, 2014 and 2013.

Reclassification

Certain account totals and other figures from prior periods have been reclassified to conform to current period presentation.

Comprehensive Income

ASC 220 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements.  For the years ended September 30, 2014 and 2013, the Company had no items of other comprehensive income.  Therefore, the net loss equals the comprehensive loss for the years then ended.

F-43

Emerging Growth Company Critical Accounting Policy Disclosure

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company may elect to take advantage of the benefits of this extended transition period in the future.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Property and Equipment

Property and equipment is recorded at cost.  Major additions and improvements are capitalized and depreciated over their estimated useful lives.  Depreciation of property and equipment is determined using the straight-line method over their useful lives, which ranges from three to five years.  Gains or losses on the sale or disposal of property and equipment are included in the statements of operations. Maintenance and repairs that do not extend the useful life of the assets are expensed as incurred.

Inventory

The Company’s inventory consists of various comic books, toys, and other collectible items.  These items are purchased from external suppliers.  The inventory items are recorded and valued at cost. Management performs periodic reviews of its slow-moving inventory for possible impairment.  When slow-moving inventory is identified, its cost is also adjusted so as to represent the lower of cost or market at all times.

Revenue Recognition

The Company's revenues are generated from the sales of various comic books, toys, and other collectible items.  Sales are transacted primarily through the Company’s website, via credit card order; or through eBay, via Paypal or e-check transaction.  The Company follows guidance found in ASC 605, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to merchandise sales when the following conditions are met:

a) Persuasive evidence of an arrangement exists,

b) Delivery has occurred or services have been rendered,

c) The fee is fixed or determinable,

d) Collectability is reasonably assured.

F-44

Cost of Sales

When an inventory item is sold, the Company recognizes cost of sales expense for the value of the inventory item sold.  This value includes the purchase price of the inventory item, plus any expenditure on improvements to the inventory items.  Shipping costs are not included in cost of sales calculations.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a September 30 fiscal year end.

Stock-Based Compensation.

The Company accounts for share-based compensation in accordance with Accounting Standards Codification subtopic 718-10, Stock Compensation (“ASC 718-10”). This requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

Research and Development.

Research and development cost are charged to operations as incurred.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had nor is not expected to have a material impact on the Company’s financial position or statements.

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $40,401,033 as of September 30, 2014, and negative working capital of $457,668.  During the year ended September 30, 2014 the Company realized negative cash flows from operations totaling $660,135.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These items raise substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-45

3. CONVERTIBLE NOTES PAYABLE

As of September 30, 2014 and September 30, 2013, the Company had net totals of $195,320 and $61,439 in outstanding convertible notes payable, respectively.

			September 30, 2014			September 30, 2013
Convertible Debt	Note Date	Maturity Date	Face value	Discount	Net	Face value	Discount	Net

Loan #1	9/30/2011	Demand	-		-	50,000		50,000
Loan #2	3/11/2013	12/16/2013			-	43,500	(32,061)	11,439
Loan #4	11/6/2013	8/8/2014	51,560	-	51,560
Loan #5	1/24/2014	10/28/2014	78,500	(23,290)	55,210
Loan #6	4/11/2014	4/11/2015	103,000	(54,463)	48,537
Loan # 7	11/13/2013	11/13/2015	94,990	(54,977)	40,013

			328,050	(132,730)	195,320	93,500	(32,061)	61,439

During 2011, the Company entered into two debt agreements for a total of $75,000.  The notes carry interest at 10% and are convertible into shares of the Company’ common stock at a discount of 30% to the market price of the Company’s common stock, however the conversion price can be no lower than $0.10 or higher than $0.50.  During the year ended September 30, 2013 the Company converted $25,000 of this debt into 243,055 shares of the Company’s common stock.  During the year ended September 30, 2014, the remaining principal of $50,000 and accrued interest of $12,500 was assigned to a new holder.

During 2013, $58,000 of notes payable that were previously not convertible became convertible.  The embedded conversion options in these notes are required to be classified as liabilities.  See Note 7. The note payable was due on February 2, 2013, and the Company incurred an additional $29,000 owed as part of the principal of the note due to being in default. During the year ended September 30, 2013, the lender converted $87,000 of the note payable. As of September 30, 2014 and September 30, 2013, the note had an outstanding principal of zero.

On March 11, 2013 the Company entered into a convertible promissory note with an unrelated third party, wherein the Company borrowed $78,500.  A total of $23,500 of the proceeds was paid directly to the Company’s vendors by the lender. The principal accrues interest at a rate of eight percent per annum and is due in full on December 16, 2013.  The note is convertible at the option of the holder at any point at least 180 days from the note date at a 42 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as liabilities once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the year ended September 30, 2013 the lender converted $35,000 of the note principal into 1,043 shares of the Company’s common stock.  During the nine months ended June 30, 2014 the lender converted the remaining $43,500 note principal into 2,756 shares of the Company’s common stock.  As of September 30, 2014 and September 30, 2013 the note had an outstanding principal balance of $-0- and $43,500, respectively.  As of September 30, 2014 accrued interest on this note totaled $3,422.

F-46

On November 6, 2013 the Company entered into a convertible promissory note with an unrelated third party whereby the Company borrowed $128,500, with initial debt discount of $18,500.  The principal accrues interest at a rate of eight percent per annum and is due in full on August 8, 2014.  The note became convertible on May 5, 2014 at a 42 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion. The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. During the year ended September 30, 2014 the lender converted $76,940 of the note principal into 38,540 shares of the Company’s common stock. As of September 30, 2014 the remaining principal balance on this note was $51,560.

On November 13, 2013 the Company entered into a promissory note with an unrelated third party whereby the Company agreed to borrow a maximum of $300,000.  Each borrowing under the terms of the note, along with specific accrued interest is due two years from the date the specific funds are received by the Company. All borrowings under the terms of this note are subject to a 10% original issue discount such that the consideration due back to the lender is equal to cash proceeds actually received plus ten percent of the amount borrowed. Through June 30, 2014, the Company had borrowed $137,500, with initial debt discount of $12,500 pursuant to this promissory note. The note is exempt from interest for the 90 days after the note date; after 90 days the unpaid principal balance shall accrue interest at a rate of 12 percent per annum.  The note became convertible into shares of the Company’s common stock on May 12, 2014 at 60 percent of the lowest trade price in the 25 trading days previous to the conversion. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability once the conversion option becomes effective due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the year ended September 30, 2014 the lender converted $42,510 of the note principal into 24,250 shares of the Company’s common stock.  As of September 30, 2014 the remaining principal balance on this note was $94,990.

On April 11, 2014 the Company entered into a convertible promissory note with an unrelated third party, wherein the Company borrowed $103,000. The principal accrues interest at a rate of eight percent per annum and is due in full on April 11, 2015.  The note is convertible at the option of the holder at any point after the note date at a 40 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability when the conversion option became effective after the note date due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  As of September 30, 2014 the principal balance on this note remained at $103,000.

F-47

On April 11, 2014 the Company assigned $50,000 of principal and $12,500 of interest to a new holder who issued a replacement note.  The principal accrues interest at a rate of eight percent per annum and is due in full on April 11, 2015.  The note is convertible at the option of the holder at any point after the note date at a 40 percent discount to the lowest closing price during the five day period prior to conversion. The Company analyzed the modification of the term under ASC 470-60 “Trouble Debt Restructurings” and ASC 470-50 “Extinguishment of Debt”. The Company determined the modification is substantial and the transaction should be accounted for as an extinguishment with the old debt written off and the new debt initially recorded at fair value with a new effective interest rate. The Company analyzed the conversion option of the new debt for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability when the conversion option became effective after the note date due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  During the year ended September 30, 2014 the lender converted all $62,500 of the note principal, along with $ 515 in accrued interest, into 24,187 shares of the Company’s common stock.  As of September 30, 2014 the remaining principal balance on this note was $-0-

On January 24, 2014 the Company entered into a Securities Purchase Agreement with an unrelated third-party entity in connection with a convertible note whereby the Company borrowed $78,500.  The note principal bears interest at a rate of eight percent per annum and will accrue interest at a rate of 22 percent per annum should the Company default.  The note principal and any unpaid accrued interest is due in full on or before October 28, 2014.  The note is convertible at the option of the holder at any point at least 180 days from the note date at a 42 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion.  As of September 30, 2014 accrued interest on this note totaled $4,284.

During the year ended September 30, 2013 the Company recorded a debt discount totaling $168,902 relating to the derivative features and original issue discounts of the convertible debts. Of this amount, $136,841 was amortized to interest expense during the year ended September 30, 2013, leaving total unamortized debt discounts of $32,061 as of September 30, 2013.  During the year ended September 30, 2014, the Company recorded additional debt discounts totaling $485,795, and amortized a total $416,126 to interest expense, leaving total unamortized debt discounts of $132,730 as of September 30, 2014.

F-48

4. NOTES PAYABLE

As of September 30, 2014 and September 30, 2013, the Company had total of $ 44,000 and $72,000 in outstanding notes payable respectively.

			September 30, 2014			September 30, 2013
Notes Payable	Note Date	Maturity Date	Face value	Discount	Net	Face value	Discount	Net
Current
Loan #1	5/1/2012	Demand	19,000	-	19,000	19,000	-	19,000
Loan #2	6/12/2013	3/14/14	-	-	-	53,000	-	53,000
			19,000	-	19,000	72 ,000	-	72 ,000
Non-Current
Loan # 3	8/26/2014	8/25/2017	25,000	-	25,000	-	-	-
			25,000	-	25,000	-	-	-

On May 1, 2012 the Company entered into a loan agreement with an unrelated third party. The note principal bears interest at a rate of 10 percent per annum and due on demand. At September 30, 2014 and 2013, the entire $19,000 principal balance remained outstanding, along with $3,800 in accrued interest.

On June 12, 2013 the Company entered into a convertible promissory note with an unrelated third party, wherein the Company borrowed $53,000.  $3,000 of the proceeds was paid directly to the Company’s vendors by the lender.  The principal accrues interest at a rate of eight percent per annum and is due in full on March 14, 2014.  The note is convertible at the option of the holder at any point at least 180 days from the note date at a 42 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion.  The note will accrue interest at a rate of 22 percent per annum should the Company default. The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the derivative instrument should be classified as a liability when the conversion option became effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.  As of September 30, 2013 the principal balance on this note remained at $53,000.  The note became convertible on December 19, 2013.  The Company recognized an initial derivative liability in the amount of $30,769 pursuant to the debt discount on the note.  On December 20, 2013 the Company paid the note principal, along with all accrued interest, down to zero.  In satisfying the note, the Company recognized a loss on derivative liability in the amount of $9,088 and amortized $7,125 of the debt discount to interest expense.  The remaining $23,644 debt discount was closed to interest and the $39,857 derivative liability was closed to additional paid-in capital.

On August 26, 2014 the Company entered into a $25,000 convertible debenture note agreement with an unrelated third party.  The note accrues interest at a rate of 12 percent per annum and is due on August 25, 2017.  Pursuant to the terms of the note, the principal can be converted into shares of the Company’s common stock, at the option of the lender, at any time after six months and up to one year from the note date at a 20 percent discount to the market price of the shares.  The discount will be 25 percent if converted between one and two years, and will be 30 percent if converted after two years.  The maximum conversion price will be $0.50 per share.  As of September 30, 2014, accrued interest on the note totaled $288.

F-49

5. RELATED PARTY NOTES PAYABLE

During the period ended September 30, 2013 the Company borrowed an aggregate amount of $13,000 from its CMO, Niccole Leigh. The Company repaid this amount in full during the period.

During the period ended September 30, 2013 the Company borrowed an aggregate amount of $188,300 from its former CEO, Jeff Pollitt. The note is unsecured, bears no interest and is due on demand.

On October 14, 2013 the Company converted the $188,300 note payable due to its former CEO, along with accrued interest of $7,419 and accrued wages payable totaling $86,000, into 6,000 shares of the Company’s common stock.  Pursuant to this transaction, the liabilities were considered fully satisfied, and the Company recognized a $5,719 gain on settlement of debts.

On August 5, 2014 the Company borrowed $18,000 from a related party (former CEO Robert Lees) in the form of a note payable.  The note accrues interest at a rate of 12 percent per annum, is unsecured, and is due on demand.

As of September 30, 2014 and 2013, the Company had $18,000 and $188,300, respectively, in outstanding related party payables.

6. FAIR VALUE MEASUREMENTS

As defined in FASB ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 –	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

F-50

Level 2 –	Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 –	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as September 30, 2014 and 2013

September 30, 2014

Recurring Fair Value Measures	Level 1	Level 2	Level 3	Total
LIABILITIES:
Derivative liability	-	-	247,880	247,880

September 30, 2013

Recurring Fair Value Measures	Level 1	Level 2	Level 3	Total
LIABILITIES:
Derivative liability	-	-	969,675	969,675

7. DERIVATIVE INSTRUMENTS

During 2013, the Company issued debt instruments that were convertible into common stock at a 42 percent discount to the average of the three lowest closing prices during the ten day period prior to conversion. During the year ended September 30, 2014 the Company issued additional debt instruments under the same terms, as well as additional debt instruments convertible into common stock at a 40% discount to the lowest trading price in the 25 trading days previous to conversion, 60% discount to the average of the three lowest closing prices during the ten day period prior to conversion.  The conversion options embedded in these instruments contain no explicit limit to the number of shares to be issued upon settlement and as a result are classified as liabilities under ASC 815. Additionally, because the number of shares to be issued upon settlement is indeterminate, all other share settle-able instruments must also be classified as liabilities. A debt discount of $168,902 was recorded as a result of these derivative liabilities, $136,841 of which was amortized into interest expense for the year ended September 30, 2013.  During the period ended September 30, 2014, debt discount of $ 485,795 was recorded as a result of new derivative liabilities, $416, 126 of which was amortized into interest expense for the period ending September 30, 2014.

F-51

During 2013, certain notes payable were converted resulting in settlement of the related derivative liabilities.  The Company re-measured the embedded conversion options at fair value on the date of settlement and recorded these amounts to additional paid-in capital.

The following table summarizes the changes in the derivative liabilities during the period ended September 30, 2014:

Balance as of September 30, 2012	$-
Additions due to new convertible debt and warrants issued	900,933
Reclassification of derivative liabilities to additional paid-in capital due to conversion of debt	(221,200)
Change in fair value	289,942
Balance as of September 30, 2013	$969,675
Additions due to new convertible debt and warrants issued	485,795
Reclassification of derivative liabilities to additional paid-in capital due to conversion of debt	(623,975)
Change in fair value	(583,615)
Balance as of September 30, 2014	$247,880

During the period ended September 30, 2013, the loss on derivative of $303,973 in the statement of operations consisted of a loss on the change in fair value of $289,942 noted above and a loss of $14,031, which was the amount by which the derivative liabilities exceeded the principal of the related party payable on the date the notes were issued.

The Company uses the Black Scholes Option Pricing Model to value its derivatives based upon the following assumptions: 2014: dividend yield of -0-%, volatility of 174-449%, risk free rate of 0.11-0.18% and an expected term of 0.25 to one year; 2013: dividend yield of -0-%, volatility of 86-693%, risk free rate of 0. 12 -0.18% and an expected term of 0.25 to one year ~~.~~

8. COMMON STOCK

During the year ended September 30, 2013 the Company issued 26,454 shares of common stock for services valued at $474,301.

On February 27, 2013, Jeff Pollitt, the Company’s CEO, resigned his position with the Company.  Pursuant to this resignation, Mr. Pollitt returned 37,500 of his 56,992 shares of the Company’s common back to the Company.  The 37,500 shares were cancelled by the Company immediately upon receipt.

F-52

During the year ended September 30, 2013 the Company issued 25,008 for the conversion of notes payable and other debts in the amount of $214,259.

During the year ended September 30, 2013 the Company issued 15,625 shares of common stock for cash proceeds of $250,000. 15,625 warrants were issued with the common shares, which can be exercised at a price of $16.00 per share. These warrants qualify for derivative accounting, see note 7.

During the year ended September 30, 2013 the Company issued 3,750 shares of common stock for prepaid services valued at fair market value of $255,000. The consulting services will be provided for one year commencing 8/1/2013.

During the year ended September 30, 2014 the Company issued 8,125 shares of common stock for cash proceeds of $130,000.  The Company issued an additional 5,625 shares of common stock upon the exercise of warrants at $16.00 per share, resulting in cash proceeds in the amount of $90,000.

During the year ended September 30, 2014 the Company issued an aggregate of 89,733 shares of common stock for the conversion of $225,965 notes payable and 6,000 shares of common stock for the conversion of other debts totaling $ 276,000. The conversion rates ranged from $0.52 to $27.08. The Company recorded a gain on the conversion of other debts of $5,719.

On January 30, 2014 the Company entered into an agreement with an unrelated public relations firm.  Pursuant to the agreement, the firm will provide public relations services for the Company for a term of six months.  As payment for these services, the Company issued 1,250 shares of common stock valued at fair market value of $24,600 on the agreement date, and issued an additional 1,750 shares on May 2, 2014 at fair market value of $41,930 at the beginning of month four of the agreement term.

On April 4, 2014 the Company issued 16,562 shares of common stock to various individuals as consideration for services rendered. These shares had a fair market value of $463,750.  In addition, the Company agreed to issue an aggregate of 385,000 shares of common stock per quarter to various individuals as compensation for services to be rendered.

On April 15, 2014 the Company executed an engagement letter with a non-related third party entity to provide certain services in relation to a public offering of the Company’s common stock.  Pursuant to the agreement, the firm will provide services for the Company for a term of one year.  As payment for these services, the Company issued 2,059 shares of common stock valued at fair market value of $50,000 on the agreement date.

F-53

On April 22, 2014 the Company issued 565 shares of common stock to settle accounts payable from legal and professional services rendered.  The fair value of the shares issued is $14,338, no gain or loss was recorded on the settlement of accounts payable.

On April 22, 2014 the Company issued 1,831 shares of common stock with a fair value of $51,262 for consulting services rendered.

On April 25, 2014 the Company issued 189 shares of common stock with a fair value of  $5,000 for professional fees rendered.

On August 25, 2014 the Company issued 10,000 shares of common stock to a third party consulting entity as payment for a one-year consulting services contract.  The shares were valued at $1.32 per share, being the market value of the shares on the date of issuance which is $13,200.

On September 30, 2014, the Company issued an aggregate of 963 shares of common stock with a fair market value of $501, to various third parties as payment for consulting and administrative services rendered.

9.   WARRANTS

A summary of the status of the Company’s options and warrants as of September 30, 2014 and 2013 and changes during the periods ended September 30, 2014 and 2013 is presented below:

Description	Warrant Shares	Exercise Price	Value if Exercised
Outstanding at 9/30/12	-	-	-
Granted	15,625	$16.00	$250,000
Exercised	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at 9/30/13	15,625	16.00	250,000
Granted	-	-	-
Exercised	5,625	16.00	90,000
Cancelled	-	-	-
Expired	10,000	16.00	160,000
Outstanding at 9/30/14	-	$-	$-

The warrants granted during the year ended September 30, 2013 were granted in connection with the a private placement offering whereby the Company is authorized to issue up to 16,250 units, with each unit consisting of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at an exercise price of $16.00 per share.  The units were sold for $16.00 per unit, resulting in total cash proceeds of $250,000.  The warrants were valued using the Black-Scholes Options Pricing Model using the following assumptions: dividend yield of -0-%, volatility of 86-693%, risk free rate of 0.12-0.18% and an expected term of 0.25 to one year.

F-54

During the year ended September 30, 2014 5,625 warrants were exercised at $16.00 per share, resulting in cash proceeds in the amount of $90,000. Additionally during the year ended September 30, 2014 10,000 warrants expired.

10.   INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net the loss before provision for income taxes for the following reasons:

	September 30,	September 30,
	2014	2013
Income tax expense at statutory rate	$(460,534)	$(579,000)
Common stock issued for services	246,533	161,262
Amortization	141,483	46,526
Impairment expense	2,557	-
Change in valuation allowance	69,961	371,212
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	September 30,	September 30
	2014	2013
NOL carryover	$(876,534)	$(416,000)
Valuation allowance	876,534	416,000
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $2,500,000 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

F-55

11.   DISCONTINUED OPERATIONS

On March 1, 2015, the Company sold ownership of Zaldiva Comics and Collectibles (“Zaldiva”) to Ms. Nicole Leigh, a former director of the Company, for $10,100. The assets sold consist of Zaldiva.com, Zaldiva.com Comics & Collectibles, Zaldiva Comics & Collectibles, and all of Zaldiva’s inventory and intellectual property.

As such, all assets, liabilities, revenues and expenses of the business have been presented as discontinued operations in the consolidated financial statements. A summary of the assets and liabilities as of September 30, 2014 and September 30, 2013 and revenues and expenses for the years ended September 30, 2014 and September 30, 2013 is as follows:

	September 30,	September 30,
	2014	2013
	$	$
Assets from Discontinued Operations
Bank Account	10,500	19,238
Deposits	2,285	2,285
Fixed Assets	14,157	13,714
Inventory	9,007	7,520
Total Assets	35,949	42,757

Liabilities from Discontinued Operations	-	-
Total Liabilities	-	-

	For the Years Ended September 30
	2014	2013
	$	$

Net Revenues	343,453	282,009
Cost of Sales	158,370	117,283
Gross Margin	185,083	164,726
Expenses
Compensation	114,370	93,909
Depreciation	4,476	2,141
General & Administrative	28,404	41,059
Total Expenses	147,250	137,109
Net Income from Discontinued Operations	37,833	27,617

F-56

12.   SUBSEQUENT EVENTS

On October 1, 2014 Robert Lees resigned as President and CEO and Roger Miguel who had served as Chief Operating Officer was appointed President and CEO.  Robert Lees remained in the company and on the Board of Directors.

On October 3, 2014 Robert Lees resigned as CFO and as Director.  Roger Miguel assumed the role of Interim CFO.  The Board of Director position was left vacant.

On November 10, 2014 the Company entered into an Independent Contractor Agreement with a third party, pursuant to which the Company issued 43,740 shares of common stock as an initial payment.

Subsequent to September 30, 2014 the Company issued an aggregate of 42,444,826 shares of common stock upon conversion of debts in the amount of $ 822,099.

The following resolution was duly adopted by the Board of Directors of the Company effective as of December 5, 2014: pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Company, which authorizes the issuance of up to twenty million (20,000,000) shares of preferred stock, par value $0.001 per share, and by the bylaws of the Company.

It was resolved that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the Company's Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series B Convertible Preferred Stock, par value $0.01 per share, which shall consist of Six Thousand Two Hundred and Fifty (6,250) shares of the twenty million (20,000,000) shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of each such class and series, and the qualifications, limitations and restrictions thereof. The Series B Convertible Preferred Stock shall be entitled to vote on all matters submitted to for a vote to holder of Common stock as if they held five hundred shares of Common stock for each share of Series B Preferred stock. The conversion price of the Series B Convertible Preferred Stock is $40.00 per share.

On December 3, 2014 the Company issued an aggregate of 1,925 shares of common stock to various individuals as compensation for services rendered. This payment was for the first two quarters.  Subsequently this program was terminated.

On December 8, 2014, the Company entered into a purchase agreement with Studioplex City, LLC, (”SC”) a Georgia based limited liability company and Jake Shapiro (“Shapiro”), the owner of all membership interests of SC. Pursuant to this agreement, the Company paid Shapiro $2.5 Million in the form of 6,250 Series B convertible preferred shares, which were issued to him on December 12, 2014. In return, the Company received 100% of the membership interests of SC.

F-57

As part of the purchase agreement, the Company has formed Studioplex City Acquisition Corp., as a wholly owned subsidiary of the Company. The closing shall take place through this subsidiary.

As a result of this transaction, Shapiro directly owns 67% of the voting securities of the Company, causing a change of control of the Registrant.

On December 8, 2014, the Company elected Shapiro as a director and Chairman of the Board of Directors of the Company.  Mr. Shapiro was formerly a director of Medient Studios, Inc. (now Moon River Studios, Inc.)

On February 8, 2014, the Company completed a 400:1 reverse stock split.  All references to common stock in these financial statements have been retroactively restated so as to account for the effects of this reverse-split.

On February 10, 2015, the Company acquired the lease of a 1,560 acre property located in Effingham County, Georgia from Moon River. The purchase price was $10,000,000 and 10,000,000 shares of FONU2 common stock.  Terms of the purchase agreement require that the FONU2 shares be registered and distributed to all Moon River shareholders as of record date February 10, 2015.  In addition to the lease, the Company has acquired certain intellectual property and trademarks associated with the project. The property has an independently appraised value in excess of $22,000,000.  Included under terms of the original lease, Memorandum of Understanding and supplemental agreement (i) the Company is responsible for an agreed amount of job creation and capital investment in the property, (ii) All property taxes for the property have been waived for the term of the lease, (iii) the property may be purchased at any time with no prepayment penalties,  (iv) at the end of the lease, the property may be purchased for $100. FONU2 has assumed the $10,000,000 note secured by the property. The note has an interest rate of zero percent with a 20 year term.

On February 12, 2014, 300,000 shares were issued to Roger Miguel and 73,500 shares were issued to an unrelated third party as a performance bonus.

On February 12, 2015, the Company acquired the worldwide distribution rights for the movie Yellow. Under terms of the agreement, FONU2 will receive, in addition to a profit share, a 10% (ten percent) distribution fee, and a 20% (twenty percent) return on all funds expended associated with the acquisition of the rights, print and advertising, marketing, and other expenses associated with the release of the movie. As consideration, FONU2 has committed to provide these costs and fees, along with the assumption of $540,000 of costs associated with the movie.

F-58

On February 15, 2015, the Company issued 4,300,000 shares to Dr. Yusuf Hameed upon his conversion of his three outstanding convertible notes.  These notes consist of an $90,000 convertible note with an 8% per annum interest dated 9/5/2014, a $50,000 convertible note with an 8% per annum interest rate dated 12/22/2014, and a $20,000 convertible note with an 8% per annum interest rate dated 12/31/2014. These notes were settled at a conversion price of $0.04 per share, resulting in the issuance of 4,000,000 common shares.  An additional 300,000 shares were issued as a negotiated settlement for the interest due on the notes. Dr. Hameed has agreed to a 12 month voluntary lockup provision on these shares.

On February 18, 2015, the Company issued 7,083,333 shares to Penny Marshall in payment of the equity portion of her director’s fee re the movie Effa, which totaled $425,000.  The shares were issued at a price of $0.06 per share.

On February 18, 2015, the Company issued 1,250,000 shares to Michael Mann in payment of the equity portion of his management fee re the movie Effa, which totaled $75,000.  The shares were issued at a price of $0.06 per share.

On February 27, 2015, the Company entered into a Rights Acquisition and Investment Agreement with Eagle Productions, LLC with a view toward the Company investing in, co-producing and exploiting the motion picture currently titled Effa to be produced by Eagle Productions. Under this agreement, the Company will acquire the worldwide distribution rights and will invest in the movie. The Company will be the sole and exclusive beneficiary of the worldwide exploitation rights of the picture for all purposes, in perpetuity. The Company will advance a portion of the budget of the picture, consisting of $10,000,000 in restricted common shares at a value of $0.06 per share. The Company agrees to file a Registration statement for these shares.

Once the Company has recouped its advance in full, the Company and Eagle Productions will share in the net profits of the film, with the Company to receive 99% and Eagle Productions to receive 1%.  All fees and costs of the Company are to be included in and payable from the budget of the picture. The Company is not liable for any loss should the transaction not proceed for any reason. However, the Company will bear the loss (if any) arising from the initial payment of $75,000 in regards to the director services of Penny Marshall, the issuance of stock (7,083,333 shares) in the value of $425,000 for the services of the director, the initial payment of $75,000 to Wendi Laski under the terms of her producing agreement, and the initial payment of $8,000 made to the writers of the screenplay.

On February 27, 2015, the Company issued 166,666,667 common shares at $0.06 per common share to Eagle Productions (which was originally formed by Jake Shapiro) to acquire the worldwide distribution rights for the film Effa, as described above.   Film Producer Wendi Laski has been appointed the managing director of Eagle Productions LLC.

On March 1, 2015, the Company sold ownership of Zaldiva Comics and Collectibles to Ms. Nicole Leigh, a former director of the Company, for $100 and the settlement of a $10,000 debt.  The assets sold consist of Zaldiva.com, Zaldiva.com Comics & Collectibles, Zaldiva Comics & Collectibles, and all of Zaldiva’s inventory and intellectual property.  The company was not profitable and was deemed by Management to no longer be a strategic fit for the Company.

F-59

On March 1, 2015, Nicole Leigh resigned as a director.

On March 1, 2015, the Company elected Joseph Giamichael as a director.  Mr. Giamichael will be the chairman of the audit committee.  Mr. Giamichael was formerly a director of Medient Studios, Inc. (now Moon River Studios, Inc.). Other than his experience in serving as a director of Medient, there have been no transactions between Mr. Giamichael and any related party, nor any material plans, contracts, or arrangements to which Mr. Giamichael is a party.

On March 1, 2015, the Company appointed Graham Bradstreet, as Chief Financial Officer.  His position will last for one year, and is renewable at the yearly shareholder meeting.

On March 1, 2015, the Company approved the change of its offices to 135 Goshen Rd. Ext., Suite 205, Rincon, GA 31326, with a monthly rent of $2,730.

On March 9, 2015, the Company engaged EquityGroups to conduct an investor campaign to increase the Company’s public awareness. The Company has agreed to pay $2,500 per month for the first three months increasing to $3,500 per month thereafter. The consultant may also earn up to 1M of common shares. From time to time, the Company intends to hire a variety of companies to increase public awareness.

On March 10, 2015, the Company announced that Ms. Alice P. Neuhauser has been appointed as Chief Operating Officer of the Company.

On March 26, 2015, the Board resolved that the Company issue 1,250,000 shares of unregistered and restricted common shares to Alex Warner in exchange for $50,000 of services.

On March 31, 2015, the Company announced that it had signed definitive agreements to acquire the assets of Applebox Productions. The acquisition is structured as an asset purchase consisting of lights, cameras, grip equipment, electrics, production vehicles, etc. The purchase price of One Million Dollars ($1,000,000) is being financed by a combination of traditional equipment loans and seller financing. The seller-financing note is both corporately guaranteed and personally guaranteed by Mr. Jake Shapiro, Chairman of the Board of the Company. Closing is expected to take place by mid May, 2015.

In the period to March 31, 2015, the Company issued a Long Term Note in the amount of $78,000. The Note matures 36 months after issue.

Subsequent to September 30, 2014, the Company issued $1,154,879 of Convertible Notes. The Convertible Notes have interest rates of between 8% and 12% and mature one year from the date of issue. The Convertible Notes are convertible between no days and 180 days. The discount on conversion ranges from 45% to 50% based on various share prices averaged over a number of days prior to the date of conversion or the date of notice of conversion.

13.   EMPLOYEE BENEFIT PLANS

During the years ended September 30, 2014 and 2013, there were no qualified or non-qualified employee pension, profit sharing, stock option, or other plans authorized for any class of employees.

F-60

10,000,000 Common Shares on behalf of the Selling Shareholders

Prospectus

FONU2 INC.

November 13, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$410.57
Printing and Engraving Expenses	$1,500.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$5,000.00
Miscellaneous	$800.00
TOTAL	$32,710.57

Item 14. Indemnification of Directors and Officers

The registrant shall indemnify any officer or director or any former officer or director, to the full extent permitted by law. We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the registrant and they had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the registrant or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

Period from July 1, 2012 to December 31, 2012

On July 5, 2012, the registrant issued 625 common shares to Feisty Peach, LLC in consideration of certain business planning, marketing and product design consulting services.

On August 7, 2012 and December 6, 2012, the registrant issued a total of 438 and 875 common shares, respectively to Jeffrey A. Olweean, Robert B. Lees and Nicole Leigh under the terms of their respective independent contractor agreement and executive employments agreements.

II-1

The common shares issued during the period from July 1, 2012 to December 31, 2012 were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Year Ended September 30, 2013

During the year ended September 30, 2013, the registrant issued 26,454 common shares for services valued at $474,301.

During the year ended September 30, 2013, the registrant issued 25,008 common shares for the conversion of notes payable and other debts in the amount of $214,259.

During the year ended September 30, 2013, the registrant issued 15,625 common shares for cash proceeds of $250,000. 15,625 warrants were issued with the common shares, which can be exercised at a price of $16.00 per common share.

During the year ended September 30, 2013, the registrant issued 3,750 common shares for prepaid services valued at fair market value of $255,000. The consulting services were provided for one year commencing August 1, 2013.

The common shares issued during the year ended September 30, 2013 were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Year Ended September 30, 2014

During the year ended September 30, 2014, the registrant issued 8,125 common shares for cash proceeds of $130,000.  The registrant issued an additional 5,625 common shares upon the exercise of warrants at $16.00 per share, resulting in cash proceeds in the amount of $90,000.

During the year ended September 30, 2014, the registrant issued an aggregate of 89,733 common shares for the conversion of $225,965 notes payable and 6,000 common shares for the conversion of other debts totaling $ 276,000. The conversion rates ranged from $0.52 to $27.08. The registrant recorded a gain on the conversion of other debts of $5,719.

On January 30, 2014, the registrant entered into an agreement with an unrelated public relations firm.  Pursuant to the agreement, the firm provided public relations services for the registrant for a term of six months.  As payment for these services, the registrant issued 1,250 common shares valued at fair market value of $24,600 on the agreement date, and issued an additional 1,750 common shares on May 2, 2014 at fair market value of $41,930 at the beginning of month four of the agreement term.

On April 4, 2014, the registrant issued 16,563 common shares to various individuals as consideration for services rendered. These common shares had a fair market value of $463,750.  In addition, the registrant agreed to issue an aggregate of 963 common shares per quarter to various individuals as compensation for services to be rendered.

II-2

On April 15, 2014, the registrant executed an engagement letter with a non-related third party entity to provide certain services in relation to a public offering of the registrant’s common stock.  Pursuant to the agreement, the firm will provide services for the registrant for a term of one year.  As payment for these services, the registrant issued 2,059 common shares valued at fair market value of $50,000 on the agreement date.

On April 22, 2014, the registrant issued 565 common shares to settle accounts payable from legal and professional services rendered.  The fair value of the shares issued was $14,338, no gain or loss was recorded on the settlement of accounts payable.

On April 22, 2014, the registrant issued 1,831 common shares with a fair value of $51,262 for consulting services rendered.

On April 25, 2014, the registrant issued 189 common shares with a fair value of  $5,000 for professional fees rendered.

On August 25, 2014, the registrant issued 10,000 common shares to a third party consulting entity as payment for a one-year consulting services contract.  The common shares were valued at $1.32 per common share, being the market value of the common shares on the date of issuance for an aggregate of $13,200.

On September 30, 2014, the registrant issued an aggregate of 963 common shares with a fair market value of $501, to various third parties as payment for consulting and administrative services rendered.

The common shares issued during the year ended September 30, 2014 were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Current Fiscal Year

During the nine months ended June 30, 2015, the registrant issued an aggregate of 45,240,647 common shares upon the conversion and partial conversion of $915,219 in convertible debts and notes payable.

In addition, during the nine months ended June 30, 2015, the registrant issued an aggregate of 373,500 common shares for $18,675 in services rendered, an aggregate of 10,000,000 common shares for $500,000 for part consideration of the acquisition of the economic interest in the lease of 1560 acres of property in Effingham, GA, and various intellectual property rights.

The registrant issued 8,333,333 common shares for $500,000 in part consideration for the directing services of Penny Marshall re: the motion picture Effa and a second motion picture to be determined. The registrant issued a further 166,666,667 of common stock in consideration of part financing the motion picture Effa.

II-3

On December 7, 2014, the registrant issued 6,250 Series B preferred shares in order to complete the acquisition of Studioplex City, LLC. The Series B preferred shares were valued at $400.00 per Series B preferred share. The Series B preferred shares are convertible into common shares at the option of the shareholder at the rate of ten common shares for every Series B preferred share.

On April 9, 2015, the registrant issued 1,250,000 common shares to Alex Warner in exchange for acquiring entertainment and potential consulting services valued at $50,000.

On April 9, 2015, the registrant issued to Union Enterprises, Inc. an aggregate total of 762,629 post-split common shares in consideration of Union’s partial conversion of the registrant’s outstanding eight percent (8%) convertible note dated March 9, 2015 in the original principal amount of $53,879.  The total principal converted during the period was $11,451.

On April 14, 2015, the registrant issued to Coventry Enterprises, LLC, an aggregate total of 8,000,000 post-split common shares in consideration of Coventry’s partial conversion of the registrant’s outstanding eight percent (8%) convertible note dated February 5, 2015 in the original principal amount of $450,000.  The total principal converted during the period was $100,800.

On April 15, 2015, the registrant issued to JMJ Financial, an aggregate total of 1,529,169 post-split common shares in consideration of JMJ’s partial conversions of the registrant’s outstanding $300,000 promissory note dated November 13, 2013, as amended.  The total principal converted during the period was $22,937.54.

On April 29, 2015, the registrant issued to Coventry Enterprises, LLC, an aggregate total of 8,000,000 post-split common shares in consideration of Coventry’s partial conversion of the registrant’s outstanding eight percent (8%) convertible note dated February 5, 2015 in the original principal amount of $450,000.  The total principal converted during the period was $80,000.

On May 11, 2015, the registrant issued 1,000,000 common shares to NFC Corp. in exchange for financial consulting services. As at the date of issue the stock so issued had a value of $21,500.

On June 1, 2015, the registrant issued 458,716 shares of common stock to Steve Bahlmann in exchange for services rendered as former CFO of the registrant. As at the date of issue the stock so issued had a value of $6,500.

On June 15, 2015, the registrant issued to Benchmark Advisory Partners LLC., a total of 2,000,000 post-split common shares in partial consideration for financial consulting and marketing advisory services.

On June 16, 2015, the registrant issued to FMW Media Works Corp., a total of 2,500,000 post-split common shares in partial consideration for financial consulting services.

On July 9, 2015, the registrant issued 500,000 common shares to Levelogic, Inc. in exchange for consulting services valued at $15,000.

II-4

On July 13, 2015, the registrant issued 1,000,000 common shares to Emerging Markets Consulting, LLC in exchange for consulting services. As at the date of issue, the stock so issued had a value of $30,000.

On July 13, 2015, the registrant issued 325,000 common shares to Meyers Associates LP in exchange for consulting services. As at the date of issue the stock so issued had a value of $9,750.

On July 13, 2015, the registrant issued 325,000 common shares to Gregory R Traina in exchange for consulting services. As at the date of issue, the stock so issued had a value of $9,750.

On August 8, 2015, the registrant issued 420,246 common shares to Union Capital on a partial conversion of a convertible note in the value of $5,201.

On August 19, 2015, the registrant issued 842,618 common shares to Union Capital on a partial conversion of a convertible note in the value of $10,427.

On August 19, 2015, the registrant issued 3,991,666 common shares to Coventry on a partial conversion of a convertible note in the value of $47,900.

On August 24, 2015, the registrant issued 6,250,000 common shares to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $42,500 ($0.0068 / share).

On August 25, 2015, the registrant issued 1,001,534 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,331.23 ($0.00732 / share).

On August 27, 2015, the registrant issued 2,068,966 common shares to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $12,000 ($0.0058 / share).

On September 1, 2015, the registrant issued 2,790,698 common shares to Vis Vires Group, Inc on a partial conversion of a convertible note in the value of $12,000 ($0.0043 / share).

On September 3, 2015, the registrant issued 3,011,178 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,347.27 ($0.00244 / share).

On September 3, 2015, the registrant issued 1,901,869 common shares to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,230.14 ($0.00275 / share).

On September 3, 2015, the registrant issued 5,172,414 common shares to Vis Vires Group, Inc. on a partial conversion of a convertible note in the value of $15,000.00 ($0.0029 / share).

On September 8, 2015, the registrant issued 2,486,957 common shares to Vis Vires Group, Inc. on a partial conversion of a convertible note in the value of $5720.00 ($0.0023 / share).

On September 8, 2015, the registrant issued 4,019,288 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,110.12 ($0.00177 / share).

On September 9, 2015, the registrant issued 3,662,035 common shares to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,236.71 ($0.00143 / share).

On September 10, 2015, the registrant issued 10,714,285 common shares to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $15,000.00 ($0.0014 / share).

On September 14, 2015, the registrant issued 3,366,666 common shares to JDF Capital, LLC on a partial conversion of a convertible note in the value of $10,100.00 ($0.00300 / share).

On September 17, 2015, the registrant issued 1,344,500 common shares to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $2,689.00 ($0.00200 / share).

On September 18, 2015, the registrant issued 8,250,618 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $7,046.03 ($0.00085 / share).

On September 18, 2015, the registrant issued 4,875,819 common shares to LG Capital, LLC on a partial conversion of a convertible note in the value of $4,163.95 ($0.00085 / share).

On September 18, 2015, the registrant issued 13,084,843 common shares to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $10,075.33 ($0.00077/ share).

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On September 22, 2015, the registrant issued 7,440,476 common shares to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $5,000.00 ($0.00067 / share).

On September 28, 2015, the registrant issued 10,000,000 common shares to JDF Capital, LLC on a partial conversion of a convertible note in the value of $5,400.00 ($0.00054 / share).

On September 29, 2015, the registrant issued 10,448,148 common shares to Rocwal Capital, LLC on a partial conversion of a convertible note in the value of $5,642.00 ($0.00054 / share).

On September 29, 2015, the registrant issued 10,506,162 common shares to Union Capital, LLC on a partial conversion of a convertible note in the value of $5,200.55 ($0.00049 / share).

On September 29, 2015, the registrant issued 13,000,000 common shares to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $6,435.00 ($0.00050 / share).

On October 6, 2015, the registrant issued 9,791,666 common shares to JDF Capital, LLC on a partial conversion of a convertible note in the value of $4,700.00 ($0.00048 / share).

On October 7, 2015, the registrant issued 8,000,000 common shares to CareBourn, LP on a partial conversion of a convertible note in the value of $3,168.00 ($0.00040 / share).

On October 12, 2015, the registrant issued 12,935,423 common shares to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $3,945.00 ($0.00030 / share).

On October 14, 2015, the registrant issued 15,871,844 common shares to LG Capital, LLC on a partial conversion of a convertible note in the value of $3,872.73 ($0.00024 / share).

On October 14, 2015, the registrant issued 19,754,153 common shares to CareBourn, LP on a partial conversion of a convertible note in the value of $4,266.89 ($0.00022 / share).

On October 21, 2015 the Company issued 21,500,000 shares of common stock to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $2,365.00 ($0.00011 / share).

On October 21, 2015 the Company issued 38,958,333 shares of common stock to Vis Vires Group Inc on a partial conversion of a convertible note in the value of $4,675.00 ($0.00012 / share).

On October 22, 2015 the Company issued 21,499,809 shares of common stock to Carebourn Capital, LP on a partial conversion of a convertible note in the value of $3,869.06 ($0.00018 / share).

On October 24, 2015, the registrant issued 43,791,667 common shares to Vis Vires Group Inc. on a partial conversion of a convertible note in the value of $5,255.00 ($0.00012 / share).

On October 27, 2015, the registrant issued 25,981,818 common shares to Coventry Enterprises, LLC on a partial conversion of a convertible note in the value of $2,858.00 ($0.00011 / share).

On October 27, 2015, the registrant issued 52,000,000 common shares to Vis Vires Group Inc. on a partial conversion of a convertible note in the value of $6,240.00 ($0.00012 / share).

On October 28, 2015, the registrant issued 25,810,824 common shares to Service Trading Company LLC on a partial conversion of a convertible note in the value of $3,148.92 ($0.00012 / share).

On October 30, 2015, the registrant issued 52,000,000 common shares to Vis Vires Group Inc on a partial conversion of a convertible note in the value of $6,240.00 ($0.00012 / share).

On November 9, 2015, the registrant cancelled the 166,666,667 common shares that were previously issued on February 27, 2015 and being held for the benefit of Eagle Productions, LLC.

On November 11, 2015 the registrant issued 35,295,389 common shares to Carebourn Capital, LP on a partial conversion of a convertible note in the value of $2,117.72 ($0.00006 / share).

On November 12, 2015 the registrant issued 55,000,000 common shares to Magna Equities II, LLC on a partial conversion of a convertible note in the value of $3,300.00 ($0.00006 / share).

On November 12, 2015 the registrant issued 20,451,695 common shares to Service Trading Company LLC on a partial conversion of a convertible note in the value of $1,147.55 ($0.00006 / share).

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The common shares issued during the current fiscal year were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

EXHIBIT NO.	DESCRIPTION	FILED WITH	DATE FILED
3.1	Articles of Incorporation	Form 10 SB 12G	February 28, 2002
3.2	Certificate of Amendment	Form 10 SB 12G	February 28, 2002
3.3	Certificate of Amendment	Form 8-K	September 17, 2004
3.4	Certificate of Amendment	Form 8-K	August 24, 2010
3.5	Certificate of Amendment	Form 8-K	April 12, 2012
3.6	Bylaws	Form 10 SB 12G	February 28, 2002
4.01	Common Stock Purchase Warrant	Form 8-K	June 8, 2015
5	Consent and Opinion of J.M. Walker & Associates regarding the legality of the securities being registered
10.1	Warrant Amendment Agreement	Form 8-K	October 2, 2009
10.2	Investment Banking and Advisory Agreement	Form 8-K	November 20, 2009
10.3	Placement Agreement	Form 8-K	November 20, 2009
10.4	Securities Purchase Agreement	Form 8-K	May 10, 2010
10.5	Convertible Promissory Note with Asher	Form 8-K	May 10, 2010
10.6	Amendment to Asher Convertible Promissory Note	Form 8-K	September 14, 2010
10.7	Agreement and Plan of Reorganization	Form 8-K	March 6, 2012
10.8	Jeffrey Pollitt Executive Employment Agreement	Form 8-K	March 29, 2012
10.9	Robert Lees Executive Employment Agreement	Form 8-K	March 29, 2012
10.10	Nicole Leigh Executive Employment Agreement	Form 8-K	March 29, 2012
10.11	Mark Simpson Executive Employment Agreement	Form 8-K	March 29, 2012
10.12	William Lavenia Independent Contractor Agreement	Form 8-K	March 29, 2012
10.13	Jeff Olweean Independent Contractor Agreement	Form 8-K	March 29, 2012
10.14	Redemption Agreement with HMBL Trust	Form 8-K	October 24, 2012
10.15	Securities Purchase Agreement with Asher	Form 8-K	March 19, 2013
10.16	Convertible Promissory Note with Asher	Form 8-K	March 19, 2013
10.17	Securities Purchase Agreement with Asher	Form 8-K	July 1, 2013
10.18	Convertible Promissory Note with Asher	Form 8-K	July 1, 2013
10.19	Consulting Agreement with EquityGroups, LLC	Form 8-K	August 13, 2013
10.20	Securities Purchase Agreement with Asher	Form 8-K	November 19, 2013
10.21	Convertible Promissory Note with Asher	Form 8-K	November 19, 2013
10.22	Securities Purchase Agreement with Asher	Form 8-K	January 31, 2014
10.23	Convertible Promissory Note with Asher	Form 8-K	January 31, 2014
10.24	Agreement with Maximum Performance Advisors	Form 8-K	February 3, 2014
10.25	Asset Purchase Agreement	Form 8-K	December 12, 2014
10.26	Lease Purchase & Assignment Agreement	Form 8-K	February 10, 2015
10.27	Agreement re Worldwide Rights Acquisition and Investment	Form 8-K	March 3, 2015
10.28	Secured Promissory Note	Form 8-K	June 8, 2015
10.29	Pledge and Security Agreement	Form 8-K	June 8, 2015
10.30	Purchase and Sale Agreement between Apple Box Productions, Inc. and Studioplex City Rentals, LLC	Form 8-K	July 8, 2015
10.31	Promissory Notefrom Studioplex City Rentals, LLC to Apple Box Productions, Inc.	Form 8-K	July 8, 2015
10.32	Security Agreement between Apple Box Productions, Inc. and Studioplex City Rentals, LLC	Form 8-K	July 8, 2015
10.33	Term Promissory Note from Studioplex City Rentals, LLC to LOE Terms Solution, LLC	Form 8-K	July 8, 2015
10.34	Mammoth Settlement Agreement	Form 8-K	October 30, 2015
10.35	Magna Yellow Distribution Agreement	Form 8-K	October 30, 2015
10.36	Memorandum of Understanding with Effingham County Industrial Development Authority	Form 8-K	October 30, 2015
10.37	Mutual Release Agreement between Studioplex City, LLC, a Georgia corporation, Nutmeg Productions, Inc. and Parkway Productions, Inc. dated November 4, 2015	Form 8-K	November 6, 2015
10.38	Mutual Release Agreement between registrant and Eagle Productions, LLC, a Georgia corporation, dated November 9, 2015	Form 8-K	November 9, 2015
11	Statement of Computation of Per Share Earnings – This Computation appears in the Financial Statements
23.1	Consent of MaloneBailey, LLP, a Certified Public Accountant

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Item 17. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rincon, State of Georgia, on November 13, 2015.

FONU2 Inc.

By:	/s/ Roger Miguel
Roger Miguel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Roger Miguel	November 13, 2015
Roger Miguel
Chief Executive Officer
Director

/s/ Graham Bradstreet	November 13, 2015
Graham Bradstreet
Chief Financial Officer/Controller

/s/ Jake Shapiro	November 13, 2015
Jake Shapiro
Chairman of the Board

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